    As filed with the Securities and Exchange Commission on May 12, 1998


                                               Registration No. 333-51045

                                            Post-Effective Amendment No. 1 to
                                           Registration Statement No. 33-84840


                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               Amendment No. 1


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                              -------------------

                          AMERICAN EXPRESS MASTER TRUST
                            (Issuer of Certificates)


       AMERICAN EXPRESS                        AMERICAN EXPRESS RECEIVABLES
         CENTURION BANK                           FINANCING CORPORATION

  Utah               13-3256118              Delaware             13-3632012

(State or Other    (I.R.S. Employer          (State or Other   (I.R.S. Employer
Jurisdiction of   Identification Number)   Jurisdiction of     Identification
Incorporation or                            Incorporation        Number)
Organization)                              or Organization)

6985 Union Park Center                                World Financial Center
Midvale, Utah 84047                                      200 Vesey Street
(801) 565-5000                                       New York, New York 10285
                                                         (212) 640-2000

                   (Originators of the Trust Described Herein)
             (Exact Names of Registrant as Specified in its Charter)




                                 (212) 640-2000
       (Address, Including Zip Code, and Telephone Number, Including Area
             Code, of each Registrant's Principal Executive Offices)

                             LOUISE M. PARENT, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AMERICAN EXPRESS COMPANY
                             World Financial Center
                                200 Vesey Street
                            New York, New York 10285
                                 (212) 640-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   Copies to:

   ROBERT D. KRAUS, ESQ.                          CAMERON L. COWAN, ESQ.
  CAROL V. SCHWARTZ, ESQ.                   ORRICK, HERRINGTON & SUTCLIFFE LLP
       Group Counsel                                Washington Harbour
 AMERICAN EXPRESS COMPANY                           350 K Street, N.W.
  World Financial Center                          Washington, D.C. 20007
     200 Vesey Street             (202) 339-8400
 New York, New York 10285
      (212) 640-2000

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

         If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum        Proposed Maximum         Amount of
   Title of Securities to be       Amount to be     Aggregate Price Per      Aggregate Offering      Registration
          Registered                Registered         Certificate(1)               Price                 Fee(2)
   -------------------------       ------------     -------------------      ------------------      -------------
   Asset Backed Certificates        $3,000,000,000        100%                $3,000,000,000         $885,000



(1) Estimated solely for the purpose of calculating the registration fee.

(2) $295 was paid on April 27, 1998

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to $350,000,000 of unissued Asset Backed Certificates registered under Registration Statement No. 33-84840 and this Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-84840. A filing fee of $70,000 was paid with Registration Statement No. 33-84840 in connection with such unissued Asset Backed Certificates.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold without the delivery of a final Prospectus and accompanying Prospectus Supplement. This Prospectus and accompanying Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     SUBJECT TO COMPLETION, DATED [o], 1998

PROSPECTUS

AMERICAN EXPRESS MASTER TRUST
Accounts Receivable Trust Certificates

American Express Receivables Financing Corporation and
American Express Centurion Bank,
as Transferors

American Express Travel Related Services Company, Inc.
as Servicer

         The Accounts Receivable Trust Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more Series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will evidence an undivided interest in the American Express Master Trust (the "Trust"), a trust that has been formed pursuant to the Amended and Restated Master Pooling and Servicing Agreement among American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion Bank"), as transferors (each, a "Transferor"), American Express Travel Related Services Company, Inc. ("TRS"), as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (in such capacity, the "Trustee"). The assets of the Trust include, receivables (the "Receivables") generated from time to time in a portfolio of designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) accounts, or other card accounts (the "Designated Accounts"), all monies due or to become due in respect of the Receivables (including, without limitation, amounts owing for the payment of merchandise and services and, unless

                                            (cover sheet continued on next page)

                                -----------------

         Potential investors should consider, among other considerations, the information set forth in the sections entitled "Risk Factors" commencing on page [o] herein and in the related Prospectus Supplement.


                                -----------------

THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF AND WILL NOT BE GUARANTEED BY RFC, CENTURION BANK, TRS, AMERICAN EXPRESS COMPANY OR ANY AFFILIATE THEREOF.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Certificates may be sold directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferors from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferors associated with the issuance and distribution of such Certificates. See "Underwriting."

         This Prospectus may not be used to consummate sales of any Series of Certificates unless accompanied by the related Prospectus Supplement.

                    The date of this Prospectus is [o], 1998.

(continued from previous page)

otherwise specified in the related Prospectus Supplement, annual membership fees and certain other administrative fees and charges, and recoveries on charged-off Receivables), any Receivables in accounts added to the Trust from time to time, moneys on deposit in certain accounts of the Trust and all of the right, title and interest of the Transferor in the related RFC Receivable Purchase Agreement. See "Description of the Certificates and the Agreement-General." The Transferors will initially own the remaining undivided interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, TRS will service the related Receivables.


         The American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) are charge cards, not credit cards that provide for a revolving line of credit. Therefore, except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts," the Receivables that originate in the Designated Accounts are payable in full each month, and balances of the Designated Accounts are not subject to a monthly finance charge. Therefore, unless otherwise specified in the related Prospectus Supplement, a portion of the collections on the Receivables in the Designated Accounts received in any Due Period equal to the product of the aggregate amount of such collections and the Yield Factor will be treated as Yield Collections and will be used, among other things, to pay interest on the Certificates. The remainder of such collections will be treated as Principal Collections and will be used to pay principal on the Certificates. The Yield Factor is equal to 3.0% under the Agreement. The Transferors have the ability, with certain restrictions, to change the Yield Factor. See "Summary--Yield Factor; Collections."

         Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or another type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, an interest rate cap, a tax protection agreement, an interest rate swap, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, the use of cross support features, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

         While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates;
(g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates are issued, monthly unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates and the Agreement--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Copies of such reports may be obtained by owners of beneficial interests in the Certificates ("Certificate Owners") upon written request to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Division. The Servicer will file with the Securities and Exchange Commission (the "Commission") such reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                              AVAILABLE INFORMATION

         This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10008; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer will file with the Commission such periodic reports, if any, with respect to the

Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a party of this Prospectus.

         The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to American Express Travel Related Services Company, Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10048, Attention: Secretary. Telephone requests for such copies should be directed to (212) 640-5583.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms which are used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. See "Glossary for Prospectus" and "Glossary for Prospectus Supplement". Unless the context otherwise requires, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Security............................    Accounts Receivable Trust Certificates (the "Certificates").

The Trust...................................    American Express Master Trust (the "Trust"), a trust created under the Amended and Restated Master Pooling and Servicing Agreement,
                                                  dated as of [o], 1998, as the same may be amended, supplemented or otherwise modified from time to time (together with any assignment of Receivables in Additional Accounts entered into pursuant thereto, the "Agreement") among the Servicer, the Transferors and the Trustee. The Trust was created as a master trust under which one or more Series will be issued pursuant to a series supplement to the Agreement (each, a "Series Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this
                                                  Prospectus. The Certificates will represent undivided interests in the Trust. Each Prospectus Supplement will identify the Trust and all Series previously issued by such Trust.

The Transferors.............................    American Express Receivables Financing Corporation, a Delaware
                                                  corporation ("RFC"), and American Express Centurion Bank, a
                                                  Utah-chartered industrial loan company ("Centurion Bank"), are the transferors of the Receivables. RFC is a wholly owned,
                                                  limited-purpose subsidiary of American Express Travel Related
                                                  Services Company, Inc. ("TRS"), a New York corporation that, in turn, is a wholly owned subsidiary of American Express Company.
                                                  Centurion Bank is also a wholly owned subsidiary of TRS. The
                                                  Receivables transferred to the Trust by RFC are purchased by it from TRS, the owner of the Designated Accounts in which such
                                                  Receivables arise. The Receivables transferred to the Trust by
                                                  Centurion Bank will arise in Designated Accounts that are owned by
                                                  Centurion Bank.

Trustee.....................................    The Bank of New York, unless otherwise specified in the related
                                                  Prospectus Supplement.

Trust Assets................................    The assets of the Trust include receivables consisting of amounts charged by cardmembers for merchandise and services, and, unless otherwise specified in the related Prospectus Supplement, all annual membership fees and certain other administrative fees billed to Cardmembers (the "Receivables") arising from time to time in certain designated American Express(R)Card, American
                                                  Express(R)Gold Card and Platinum Card(R)* Accounts owned by TRS or
                                                  Centurion Bank or, if specified in a related Prospectus
                                                  Supplement, in certain other designated card accounts described in such Supplement (the "Designated Accounts"), funds collected or to be collected from Cardmembers in respect of the Receivables
                                                  (including recoveries on charged-off Receivables ("Recoveries")), monies on deposit in certain accounts of the Trust, all of the
                                                  Transferors' respective right, title and interest in the related
                                                  RFC Receivable Purchase Agreement, payments made in respect of any
                                                  Enhancement issued with respect to any particular Series or Class, or other assets, as described in the related Prospectus
                                                  Supplement. See "Domestic Consumer Charge Card Business." The term
                                                  "Enhancement" means, with respect to any Series or Class thereof, any letter of credit, maturity guaranty facility, cash collateral account, cash collateral guaranty, collateral interest, tax protection agreement, interest rate swap, interest rate cap, surety bond, guaranteed rate agreement, insurance policy, spread account, reserve account, subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other contract or agreement for the benefit of Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series to any other
                                                  Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

                                                TRS has sold to RFC, and RFC has conveyed to the Trust, all of TRS'
                                                  right, title and interest in and to the Receivables existing and arising in the Designated Accounts owned by TRS from time to time until the


----------
* American Express and Platinum Card are registered trademarks of American Express Company.

                                                  termination of the Trust and, when added, all of TRS' right, title and interest in and to the Receivables arising in the Additional
                                                  Accounts owned by TRS. Centurion Bank will convey to the Trust all of Centurion Bank's right, title and interest in and to the
                                                  Receivables existing and arising in the Designated Accounts owned by Centurion Bank from time to time until the termination of the
                                                  Trust and, when added, all of Centurion Bank's right, title and interest in and to the Receivables arising in the Additional
                                                  Accounts owned by Centurion Bank. See "Description of the RFC
                                                  Receivable Purchase Agreement."

The Designated Accounts.....................    The Designated Accounts met and will meet, as applicable, the criteria for eligibility provided in the Agreement applied as of the date specified in the Agreement (the "Selection Date"). Unless otherwise specified in the related Prospectus Supplement, the
                                                  Designated Accounts include and will include all related accounts that are originated as a result of (a) the Card with respect to a
                                                  Designated Account being lost or stolen or (b) the conversion of a
                                                  Designated Account into another type of Eligible Account, in each case which satisfies certain conditions set forth in the
                                                  Agreement.

                                                In addition, the Agreement provides that the Transferors have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate additional Eligible
                                                  Accounts to be included as Designated Accounts (the "Additional
                                                  Accounts") and to convey to the Trust all of the Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created.

                                                Further, the Agreement provides that the Transferors have the right
                                                  (subject to certain limitations and conditions) to accept removal of certain Designated Accounts designated by the Transferors from the Trust (the "Removed Accounts") and accept the conveyance of all of the Receivables in the Removed Accounts, whether such
                                                  Receivables are then existing or thereafter created.

The Receivables.............................    The Receivables consist of amounts charged on the Designated Accounts for merchandise and services


                                                  and, unless otherwise specified in the related Prospectus
                                                  Supplement, all annual membership fees and certain other
                                                  administrative fees billed to the Designated Accounts on and after the date (the "Cut Off Date") specified in the related Prospectus
                                                  Supplement. The Designated Accounts have been and will be selected based on criteria provided in the Agreement and described in the related Prospectus Supplement as applied on the Selection Date specified in the related Prospectus Supplement and, with respect to Additional Accounts, if any, on such subsequent dates specified in the Agreement and described in the related Prospectus
                                                  Supplement.

                                                All new Receivables arising in the Designated Accounts (including in any Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of Receivables in the Trust will fluctuate as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

Yield Factor; Collections...................    Except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card
                                                  Business-Collection Efforts," the Receivables that originate in the Designated Accounts are not subject to a monthly finance charge, and, therefore, it will be necessary to treat a portion of the collections on the Receivables in the Designated Accounts received in any Due Period (as such term is defined below) as
                                                  "yield" to the Trust. This yield will equal the product of the aggregate amount of such collections (including any payments made by the Transferors in respect of any Recovery Arrangements, any
                                                  Ineligible Receivables or any Adjustments and payments made by the
                                                  Servicer in connection with the breach by it of certain covenants)
                                                  and the Yield Factor. Such collections will be treated as Yield
                                                  Collections. The remainder of such collections will be treated as
                                                  Principal Collections (Principal Collections and Yield Collections
                                                  are collectively sometimes referred to herein as "Collections").
                                                  Unless otherwise specified in the related Prospectus Supplement,
                                                  Recoveries will not be considered Collections but will instead be utilized as an offset to Defaulted Receivables. The "Yield Factor"
                                                  of the Trust is currently equal to 3.0% under the Agreement, and, subject to certain limitations, may be changed from time to time thereafter by the Transferors. See "Risk Factors--Ability to
                                                  Change Yield Factor."

                                                The "Due Period" means, unless otherwise provided in a Prospectus
                                                  Supplement, with respect to each Distribution Date, (i) prior to the May 1998 Distribution Date, the period from and including the first day of a calendar month and ending at the close of business on the last day of such calendar month, (ii) for the June 1998
                                                  Distribution Date, the period from and including May 1, 1998 to and including May 27, 1998, and (iii) commencing with the
                                                  July 1998 Distribution Date, the period (a) from and including the day following the last day of the eighth billing cycle applicable to the Accounts ending during the second preceding calendar month (b) to and including the last day of the eighth billing cycle applicable to the Accounts ending in the calendar month immediately preceding the month in which each Distribution
                                                  Date shall occur; provided, however, that the Initial Due
                                                  Period with respect to any Series will commence on the Closing
                                                  Date with respect to such Series.


Description of the Certificates.............    Payments received on the Trust's assets will be allocated among the Certificateholders of all outstanding Series issued by the
                                                  Trust (the "Certificateholders' Interest") and the interest of the
                                                  Transferors (the "Transferor Interest").

                                                Each Series of Certificates will evidence undivided interests in the assets of the Trust and will represent the right to receive from the Trust Assets (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be a fixed rate, a floating rate or another type of rate and (ii) (a) payments of principal during the Controlled Amortization Period, the Early
                                                  Amortization Period or the Rapid Amortization Period (each, an
                                                  "Amortization Period"), as specified in the related Prospectus
                                                  Supplement or (b) deposits of principal into the Principal
                                                  Funding Account during the Controlled Accumulation Period or the
                                                  Early Accumulation Period (each an "Accumulation Period") as specified in the related Prospectus Supplement.

                                                Each Series of Certificates will consist of one or more Classes, one or more of which may be Senior Certificates ("Senior
                                                  Certificates") and one or more of which may be Subordinated
                                                  Certificates ("Subordinate Certificates"). Each Class of a Series
                                                  may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates,

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                                       9

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
                                                  maturity, interest rates, interest rate computation, and
                                                  availability and form of Enhancement.

                                                The assets of the Trust will be allocated among the
                                                  Certificateholders of each Series and the holder of the
                                                  Exchangeable Transferor Certificate. The aggregate principal amount of the interest of the Certificateholders of a Series is referred to herein as the "Invested Amount." The aggregate principal amount of the interest of the holder of the Exchangeable
                                                  Transferor Certificate is referred to herein as the "Transferor
                                                  Amount." See "Description of the Certificates--General."

                                                The Certificateholders' Interest will include the right to receive
                                                  (but only to the extent needed to make required payments under the
                                                  Agreement and the related Series Supplement and subject to any reallocation of such amounts if the Series Supplement so provides)
                                                  varying percentages of Yield Collections and Principal Collections during each Due Period. In addition, a varying percentage of
                                                  Defaulted Receivables will be allocated to the Certificateholders'
                                                  Interest. Such varying percentages are referred to collectively herein as the "Invested Percentage." The Prospectus Supplement
                                                  related to each Series will specify the Invested Percentages with respect to the allocation of collections of Yield Collections,
                                                  Principal Collections and Defaulted Receivables during the
                                                  Revolving Period, any Amortization Period and any Accumulation
                                                  Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the
                                                  Certificates--Allocation Percentages" and "Pay Out Events."

                                                The Certificates of each Series will represent undivided interests in the Trust only and will not represent interests in or recourse obligations of and will not be guaranteed by RFC, Centurion Bank, the Servicer, American Express Company or any affiliate thereof.

                                                The principal amount of the Transferor Interest will fluctuate as the amount of the Receivables held by the Trust changes from time to time. Further, the Transferors may tender the certificate which represents
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
                                                  the Transferor Interest (the "Exchangeable Transferor Certificate")
                                                  or, if provided in the related Series Supplement, certificates representing any Series of certificates and the Exchangeable
                                                  Transferor Certificate, to the Trustee and, upon satisfying certain other terms and conditions, cause the Trustee to issue one or more new Series, as described in "Description of the
                                                  Certificates--Exchanges." Any Exchange involving only the tender of the Exchangeable Transferor Certificate to the Trustee will have the effect of decreasing the Transferor Interest.

Interest....................................    Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the
                                                  Prospectus Supplement related to such Series will accrue at a per annum rate equal to the Certificate Rate specified in such
                                                  Prospectus Supplement and be distributed to Certificateholders of such Series or Class thereof in amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in such Prospectus Supplement) (each an "Interest Payment Date"), specified in such Prospectus Supplement. Interest payments on each
                                                  Distribution Date will be funded from Yield Collections allocated to the Certificateholders' Interest during the preceding Due
                                                  Period, as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related
                                                  Prospectus Supplement. If the Interest Payment Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such
                                                  Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or
                                                  Class, all as described in the related Prospectus Supplement. See
                                                  "Description of the Certificates--General" and "--Distributions

                                                  from the Collection Account."

Principal...................................    The principal of the Certificates of each Series offered hereby will be scheduled to be paid commencing on a date specified in the
                                                  Prospectus Supplement related to such Series (the "Principal
                                                  Commencement Date") either in installments, in which case such
                                                  Series may have a Controlled Amortization Period, as described
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
                                                  below, or in one full payment on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"),
                                                  in which case such Series may have a Controlled Accumulation
                                                  Period, as described below, or on each Interest Payment Date after the Principal Commencement Date to the extent of available
                                                  Principal Collections, in which case such Series will have a Rapid
                                                  Amortization Period as described below. If a Series has more than one Class of Certificates, a different method of paying principal, and a different Principal Commencement Date or Expected Final
                                                  Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement
                                                  Date or Expected Final Payment Date if a Pay Out Event occurs and either the Early Amortization Period or the Early Accumulation
                                                  Period commences with respect to such Series or Class or under certain other circumstances described in the Prospectus Supplement related to such Series. The final principal payment with respect to the Certificates of a Series or Class may also be made later than the Expected Final Payment Date.

The RFC Receivable Purchase
Agreement...................................    RFC, as purchaser, has entered into a RFC Receivable Purchase
                                                  Agreement, dated as of June 30, 1992, as amended from time to time, with TRS, as seller (together with any supplements thereto or assignments of Receivables in Additional Accounts entered into pursuant thereto, "RFC Receivable Purchase Agreement"). Pursuant to the RFC Receivable Purchase Agreement, TRS has sold or will sell, as applicable, to RFC all of TRS' right, title and interest in and to the Receivables existing in the Designated Accounts owned by TRS and referred to in the RFC Receivable Purchase
                                                  Agreement on the Cut Off Date specified in the RFC Receivable
                                                  Purchase Agreement and arising from time to time thereafter and, when added to the Trust assets, the Receivables existing in any
                                                  Additional Accounts on the related Additional Account Cut Off Date and arising from time to time thereafter. RFC, in turn, has transferred or will transfer, as applicable, to the Trust, pursuant to the Agreement, those Receivables purchased by it from

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                                       12

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
                                                  TRS. RFC has assigned to the Trust all of its right, title and interest in and to such Receivables and all of its rights under the RFC Receivable Purchase Agreement. See "Description of the RFC
                                                  Receivable Purchase Agreement."

Exchanges...................................    The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of certificates which may be in one or more classes and which will be transferable and have the characteristics described below and (ii) the Exchangeable
                                                  Transferor Certificate, which initially will be held by the
                                                  Transferors and which will be transferable only as provided in the
                                                  Agreement. Pursuant to any one or more Series Supplements to the
                                                  Agreement, the holder of the Transferor Certificate may tender the
                                                  Exchangeable Transferor Certificate or, if permitted by the applicable Series Supplement, certificates representing any Series of certificates (which may include Series offered pursuant to this
                                                  Prospectus) and the Exchangeable Transferor Certificate, to the
                                                  Trustee in exchange for one or more new Series (which may include
                                                  Series offered pursuant to this Prospectus) and a reissued
                                                  Exchangeable Transferor Certificate (any such tender, an
                                                  "Exchange"). Under the Agreement, the Transferors may define, with respect to any Series, the Principal Terms of the Series. See
                                                  "Description of the Certificates--Exchanges". The Transferors may
                                                  offer any Series to the public or other investors under a
                                                  prospectus or other disclosure document (a "Disclosure Document")
                                                  in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the
                                                  "Act") or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                                                Unless otherwise specified in the related Prospectus Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Series Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be
                                                  characterized either as indebtedness or an interest in a
                                                  partnership for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax

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                                       13
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
                                                  characterization of any outstanding Series, (iii) if required by the related Series Supplement, a form of Enhancement and any

                                                  Agreement, (iv) written confirmation from the applicable Rating
                                                  Agency that the Exchange will not result in the Rating Agency reducing or withdrawing its rating on any then-outstanding Series rated by it, and (v) the existing Exchangeable Transferor
                                                  Certificate and, if applicable, the certificates representing the
                                                  Series to be exchanged.

Registration of the
   Certificates.............................    Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry form only and will initially be represented by one or more Certificates registered in name of Cede as the nominee of The Depository Trust
                                                  Company ("DTC"). A Certificate Owner will not be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to Certificateholders shall refer to Certificate
                                                  Owners, except as otherwise specified herein. See "Description of the Certificates--Definitive Certificates."

Clearance and Settlement....................    Unless otherwise provided in the related Prospectus Supplement,
                                                  Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or
                                                  CEDEL or Euroclear (in Europe). Transfers within DTC, CEDEL or
                                                  Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through depositories for CEDEL or
                                                  Euroclear, on the other, will be effected in DTC through the relevant depositories of CEDEL and Euroclear. See "Description of the Certificates and the Agreement--Book-Entry Registration" and
                                                  "Annex I" hereto.

Revolving Period............................    Unless otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal
                                                  Commencement Date or the Expected Final Payment Date with respect

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
                                                  to such Series or Class, as described below or, upon the
                                                  occurrence of a Pay Out Event which results in an Early
                                                  Amortization Period, on the first Special Payment Date. For each
                                                  Due Period during the period beginning on the date of issuance of the related Series (the "Closing Date") and ending on the day prior to the day on which any Amortization Period, or any
                                                  Accumulation Period commences (the "Revolving Period"), all
                                                  Principal Collections otherwise allocable to the Certificateholders'

                                                  Interest generally will be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest or treated as
                                                  Excess Principal Collections and paid to the holders of other
                                                  Series of Certificates, as described herein and in the related
                                                  Prospectus Supplement. See "Description of the Certificates--Pay
                                                  Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to its scheduled ending date.

Controlled Amortization Period..............    If the Prospectus Supplement relating to a Series so specifies, unless and until a Pay Out Event shall have occurred with respect to such Series, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled
                                                  Amortization Period") during which Principal Collections allocable to the Certificateholders' Interest of such Series (and certain other amounts if so specified in the related Prospectus
                                                  Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the
                                                  Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be
                                                  distributed on any Distribution Date during the Controlled
                                                  Amortization Period will be limited to an amount (the "Controlled
                                                  Distribution Amount") equal to an amount specified in the related
                                                  Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates
                                                  (together with the Controlled Distribution Amount, the "Controlled
                                                  Amortization Amount"). If a Series has more than one Class of
                                                  Certificates, each Class may have a separate Controlled
                                                  Amortization Amount. In addition, the related Prospectus
                                                  Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related

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                                                  Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) the
                                                  commencement of the Early Accumulation Period, (c) payment in full of the Invested Amount of such Series or Class and (d) the Series
                                                  Termination Date with respect to such Series.

Controlled Accumulation Period..............    If the Prospectus Supplement relating to a Series so specifies, unless and until a Pay Out Event has occurred, the Certificates of such Series will have an accumulation period (the "Controlled
                                                  Accumulation Period") during which Principal Collections allocable to the Certificateholders' Interest of such Series (and certain other amounts if so specified in the related Prospectus
                                                  Supplement) up to an amount (the "Controlled Deposit Amount")

                                                  equal to an amount specified in the related Prospectus Supplement plus any existing controlled accumulation shortfall arising from prior Distribution Dates (together with the Controlled Deposit
                                                  Amount, the "Controlled Accumulation Amount"), will be deposited on each Distribution Date in a Trust account to be established in the name of the Trustee for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account"). Any
                                                  Principal Collections allocated to the Certificateholders'
                                                  Interest in excess of amounts required to be deposited in the
                                                  Principal Funding Account during the Controlled Accumulation
                                                  Period may be treated as Excess Principal Collections. See
                                                  "Description of the Certificates--Distributions from the
                                                  Collection Account." If a Series has more than one Class of
                                                  Certificates, each Class may have a separate Principal Funding
                                                  Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such
                                                  Principal Funding Accounts. The Controlled Accumulation Period
                                                  will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of
                                                  (a) the commencement of the Early Amortization Period, (b) the commencement of the Early Accumulation Period, (c) payment in full of the Invested Amount of such Series or Class and (d) the Series
                                                  Termination Date with respect to such Series. If specified in the related Prospectus Supplement, the Servicer may, based on

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
                                                  the payment rate on the Receivables and the amount of principal distributable to Certificateholders of all outstanding Series issued by the Trust, postpone the commencement of the Controlled
                                                  Accumulation Period.

                                                Funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of the Controlled
                                                  Accumulation Period with respect to a Series of Certificates, such
                                                  Series may be subject to a principal maturity guaranty or other similar arrangement. See "Description of the
                                                  Certificates--Principal Payments."

Rapid Amortization Period...................    If the Prospectus Supplement relating to a Series so specifies, during the period from the Principal Commencement Date with respect to such Series to the earliest of the date on which the
                                                  Invested Amount of such Series and the Enhancement Invested

                                                  Amount, if any, with respect to such Series have been paid in full or the related Series Termination Date (the "Rapid Amortization
                                                  Period"), Principal Collections allocable to the
                                                  Certificateholders' Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date with respect to such
                                                  Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization
                                                  Period with respect to a Series, distributions of principal to
                                                  Certificateholders will not be limited to any maximum amount.

Early Amortization Period...................    If the Prospectus Supplement relating to a Series so specifies, during the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred with respect to a Series to the earlier of the date on which the Invested Amount of such
                                                  Series and the Enhancement Invested Amount, if any, with respect to such Series, have been paid in full or the related Series
                                                  Termination Date (the "Early Amortization Period"), Principal
                                                  Collections

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                                                  allocable to the Certificateholders' Interest will no longer be reinvested in the Trust or otherwise used to maintain the
                                                  Certificateholders' Interest or held in the Principal Funding
                                                  Account, but instead will be distributed as principal payments to the Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date (which will be the first
                                                  Distribution Date following the Due Period in which a Pay Out
                                                  Event occurs or is deemed to have occurred). In addition, unless otherwise specified in the related Prospectus Supplement, after the occurrence of a Pay Out Event with respect to a Series, any funds on deposit in the Interest Funding Account or Principal
                                                  Funding Account related to such Series will be paid to
                                                  Certificateholders of such Series on the first Special Payment
                                                  Date. See "Description of the Certificates--Pay Out Events" for a
                                                  discussion of the events which might lead to the commencement of an Early Amortization Period.

Early Accumulation Period...................    If the Prospectus Supplement relating to a Series so specifies, during the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred with respect to such Series until the earliest of (a) the commencement of the Early Amortization
  Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus
  Supplement, of the Enhancement Invested Amount, if any, with respect to such Series and (c) the related Series Termination Date (the
  "Early Accumulation Period"), Principal Collections allocable to the Certificateholder's Interest will no longer be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest, but instead will be deposited in the Principal Funding Account on the dates indicated in the related Prospectus Supplement, and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. The amount to be deposited in the Principal Funding Account on each Distribution Date during the
             Early Accumulation Period will not be limited to the Controlled Deposit
  Amount. See "Description of the Certificates -- Pay Out Events" for a
                                                  discussion of the events which might lead to commencement of a
                                                  Early Accumulation Period.

                                                During the Early Accumulation Period, funds on deposit in any
                                                  Principal Funding Account may be invested in

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                                                  permitted investments or subject to a guaranteed rate or
                                                  investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Early
                                                  Accumulation Period with respect to a Series of Certificates, such
                                                  Series may be subject to a principal guaranty or other similar arrangement.

Application of Yield Collections............    Yield Collections allocable to the Certificateholders' Interest for any Due Period will be applied in the following order of priority, unless otherwise specified in the related Prospectus
                                                  Supplement: (i) to the payment of interest accrued for the current month ("Monthly Interest") and any overdue Monthly Interest (with interest thereon) on the Certificates of such Series or Class;
                                                  (ii) to the payment of the Monthly Servicing Fee with respect to such Series or Class plus any accrued Monthly Servicing Fee that was due but not paid on any prior Distribution Date; (iii) to the reimbursement of unreimbursed Investor Charge-Offs with respect to such Series or Class; (iv) to the Investor Default Amount with respect to such Series or Class; and (v) to other amounts
                                                  specified in the related Prospectus Supplement.

Principal Collections; Certain
Allocations.................................    Principal Collections for any Due Period will be allocated to any
                                                  Series or Class on the basis of the Invested Percentage of such
                                                  Series or Class with respect to Principal Collections. Under the
                                                  Agreement, such collections will generally be reinvested in the
                                                  Trust or otherwise used to maintain the Certificateholders'
                                                  Interest during the Revolving Period, paid to the

                                                  Certificateholders during any Amortization Period or deposited in the Principal Funding Account during any Accumulation Period and paid to Certificateholders on the Expected Final Payment Date with excess amounts, if any, reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest.

                                                During any Accumulation Period or any Amortization Period, as
                                                  applicable, the amount of Principal Collections allocable to the
                                                  Certificateholders of a Series issued will, unless otherwise specified in the

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                                       19
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

                                                  related Prospectus Supplement, equal the product of (a) the
                                                  Principal Collections during the related Due Period and (b) a fraction, the numerator of which is the Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is the greater of (i) the product of the total amount of
                                                  Receivables in the Trust as of the last day of the prior Due
                                                  Period and one minus the Yield Factor (the "Trust Principal
                                                  Component") and (ii) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of Certificates outstanding for the current
                                                  Distribution Date.

                                                To the extent that Principal Collections and other amounts that are allocated to the Certificateholders' Interest are available to be reinvested in the Trust, they may be applied to cover principal payments due to or for the benefit of investor Certificateholders of another Series, as specified in the related Prospectus
                                                  Supplement. Any such reallocation will not result in a reduction in the Certificateholders' Interest. In addition, Principal
                                                  Collections and certain other amounts otherwise allocable to other
                                                  Series, to the extent such collections are available to be reinvested in the Trust, may be applied to cover principal payments due to or for the benefit of the Certificateholders, as specified in the related Prospectus Supplement. See "Description of the Certificates--Principal Collections for all Series."

Excess Principal Collections................    If so specified in the related Prospectus Supplement, to the extent that Principal Collections that are allocated to the
                                                  Certificateholders' Interest of any Series are not needed to make payments or deposits with respect to such Series, such Collections
                                                  ("Excess Principal Collections") will be applied to cover
                                                  principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Certificateholders' Interest of the Series to
                                                  which such collections were initially allocated.


Enhancement.................................    Enhancement with respect to a Series or any Class thereof may be provided in the form or forms of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, a collateral interest, a tax protection agreement, an
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

                                                  interest rate swap, an interest rate cap, a surety bond, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other contract or agreement for the benefit of Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a
                                                  Series or a cross-support feature which requires collections on
                                                  Receivables of one Series to be paid as principal and/or interest with respect to another Series as specified in the related
                                                  Prospectus Supplement. Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more Classes of a
                                                  particular Series before distributions are made to one or more
                                                  Classes of another Series.

                                                The type, characteristics and amount of the Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Enhancement will be limited. See
                                                  "Enhancement" and "Risk Factors--Rating of the Certificates."

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Sharing of Excess
Yield Collections Among
Excess Allocation Series....................    To the extent provided in a Prospectus Supplement for a Series, such Series may be designated as a Series that shares with other
                                                  Series similarly designated, subject to certain limitations, certain Excess Yield Collections (as such term is defined herein)
                                                  allocable to any such Series (an "Excess Allocation Series").
                                                  Subject to certain limitations described under "Description of the

                                                  Certificates--Sharing of Excess Yield Collections Among Excess
                                                  Allocation Series", Yield Collections and certain other amounts allocable to the Certificateholders' Interest of any Series that is designated as an Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such
                                                  Series (including payments to the provider of any related
                                                  Enhancement) will be applied to cover shortfalls with respect to amounts payable from Yield Collections allocable to any other
                                                  Series designated as an Excess Allocation Series, in each case pro rata based upon the respective Invested Amounts of such Series that have such a shortfall with respect to the related Due Period.
                                                  See "Description of the Certificates--Sharing of Excess Yield
                                                  Collections Among Excess Allocation Series."

Special Funding Account.....................    The Transferors, at their election, may at any time, other than during an Early Amortization Period, deposit Excess Principal
                                                  Collections which would otherwise be payable to the Transferors into an account (the "Special Funding Account"). Amounts on deposit in the Special Funding Account may be treated as Principal
                                                  Receivables for purposes of avoiding or delaying the occurrence of a Pay Out Event which would otherwise occur if the Transferors were required to designate Additional Accounts and did not have sufficient Eligible Accounts for such purpose. Amounts deposited may be withdrawn by the Transferors at any time, so long as after such withdrawal the Transferor Amount expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets
                                                  Calculated Amount) is greater than or equal to the Minimum
                                                  Transferor Percentage. If an accumulation or amortization period commences with respect to any Series, any funds in the Special
                                                  Funding Account will be released and treated as Trust Excess
                                                  Principal Collections to the extent needed to


                                                  cover principal payments due to or for the benefit of such Series as described under "Description of the Investor
                                                  Certificates-Special Funding Account" and "Principal Payment
                                                  Considerations".

Final Payment of Principal;
Termination of the Trust....................    Each Series of Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the
                                                  Invested Amount is reduced to an amount less than or equal to 10%
                                                  of the initial Invested Amount or such other amount specified in the related Prospectus Supplement unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor. Unless otherwise specified in the related
                                                  Prospectus Supplement, the repurchase price will be equal to the

                                                  Invested Amount plus accrued and unpaid interest on the
                                                  Certificates through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the
                                                  Certificates--Final Payment of Principal; Termination of Trust."

Servicing...................................    Under the Agreement, unless otherwise specified in the related
                                                  Prospectus Supplement, TRS, as Servicer, will be responsible for servicing, managing and making collections on all Receivables in the Trust. Unless otherwise specified in the related Prospectus
                                                  Supplement, subject to certain conditions, the Servicer may use for its own benefit and will not segregate collections of
                                                  Receivables received in each Due Period until the business day preceding the Distribution Date succeeding such Due Period. During each Due Period, the Servicer will allocate as described herein all Collections received with respect to such Due Period to the
                                                  Certificateholders' Interest, any other applicable Series and the
                                                  Transferor Interest. On the business day prior to the Distribution
                                                  Date, the Servicer will deposit the portion allocable to the
                                                  Certificateholders' Interest and the holders of certificates of any other Series into a segregated trust account held in the name of the Trustee for the benefit of Certificateholders (the
                                                  "Collection Account"). See "Description of the
                                                  Certificates--Application of Collections." In certain
                                                  circumstances, TRS may resign or be removed as Servicer, in which event either the Trustee or another entity may be appointed as successor Servicer (TRS or any such


                                                  successor Servicer is referred to herein as the "Servicer"). As servicing compensation from the Trust, the Servicer will receive a
                                                  Servicing Fee from allocations of Yield Collections based upon the outstanding principal amount, from time to time, of certificates issued by the Trust and certain other amounts, as described herein. See "Description of the Certificates--Servicing
                                                  Compensation and Payment of Expenses."

Tax Status..................................    Except to the extent otherwise specified in the related Prospectus
                                                  Supplement, Special Counsel to the Transferors is of the opinion that under existing law the Certificates of each Series will be characterized as debt for federal income tax purposes. Except to the extent otherwise specified in the related Prospectus
                                                  Supplement, the Certificate Owners will agree to treat the
                                                  Certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations........................    See "ERISA Considerations" herein and "Summary of Series Terms-ERISA

                                                  Considerations" in the applicable Prospectus Supplement.

Rating......................................    It is a condition to the issuance of each Series of Certificates or Class thereof offered hereby that they be rated in one of the four highest rating categories by at least one nationally
                                                  recognized rating agency. The rating or ratings applicable to the
                                                  Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement. See "Risk
                                                  Factors--Rating of the Certificates."

Listing.....................................    If so specified in the Prospectus Supplement relating to a
                                                  Series, application will be made to list the Certificates of such
                                                  Series, or all or a portion of any Class thereof, on the
                                                  Luxembourg Stock Exchange or any other specified exchange.


                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with an investment in the Certificates.

         Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series, or if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

         Sale of Receivables to TRS and RFC. TRS has repurchased and will repurchase from American Express Credit Corporation ("Credco") all Receivables owned by Credco in the Designated Accounts under the Trust and in existence on the date specified in the Receivable Purchase Agreement and in any assignments of Receivables in Additional Accounts entered pursuant thereto. Credco, as seller, and TRS, as purchaser, have treated and will treat the sale of Credco's right, title and interest in and to such Receivables to TRS as an absolute transfer thereof to TRS. In addition, TRS warrants in the Receivable Purchase Agreement that the sale by it of all its right, title and interest in and to the Receivables arising under the Designated Accounts owned by TRS is a valid sale thereof to RFC, and TRS, as seller, and RFC, as purchaser, have treated and will treat the sale of TRS' right, title and interest in and to such Receivables to RFC as an absolute transfer thereof to RFC. As a result of such absolute transfers, the Receivables would not be part of the bankruptcy estate of Credco or TRS and would generally not be available to creditors of Credco or TRS, respectively.

         However, in the event of the insolvency of Credco or TRS, it is possible that the bankruptcy trustee of Credco or TRS, or a creditor of Credco or TRS, or Credco or TRS as debtor-in-possession, may argue that the transactions between Credco and TRS or TRS and RFC, as applicable, are pledges of such Receivables rather than an absolute transfer. Such position, if accepted by a court, could prevent timely payments of amounts due to Certificateholders. In a 1993 decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Credco or TRS were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. Counsel to RFC has advised RFC that the facts of the Octagon case are distinguishable from those in the sale transactions between Credco and TRS, and between TRS and RFC and the reasoning of the Octagon case appears to be inconsistent with established precedent and the Uniform Commercial Code.

         Transfers to the Trust. Each Transferor warrants in the Agreement that the transfer of the Receivables to the Trusts constitutes either a valid transfer and assignment of the Receivables to the Trust or the grant to the

Trust of a security interest in the Receivables. The Transferors and TRS have taken or will take all actions as are required under New York law to perfect the Trust's interest in the Receivables and each Transferor warrants that if the transfer by it to the

Trust granted to the Trust a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in proceeds thereof.

         Potential Priority of Certain Liens. If the sale of Receivables by TRS to RFC or the transfer of the Receivables by either Transferor to the Trust is deemed to create a security interest therein under the New York Uniform Commercial Code (the "UCC"), a tax or government lien on property of the Servicer or such Transferor arising before any Receivable comes into existence may have priority over such Transferor's or the Trust's interest in such Receivable. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

         Insolvency Issues: RFC. To the extent that RFC grants a security interest in the Receivables to the Trust and that security interest is validly perfected prior to any insolvency of RFC, and is not taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor of or a bankruptcy trustee for RFC or RFC as debtor-in-possession. If, however, a creditor of RFC or a bankruptcy trustee for RFC or RFC as debtor-in-possession were to assert a contrary position, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

         Insolvency Issues: Centurion Bank. To the extent Centurion Bank has granted or will grant a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an insolvency event relating to Centurion Bank and was not or will not be taken in contemplation of insolvency or with the intent to hinder, delay or defraud Centurion Bank or its creditors, the Federal Deposit Insurance Act ("FDIA"), as amended, including as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC as receiver or conservator for Centurion Bank. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for Centurion Bank, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Centurion Bank as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Bankruptcy."


         TRS as Servicer. While TRS is the Servicer, Collections held by TRS may, subject to certain conditions, and unless specified otherwise in the related Prospectus Supplement, be commingled and used for TRS's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of TRS or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such Collections. Unless otherwise agreed to by the applicable Rating Agency, if the short-term debt rating of TRS is reduced below A-1 or P-1 by the applicable Rating Agency, within two business days thereafter TRS will begin depositing a portion of the Collections directly into the Collection Account on the business day after the related transaction is first output in written form under the Servicer's customary and usual servicing practices from the Servicer's computer file of Accounts
(without regard to the effective date of such recordation). While the Servicer holds Collections and payments made by the Transferors, including in respect of Ineligible Receivables, the Certificateholders of Series issued by such Trust are subject to risk of loss of such amounts in the event of the bankruptcy or insolvency of the Servicer. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account."

         In the event of a Servicer Default, if a receiver or bankruptcy trustee is appointed for the Servicer, and no Servicer Default other than such bankruptcy or insolvency of the Servicer exists, the receiver or bankruptcy trustee may have the power to prevent either the Trustee or Certificateholders from appointing a successor Servicer.

         Other Insolvency Issues. If certain events relating to the bankruptcy, insolvency or receivership of a Transferor or TRS were to occur, causing a Pay Out Event with respect to all Series then outstanding, then, pursuant to the Agreement, new Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables of the Trust allocable in accordance with the Agreement to each Series of the Trust (unless holders of more than 50% of the principal amount of each class of such Series, other than the Transferors or TRS if the bankruptcy or insolvency of a Transferor or TRS, as applicable, resulted in such Pay Out Event, and any other person specified in the related Prospectus Supplement instruct otherwise), thereby causing a loss to Certificateholders of a Series, if the net proceeds allocable to Certificateholders from such sale, if any, were insufficient to pay such Certificateholders in full. However, upon the occurrence of a Pay Out Event that consists of the insolvency of a Transferor or the appointment of a bankruptcy trustee or receiver for a Transferor, the bankruptcy trustee or the receiver for such Transferor may have the power to prevent the disposition of the Receivables transferred to the Trust and the occurrence of an Early Amortization or Early Accumulation Period. In addition, such bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates notwithstanding instructions from the Certificateholders directing the Trustee not to sell the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

         The Transferors will receive an opinion of counsel on the closing date of the issuance of a Series of Certificates, with respect to TRS, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions and qualifications specified therein (including matters set forth under "Certain Legal Aspects of the Receivables--Transfer of Receivables"), that a creditor of or a bankruptcy trustee for RFC or RFC as debtor-in-possession would not have valid legal grounds to cause a bankruptcy court to disregard the corporate forms so as to consolidate the assets and liabilities of TRS with those of RFC. However, if a court concluded otherwise, or a filing were made under any bankruptcy or insolvency law by or against RFC , or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Certificates (and possible reductions of such distributions) could occur.

         Potential Effects of Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate or fee caps on credit or charge cards), may adversely affect the Servicer's ability to collect on the Receivables or the Account Originator's ability to maintain the required level of annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Accounts or Receivables.

         Pursuant to the Agreement, the Account Originator will make certain representations and warranties relating to the validity and enforceability of the Accounts and each of the Transferors will make certain representations and warranties relating to the validity and enforceability of the Receivables, and pursuant to the Receivable Purchase Agreement, TRS will make similar representations and warranties with respect to the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Transferors (in the case of RFC, for reassignment, in turn, to TRS pursuant to the Receivable Purchase Agreement) or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferors may be obligated to accept the reassignment of the entire Trust portfolio, in which case a Pay Out Event would occur, causing Certificateholders to receive principal payments on their certificates sooner than anticipated and thereby reducing the anticipated yield on such Certificates. For more information regarding the foregoing, see "Description of the Certificates-Covenants, Representations and Warranties" and "-Servicer Covenants" and "Certain Legal Aspects of the Receivables-Consumer Protection Laws."

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available pursuant to any applicable Enhancement or other sources. For more information regarding the foregoing, see "The Pooling and Servicing Agreement Generally-Defaulted Receivables; Recoveries; Adjustments."

         Potential Effect of Non-Compliance with CEBA. The Competitive Equality Banking Act of 1987 ("CEBA") contains provisions that prohibit certain overdrafts by Centurion Bank on its account at a Federal Reserve Bank on behalf of an affiliate or by an affiliate on its account at Centurion Bank. Violation of these provisions would result in Centurion Bank being deemed to be a "bank" under the Bank Holding Company Act, requiring TRS and American Express Company either to divest control of Centurion Bank or to comply with other provisions of the Bank Holding Company Act.

         Legislation. From time to time, there are proposed in the Congress and certain state legislatures new laws and amendments to existing laws to regulate further the consumer credit industry. The Transferors are unable to determine and have no basis on which to predict whether or to what extent changes in laws or regulations will affect charge use, payment patterns or revenues.

         Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Designated Accounts or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated in the Designated Accounts could result in commencement of an Early Amortization Period for any or all related Series. The Agreement provides that the Transferors are required to designate Additional Accounts, from which Receivables that are in existence on, or that come into existence after, a cut off date specified by the Transferors (each such date, an "Additional Account Cut Off Date") will be added to the Trust if as of the end of any two consecutive Due Periods the Transferor Amount as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) is not maintained at the Minimum Transferor Percentage or the Trust Principal Component (as so reduced) falls below the Minimum Trust Principal Component. The RFC Receivable Purchase Agreement provides that, upon request of RFC, TRS may designate Additional Accounts the receivables of which will be sold to RFC and transferred to the Trust in such event. The Minimum Trust Principal Component for the Trust may be increased by Series Supplements pursuant to which additional Series are issued by the Trust, or decreased due to the retirement of any Series issued by the Trust or if the Trustee receives written notice from the applicable Rating Agency that such decrease will not result in a withdrawal or reduction of its rating of the Certificates issued by the Trust. There can be no assurance that TRS or Centurion Bank will have eligible Additional Accounts to so designate. If Additional Accounts are not designated by the Transferors when required, a Pay Out Event may occur with respect to any related Series and an Early Amortization or Early Accumulation Period for such Series would commence with respect to such Series. A significant decrease in the rate of repayment by Cardmembers of the outstanding balances or an increase in defaults or delinquencies of Designated Accounts could delay the return of principal and could cause a loss of principal to Certificateholders. See "Domestic Consumer Charge Card Business."


         In addition to the foregoing, subject to the limits and conditions described in this paragraph, the Transferors may also from time to time, at their sole discretion, designate newly originated Eligible Accounts to be included as Designated Accounts (such Accounts are referred to herein as " New Accounts"). If the number of New Accounts designated with respect to any three consecutive Due Periods would not exceed 15% of the number of Designated Accounts as of the first day of the calendar year in which such Due Periods commence or the number of New Accounts designated during any such calendar year would exceed 20% of the number of Designated Accounts as of the first day of such calendar year then such New Accounts may be added to the Trust if the Transferors receive from Moody's written confirmation that such addition will not result in a downgrade or withdrawal of their then current rating of any outstanding Series. If the number of New Accounts designated exceeds such percentages during such time periods then such New Account may be added to the Trust if the Transferors receive written confirmation from each of Moody's and S&P that such addition will not result in a downgrade or withdrawal of their respective then current rating of any outstanding Series. The designation of New Accounts may be made at random or according to the application of criteria that may be prescribed from time to time by the Transferors, but, in all cases, the designation of New Accounts will be subject to certain conditions, including the following: (a) the New Accounts must all be Eligible Accounts and (b) at the time of transfer of the Additional Accounts neither Transferor is insolvent or will be made insolvent as a result of such transfer. When used herein, the term "Additional Accounts" includes the New Accounts described in this paragraph.

         Social, Legal, Economic and Other Factors. Changes in Card use and payment patterns by Cardmembers whose Accounts are included in the Trust may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation and unemployment will also be reflected in changes in consumer spending and payment patterns, including increased risk of default by Cardmembers. There can be no assurance as to what extent social, legal and economic factors will affect future charge and repayment patterns.

         Competition. There exists substantial and increasingly intense competition worldwide with respect to the American Express Card, the American Express Gold Card and the Platinum Card (collectively, the "Card" or the "Cards") from other financial institutions (such as MBNA, Citicorp and Bank of America) that are members of VISA International Service Association, Inc. or VISA USA, Inc. (collectively, "VISA") and/or MasterCard International, Incorporated ("MasterCard"), that issue general-purpose credit cards, primarily under revolving credit plans, in connection with one or both of these systems. As a network, TRS also encounters intense competition from card systems like VISA, MasterCard, Diners Club(R), Morgan Stanley Dean Witters' NOVUSSM Network and JCB. There is also very limited competition from businesses that issue their own cards or otherwise extend credit to their customers, such as retailers and airline associations, although these products are not generally substitutes for the Card products due to their limited acceptance. Numerous United States banks issuing credit cards under revolving credit plans charge annual fees in addition to interest charges where permitted by state law. However, the issuer of the Discover Card on the NOVUS Network, as well as many issuers of VISA cards and MasterCard cards, generally charge no annual fees.


         Competing card issuers offer a variety of products and services to attract cardholders including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits and other reward or rebate programs, "teaser" promotional rates for both card acquisition and balance transfers, and co-branded arrangements with partners that offer benefits to cardholders. Recent industry trends include mergers and consolidations among banking and financial services companies, which have resulted in some issuers becoming larger, with greater resources, economies of scale and potential brand recognition to compete; and the increased use of debit cards for point of sale purchases as many banks have replaced ATM cards with general purpose debit cards bearing either the VISA or MasterCard Logo.

         The principal competitive factors that affect the Card business are (i) the quality of the service and services, including rewards programs, provided to Cardmembers and participating establishments; (ii) the number, spending characteristics and credit performance of Cardmembers; (iii) the quantity and quality of the establishments that will accept the Card; (iv) the cost of Cards to Cardmembers and Card acceptance to participating establishments; (v) the terms of payment available to Cardmembers and participating establishments; (vi) the nature and quality of expense management data capture, and reporting capability; (vii) the number and quality of other payment instruments available to Cardmembers and participating establishments; (viii) the success of targeted marketing and promotion campaigns; and (ix) reputation and brand recognition.

         If consumers choose to use competing sources of payment other than the Card, the rate at which new Receivables are generated in the Designated Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon the continued ability of TRS and Centurion Bank to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferors do not add Additional Accounts, a Pay Out Event could occur, in which event an Early Amortization or Early Accumulation Period would commence. A significant decrease in the usage of the Designated Accounts could also delay the return of principal on or following the Expected Final Payment Date and extend the period during which charged-off Receivables may be allocated to the Certificates. See "Description of the Certificates--Investor Charge-Offs" and "--Pay Out Events."

         Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if Yield Collections allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates may be reduced, resulting in a reduction of the portion of Yield Collections allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables due to the insolvency of the seller or the appointment of a conservator or receiver for the seller, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

         Ability to Change Terms of the Designated Accounts. Pursuant to the RFC Receivable Purchase Agreement, TRS has not transferred to RFC, and, pursuant to the Agreement, the Transferors have not transferred to the Trust, the Designated Accounts but only the Receivables arising in the Designated Accounts. As owner of the Accounts, TRS, Centurion Bank or any other seller has the right to determine the fees which will be applicable from time to time to the Designated Accounts, to alter the payment terms required under the Designated Accounts and to change various other terms with respect to the Designated Accounts. In servicing the Designated Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts. The owners of the Designated Accounts, TRS and Centurion Bank (each, an "Account Originator"), have agreed not to change the terms of the Designated Accounts unless the change is also made applicable to the comparable segment of their respective portfolios of accounts with characteristics similar to the Designated Accounts. Except as specified above, there are no restrictions on the ability of the Account Originators to change the terms of the Designated Accounts. There can be no assurances that changes in the marketplace or prudent business practice might not result in a determination by an Account Originator to change payment or other terms of the Designated Accounts in the future. The Transferors have the right and may be required from time to time to designate Additional Accounts for inclusion in the Trust which Additional Accounts may not be of the same credit quality as the initial Designated Accounts. See "Description of the Certificates--Addition of Accounts."

         Ability to Change Yield Factor. Unless otherwise specified in the related Prospectus Supplement, the Receivables originated under the Designated Accounts are not subject to a monthly finance charge. As a result, in order to provide yield to the Trust on such Receivables, pursuant to the Agreement a portion of Collections received in any period equal to the product of Collections and the Yield Factor will be treated as "Yield Collections" and the remainder of such Collections will be treated as "Principal Collections." Recoveries will not be considered Collections but will instead be utilized as an offset to Defaulted Receivables. The Yield Factor is 3.0% under the Agreement. Any increase in the Yield Factor would result in a higher yield on the Receivables originated under the Designated Accounts and a slower payment rate of Principal Collections than otherwise would occur. Conversely, any decrease in the Yield Factor would result in less yield on such Receivables and a faster payment rate of Principal Collections than otherwise would occur. Pursuant to the Agreement, upon receipt of written confirmation from Moody's Investor's Service Inc. ("Moody's") that such action will not cause a downgrade or withdrawal of Moody's then current rating of any outstanding Series, and without notice to or the consent of Certificateholders, the Transferors have the ability to change the Yield Factor applied to Collections; the Transferors may not, however, reduce the Yield Factor at any time below 3.0%, nor may the Transferors increase the Yield Factor above 5.0%. In addition, the Transferors may not otherwise change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of such change, its reasonable expectation is that a Pay Out Event would occur. In the event that the Servicer is not required to make daily deposits of Collections in the Collection Account at the date of such change, the Transferors may specify either the first day of the current Due Period or the first day of the next succeeding Due Period as the effective date of such change. Under the Agreement, if the Servicer is required to make daily deposits of Collections in the Collection Account at the time of such change, the Transferors may specify that the date all of the conditions specified in the Agreement regarding changing the Yield Factor are met is the effective date of such change.

         Master Trust Considerations. The Trust, as a master trust, previously has issued Series of Certificates prior to the date of this Prospectus, and is expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a related Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of Certificateholders of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. See "Description of the Certificates--Exchanges" and "--Addition of Accounts." It is a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their rating of any outstanding Series previously issued by the Trust. There can be no assurance that the Principal Terms of any Series issued from time to time will not have an impact on the timing and amount of payments received by a Certificateholder of any other Series of that Trust. Finally, certain remedies may require the consent of a majority of the holders of all outstanding Series of certificates of the Trust, and the interest of the holders of one Series of certificates may conflict with the interest of another Series of certificates. See "Description of the Certificates--Exchanges."

         Rating of the Certificates. It is a condition to the issuance of the Certificates of each Series or Class offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized rating agency (the rating agency or rating agencies selected by the Transferors to rate the certificates of a Series is herein referred to as the "Rating Agency"). The rating will not be a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Certificates will not address the possibility of the imposition of United States withholding tax on non-U.S.

persons or back-up withholding for U.S. persons. The rating of the Certificates will address the likelihood of the ultimate payment of principal and interest on the Certificates. However, the Rating Agency will not evaluate, and the rating of the Certificates will not address, the likelihood that the outstanding principal amount of the Certificates will be paid by the Expected Final Payment Date.

         Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through, DTC, CEDEL or Euroclear and their respective participating organizations, and, unless a Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Certificate Owners by DTC, CEDEL or Euroclear and their respective participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                     DOMESTIC CONSUMER CHARGE CARD BUSINESS

General

         Consumer charge card receivables are generated from transactions made by residents of the United States (including certain of its territories and possessions) that have American Express Cards, American Express Gold Cards and Platinum Cards (each such person, a "Cardmember;" and each such card, a "Card"). Cards are accepted at service establishments worldwide, and may be used for the purchase of merchandise and services. Each Card is associated with an account maintained by an Account Originator (an "Account"), the full receivables balance of which is due upon receipt of a monthly billing statement and is generally not subject to finance-charge assessments. The Accounts do not have pre-set spending limits. As of the date hereof, all of the Accounts are owned and maintained by TRS. However, it is expected that, over a period of time beginning in the later half of 1998 and continuing through 1999, the ownership of the Accounts will be transferred from TRS to Centurion Bank. When this transfer period ends, all Accounts will be owned and maintained by Centurion Bank, and Centurion Bank may cause the Accounts to be combined into larger, multifunctional accounts that would offer to the Cardmembers other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the Trust. The Accounts are serviced, and are expected to continue to be serviced, by TRS, primarily at TRS'

facilities at several locations in the United States.

         The American Express Card was launched in 1958, the American Express Gold Card in 1966, and the Platinum Card in 1984. Account charges are subject to an approval process based on the Cardmember's past spending and payment patterns and personal resources. Accounts are designed for use as a method of payment, not as a means for financing the purchase of merchandise and services. See "Distinctions Between Accounts and Revolving Credit Plan Products" and "Billing and Fees" below.

Underwriting and Authorization Procedures

         Accounts are originated primarily through pre-approved, direct mail solicitations (the "pre-approved process") and through receipt of applications available to the public through a variety of channels, including service establishments, financial institutions, publications and over the telephone (the "application process"). The pre-approved process involves determining in advance that a person will qualify for an Account. The Account Originator selects certain persons on the basis of such persons' activities (e.g., holding credit cards, magazine or newspaper subscriptions, club memberships, college enrollment). Typically, these names are submitted to credit bureaus, and the Account Originator provides the bureaus with screening criteria. These criteria were initially developed from TRS' proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become Cardmembers.

         The application process is used for evaluation of unsolicited applications and certain other categories of applicants. The primary sources of unsolicited applications are the American Express "Take-One" boxes located in a variety of public establishments and the "inbound" telemarketing program featuring the 1-800-THE-CARD telephone number. The application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior delinquencies and incidents of fraud with TRS or Centurion Bank, and verifying that the information on the application is both accurate and provided by the true applicant. For some categories of applicants (e.g., undergraduate or graduate students), the Account Originator requires less information and bases its credit decision on individual and aggregate factors. The Account Originator may also request less information on certain Take-One applications. Where such information supplemented by credit bureau data is insufficient for the Account Originator to make a decision, the Account Originator requests further information from the applicant.

         In addition to the credit review performed in connection with origination of Accounts, utilization of the Accounts is subject to authorization at the time of such utilization based upon the Cardmember's past spending and payment activity and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts and charges to non-current accounts, are subject to closer credit scrutiny.

Billing and Fees


         Each Cardmember is subject to an agreement with an Account Originator governing the terms and conditions of the Account. Each Account Originator reserves the right to change or terminate any terms or conditions of the Account (including increasing or decreasing fees). The ability of an Account Originator to make such changes is subject to the requirements of applicable laws and to certain limitations in the Agreement and the RFC Receivable Purchase Agreement. Pursuant to Account agreements, Cardmembers are charged an annual membership fee of $55 for the American Express Card, $75 for the American Express Gold Card and $300 for the Platinum Card. In the Senior Membership program, Cardmembers aged over 62 that are enrolled in the program are charged an annual membership fee of $35 for the American Express Card and $55 for the American Express Gold Card. Except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts," no monthly finance charges are assessed and the full balance is due upon receipt of each month's billing statement. The Accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS' usual servicing procedures the payment status of an Account is determined by reference to the cycle billing date for such Account.

         Unless otherwise specified in the related Prospectus Supplement, other fees associated with the Accounts include (i) a fee of $30 for each additional American Express Card ($20 if the Cardmember is over 62 years old and part of the Senior Membership program), $35 for each additional American Express Gold Card ($25 if the Cardmember is over 62 years old and part of the Senior Membership program), and $150 for the first additional Platinum Card, (ii) returned payment fees, and (iii) late fees.

Collection Efforts

         Each Account Originator will consider an Account delinquent after a charge first appears as part of an unpaid "Previous Balance" on any monthly billing statement. Efforts to collect delinquent Account balances are made by TRS as Servicer and collection agencies and attorneys retained by such collection agencies and by TRS as Servicer. Under current practice, the Account Originator includes a request for payment of any overdue amounts on all billing statements following delinquency. The Account Originator uses its proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Cardmembers considered to be high risk may be contacted by either a letter or a telephone call when an Account becomes delinquent, or prior to delinquency based on a number of factors, including the Cardmember's tenure and the amount owed in relation to prior spending and payment behavior. If it is determined that the Cardmember may be unable to pay the outstanding balance, the Account may be "preempted" --i.e., the Account is cancelled, charge privileges are revoked, and a more intensive collection action is initiated. For all other Cardmembers with delinquent balances, charge privileges are generally cancelled 90 days from the date of the billing statement on which a charge first appeared (the "Original Billing Date"). For both the preempted Accounts and those reaching the 90 days status, attorney demand letters may also be sent. If an Account remains delinquent, it may be sent to collection agencies who continue with telephone calls and letters. Legal action may be instituted. Arrangements may be made with Cardmembers to extend or otherwise change payment schedules to maximize collections. In some cases, an

Account Originator and a delinquent Cardmember may agree to an arrangement (a "Recovery Arrangement") that will simultaneously suspend the charge privileges associated with the Cardmember's Account and obligate the Cardmember to repay delinquent balances in his or her Account in installments according to an agreed-upon installment plan. While a Recovery Arrangement is in effect, finance charges will be assessed on the delinquent balance until the balance is repaid in full.

         Pursuant to the Agreement, the Receivables in a Designated Account will be charged-off no later than the date when the Account remains unpaid for 360 days from the Original Billing Date. The Receivables in a Designated Account owned by Centurion Bank will generally be charged-off after the Account remains unpaid for six contractual payment dates, approximately 180 days from the Original Billing Date. In either case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of the Account Originators and the Servicer, as applicable, may change over time in accordance with its business judgment and applicable law.

Distinctions Between Accounts and Revolving Credit Plan Products

         There are important distinctions between Accounts and revolving credit plan products. Accounts have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Accounts cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to Cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to revolving credit plan products.

         Another distinction between Accounts and revolving credit plan products is that Account balances are not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Revolving credit plan products, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit issuer. Because Account balances are not assessed finance charges, for the purpose of providing yield to the Trust, a portion of the Collections received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections.

                             THE DESIGNATED ACCOUNTS

General

         The Receivables conveyed to the Trust will consist of all Eligible Receivables existing on the applicable Cut Off Date, or that arise thereafter,

in Eligible Accounts which were selected from the entire portfolio of Accounts owned by the Account Originators (the "Portfolio") on the basis of criteria set forth in the Agreement, as applied on the applicable Selection Date and, in the case of (vii) below, also on the applicable Cut Off Date and designated for inclusion in the Trust (the "Trust Portfolio"). In order to qualify as an "Eligible Account," each such Account is or will be as of the applicable Selection Date, among other things, (i) an American Express Card, American Express Gold Card, Platinum Card, or other card account owned by an Account Originator and whose billed balances are payable in full each month;
(ii) payable in United States dollars; (iii) not an Account classified by such Account Originator as fraudulent or reported stolen or lost; (iv) created or purchased in accordance with or under underwriting and credit standards no less stringent than those generally applied by such Account Originator; (v) not a corporate card account; (vi) not an Account which has been identified by such Account Originator in its computer files as having a deceased obligor or having been cancelled due to the obligor's bankruptcy and (vii) not an Account classified as having been charged-off (each Eligible Account the Receivables of which have been selected for inclusion in a Trust, a "Designated Account"). Unless otherwise specified in the Related Prospectus Supplement, the Designated Accounts will include all related accounts that are originated as a result of
(a) the Card with respect to a Designated Account being lost or stolen or (b) the conversion of a Designated Account into another type of Eligible Account, in each case which satisfies certain conditions set forth in the Agreement. Unless otherwise specified in the Related Prospectus Supplement, the Designated Accounts are and will be selected through a random selection process applied to Eligible Accounts within the Portfolio or in a manner not adverse to the interests of the Certificateholders.

         Pursuant to the Agreement, the Transferors will have the right (subject to certain limitations and conditions) and, in certain circumstances, will be obligated to designate additional Eligible Accounts to be included as Designated Accounts ("Additional Accounts") and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. These accounts must meet the eligibility criteria set forth in the Agreement, as of the date that the Transferors designate such accounts as Additional Accounts. As of the Selection Date and any date as of which Additional Accounts are selected pursuant to the Agreement (the "Additional Account Selection Date"), the Transferor will severally represent and warrant to the Trust that the Receivables existing on the Selection Date or the Additional Account Selection Date, as applicable, meet the eligibility requirements specified in the Agreement. In addition, on each day on which any new Receivable is created, the Transferor conveying such Receivable to the Trust shall be deemed to represent and warrant to the Trust that each Receivable created on such day meets the eligibility requirements specified in the Agreement. See "Description of the Certificates--Covenants, Representations and Warranties."

         Notwithstanding any of the foregoing, with respect to Additional Accounts, Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Servicer believes the

Cardmember is bankrupt or insolvent, in each case as of the related Additional Account Selection Date and/or Additional Account Cut Off Date; provided that
(a) the balances of all Receivables included in such Accounts are reflected on the books and records of the Account Originators, and is treated for all purposes of the Agreement, as "zero", and (b) charging privileges with respect to all such Accounts have been cancelled in accordance with the Account guidelines applicable thereto.

         Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions discussed herein) to accept removal of certain Designated Accounts designated by such Transferor from the Trust ("Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Designated Accounts from which the Receivables conveyed to such Trust arise will be the same Designated Accounts selected by the Transferors on the Cut Off Date plus any Additional Accounts, but will not include any Removed Accounts. See "Description of the Certificates--Conveyance of Receivables."

         The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the range of balances of the Accounts, the range of payment status of the Accounts, the range of ages of the Accounts and the geographic distribution of the Accounts.

                       THE TRANSFERORS AND RELATED PARTIES

RFC

         American Express Receivables Financing Corporation ("RFC" and a "Transferor") was incorporated under the laws of the State of Delaware on July 30, 1991. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc. ("TRS"). TRS is a wholly owned subsidiary of American Express Company ("American Express"), a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world. RFC was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC, nor RFC's board of directors, intends to change the business purpose of RFC. RFC's executive offices are located at American Express Tower, World Financial Center, New York, New York 10285.

Centurion Bank

         American Express Centurion Bank ("Centurion Bank" and a "Transferor") was incorporated under Utah laws as an industrial loan company in 1987 and received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion Bank is a wholly owned subsidiary of TRS. Centurion Bank is the surviving company of a 1996 merger with an affiliated bank that was also named "American Express Centurion Bank."

TRS and Credco

         TRS is a wholly owned subsidiary of American Express. TRS, directly or through subsidiaries, provides a variety of products and services, including the Accounts, consumer lending, American Express(R) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. Credco is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing certain Cardmember receivables generated by TRS and its subsidiaries.

                                    THE TRUST

         The Trust was formed pursuant to the Agreement under the laws of the State of New York. Since its formation, the Trust has not engaged in any business activity other than to acquire and hold Receivables and the other assets of the Trust and proceeds therefrom, issue Series of Certificates and the related Exchangeable Transferor Certificate, make payments thereon and engage in related activities. As a consequence, the Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Trust.

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

         Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, Principal Collections are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Rapid Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Controlled Accumulation Period or Early Accumulation Period and distributed on an Expected Final Payment Date; provided, however, that, if the Early Amortization Period commences, Principal Collections will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period, the Rapid Amortization Period or the Controlled Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Rapid Amortization Period or Controlled Accumulation Period, or on the Expected Final Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of an Early Amortization or Early Accumulation Period.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Agreement and a Series Supplement entered into between the Transferors, as the transferors of the Receivables, TRS (or other specified entity), as Servicer of the Designated Accounts and the Receivables and the Trustee, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferors may execute further Series Supplements thereto between the Transferors and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Series Supplements, to Certificateholders without charge upon written request. The Prospectus Supplement for each Series will describe any provisions of the Agreement filed as an Exhibit to the Registration Statement. The following summary describes certain terms common to each Series of Certificates.

General

         The Certificates of each Series will represent undivided interests in the Trust, including the right to receive the applicable Invested Percentage of all Collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of interest at the Certificate Rate and the Invested Amount on the Expected Final Payment Date, or earlier or later in certain circumstances. The property of the Trust consists of the Receivables generated under the Designated Accounts and under any Additional Accounts subsequently designated to the Trust, all funds to be collected from Cardmembers in respect of such Receivables (including Recoveries), all of RFC's right, title and interest under the RFC Receivable Purchase Agreement, all moneys on deposit in the Collection Account, the Principal Funding Account, if any, and the Interest Funding Account, if any, with respect to such Series, any other accounts established for the benefit of any other Series issued by the Trust and any other amounts specified in the related Prospectus Supplement, benefits of any Enhancement and payments made in respect of Enhancements issued with respect to any other Series issued by the Trust.

         Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

         For each Series of Certificates, the Transferors or a designated affiliate of the Transferors initially will own the interest (the "Transferor Interest") not represented by the Certificates and any other Series of certificates to be issued. The Transferor Interest will be evidenced by the Exchangeable Transferor Certificate representing an undivided interest in the Trust, including the right to a percentage (the "Transferor Percentage"), which may vary from month to month, of all Collections on the Receivables in the Trust. The Exchangeable Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions contained in the Agreement.

         For each Series of Certificates, payments of interest will be made on dates (each, a "Distribution Date") specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered (or if Definitive Certificates are issued, to holders of such Definitive Certificates) on the record dates specified in the related Prospectus Supplement (each, a "Record Date"). Interest will be distributed in amounts, for the periods and on the dates specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates during the Revolving Period, the amount of the Invested Amount in the

Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Recoveries; Adjustments" and "--Investor Charge-Offs." The amount of Principal Collections in the Trust, however, will vary each day as new Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will decline as Principal Collections are distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month to reflect the reductions in the Invested Amount and will also change to reflect the variations in the amount of Principal Collections. The Transferor Interest in the Trust may also be reduced as the result of an Exchange. See "--Exchange."

         Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series will initially be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferors, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferors have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, no Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

         If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries"), unless otherwise specified in the related Prospectus Supplement. Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "Federal Income Tax Consequences."

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement or any Supplement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised the Transferors that it will take any action permitted to be taken by a Certificateholder under any Agreement or any Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferors that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL BANK, societe anonyme. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly .

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


Definitive Certificates

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferors advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Trustee is, or the Transferors are, unable to locate a qualified successor, (ii) the Transferors, at their option, elect to terminate the registration of the Certificates on the book-entry system through DTC, or (iii) after the occurrence of a servicer default, Certificate Owners representing in the aggregate more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates through any depositary is no longer in the best interest of the Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and instructions for reregistration, the Trust will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

         Distribution of principal of and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether Definitive Certificates or the Certificate registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

         Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

         For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Invested Amount at the applicable Certificate Rate, which may be a fixed rate, a floating rate or another type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from Yield Collections allocated to the Certificateholders' Interest during the preceding Due Period or Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

         Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Rapid Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in the related Prospectus Supplement, and during the Early Amortization or Early Accumulation Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Expected Final Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Principal Collections received during the related Due Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class. Upon satisfaction of certain conditions set forth in the related Prospectus Supplement, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, if any, and extend the length of the Revolving Period.

         Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of the Controlled Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal maturity guaranty or other similar arrangement specified in the related Prospectus Supplement.

Conveyance of Receivables

         The Transferors have transferred and assigned to the Trustee, all of their respective right, title and interest in and to the Receivables in the related Designated Accounts and all Receivables thereafter created in such Accounts and the proceeds of all the foregoing. Credco has sold or will sell to TRS all its right, title and interest in and to all the Receivables owned by it and existing as of the applicable Cut Off Date under the Designated Accounts. Pursuant to the Receivable Purchase Agreement, TRS sold to RFC all of TRS' right, title and interest in and to the Receivables existing under the related Designated Accounts and all Receivables arising under such Accounts from time to time in the future.

         In connection with the sale of the Receivables owned by Credco and existing as of the applicable Cut Off Date to TRS and the sale of the Receivables by TRS to RFC and the transfer of the Receivables by the Transferors to the Trust, and in connection with each sale of Receivables by Credco to TRS, by TRS to RFC and each transfer of such Receivables to the Trust, TRS for itself and as servicer for Credco has indicated and will indicate, as applicable, in its records, including any computer files, that such Receivables have been sold, as appropriate, to RFC and then transferred to the Trust and each Transferor has indicated and will indicate, as applicable, in its records, including any computer files, that the Receivables have been transferred by such Transferor to the Trust. In addition, the Transferors provided, and will provide, to the Trustee computer files or microfiche lists containing a true and complete list showing for each related Designated Account, as of the applicable Cut Off Date and for each Additional Account as of each Additional Account Cut Off Date, (i) its account number and (ii) the amount of Receivables in such Designated Account. TRS, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Designated Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Designated Accounts and the Receivables have not been and will not be segregated from those relating to other charge card accounts and receivables and neither the computer files nor the physical documentation relating to the Designated Accounts or Receivables has been or will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Credco and TRS have filed one or more UCC-1 financing statements in accordance with the UCC to perfect TRS' and the Transferors' respective interests in the Receivables. Each Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable law to perfect the Trust's interest in the Receivables. See "Risk Factors" and "Certain Legal Aspects of the

Receivables--Transfer of Receivables."

Exchanges

         Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will initially be held by the Transferors or a designated affiliate of the Transferors and will be transferable only as provided in the Agreement. The Agreement will also provide that, pursuant to any one or more Series Supplements, the Transferors may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of certificates, to the Trustee in exchange for one or more newly issued Series (which may include Series offered pursuant to this Prospectus) and a reissued Exchangeable Transferor Certificate. Pursuant to the Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series: (i) its name or designation, (ii) its initial principal amount (or method for calculating such amount), (iii) its certificate rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to Certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate monthly servicing fees, (viii) the Minimum Transferor Percentage, (ix) the minimum amount of Trust Principal Component required to be maintained through the designation by the Transferors of Additional Accounts, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate for such Series, if applicable, (xii) the terms on which the Certificates of such Series may be repurchased at the Transferors' option or remarketed to other investors, (xiii) the series termination date,
(xiv) any deposit into any account maintained for the benefit of Certificateholders, (xv) the number of classes of such Series, and if more than one class, the rights and priorities of each such class, (xvi) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, (xix) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series, (xx) whether such Series will be an Excess Allocation Series, and (xxi) any other relevant terms (all such terms, the "Principal Terms" of such Series). Upon the issuance of an additional Series of Certificates, none of the Transferors, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the Transferors will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series previously issued by the Trust. The Transferors may offer any Series to the public or other investors under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless otherwise specified in the related Prospectus Supplement, the Transferors may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their revolving periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. A Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which such Enhancement relates. Likewise, with respect to each such Enhancement, the Transferors may deliver a different form of Enhancement agreement. The holder of the Exchangeable Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series. Yield Collections not used to pay interest on the certificates, the monthly servicing fee, the investor default amount or investor charge-offs with respect to any Series may be allocated as provided in the form of the Enhancement agreement for such Series, if applicable. The holder of the Exchangeable Transferor Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased at the Transferors' option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferors may perform an Exchange by notifying the Trustee, at least three business days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial invested amount (or method for calculating such amount) and (ii) its certificate rate (or the method for allocating interest payments or other cash flow to such Series). The Agreement provides that, on the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Transferors and specifying the Principal Terms of such Series, (ii) the form of Enhancement and the Enhancement agreement, if any, with respect thereto executed by the Transferors and the provider of the form of Enhancement, (iii) an opinion of counsel to the effect that certificates of such Series will be characterized either as indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such Series will not affect the Federal income tax characterization of any outstanding Series of the Trust, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Transferor Certificate and the applicable certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

Covenants, Representations and Warranties

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, each Transferor has severally covenanted in the Agreement to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables conveyed to the Trust by it, such Transferor will accept the transfer of any Receivable which is charged-off as uncollectible or any Receivable the proceeds of which are unavailable to the Trust, if (i) such Receivable is not an Eligible Receivable, (ii) such Receivable was not conveyed to the Trust free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all requirements of law, (iii) all material information with respect to the Receivables, and the Designated Accounts related thereto, in the list provided to the Trustee was not true and correct in all material respects, (iv) such Transferor did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, or (v) on the applicable Closing Date and on the applicable Additional Account Closing Date with respect to Additional Accounts, the computer file or list of Designated Accounts or Additional Accounts, as the case may be, provided by such Transferor to the Trustee was not an accurate and complete listing of all such Accounts in all material respects as of the related Cut Off Date or the Additional Account Cut Off Date, as applicable, or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was not true and correct in all material respects as to the related Cut Off Date or the Additional Account Cut Off Date, as applicable, unless cured within 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) or within any other period of time as specified in the related Prospectus Supplement, from the earlier to occur of the discovery of any such event by such Transferor or the Servicer, or receipt by such Transferor or the Servicer of written notice of any such event given by the Trustee. Additionally, each Transferor covenants and will covenant in each Agreement to accept, under certain conditions, the transfer of Receivables which are subject to certain specified liens immediately upon the discovery of such liens.


         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, a Transferor shall accept the transfer of any Receivable as described above (an "Ineligible Receivable") by paying to the Servicer within two business days for deposit in the Collection Account an amount equal to the balance of such Ineligible Receivable. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable shall be deemed a payment in full of the Ineligible Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from Cardmembers under the Designated Accounts. Any amounts so paid by a Transferor shall be allocated in respect of Yield Collections and Principal Collections as provided in the Agreement. Notwithstanding the foregoing, no such reassignment shall be considered to occur unless such deposit is made.

         The obligation of a Transferor to accept reassignment of any Ineligible Receivable as described above will be the sole remedy with respect to such Receivable available to Certificateholders of all Series outstanding or the Trustee on behalf of Certificateholders of all Series outstanding. Pursuant to the Receivable Purchase Agreement, TRS has made covenants with respect to Ineligible Receivables substantially similar to those described above with respect to the Transferors. As a result, in the event that a Receivable sold to RFC by TRS becomes an Ineligible Receivable, TRS will be required to repurchase such Receivable from RFC so as to enable RFC to repurchase such Receivable from the Trust.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, each Transferor has represented and warranted in the Agreement to the Trustee for the benefit of all holders of all Series which from time to time may have an interest in the Trust that (i) such Transferor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and, with respect to RFC only, the RFC Receivable Purchase Agreement and to execute and deliver to the Trustee the Certificates pursuant to the Agreement, (ii) the Agreement and, with respect to RFC only, the RFC Receivable Purchase Agreement constitute legal, valid, binding and enforceable obligations of such Transferor, and (iii) the Agreement constitutes a valid transfer to the Trust of all right, title and interest of such Transferor in and to the Receivables transferred to the Trust by such Transferor, whether then existing or thereafter created in the Designated Accounts, and the proceeds thereof (which amount shall include amounts in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables and with certain exceptions made for certain limited time periods the proceeds thereof (which amount shall include amounts in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be, and, with respect to RFC only, that the RFC

Receivable Purchase Agreement constitutes a valid transfer to RFC of all right, title and interest of TRS or the applicable seller in and to the Receivables, whether then existing or thereafter created in the applicable Designated Accounts, and the proceeds thereof. In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interests of holders of the certificates of all Series which have an interest in the Trust, either the Trustee or the holders of certificates evidencing undivided interests in such Trust aggregating more than 50% of the outstanding invested amount of all such Series, by written notice to the Transferors (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Transferors to accept reassignment of all Receivables within 60 days of such notice or any longer period agreed upon by the Trustee (not to exceed an additional 60 days). The Transferors will be obligated to accept reassignment of all such Receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of such Receivables which are not Eligible Receivables, as the case may be. The price for such transfer of Receivables shall be equal to the sum of the aggregate invested amounts of all such Series on the Record Date related to the applicable payment date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all interest accrued but unpaid on all such Series at the applicable certificate rates through the end of the interest accrual periods of such Series. The payment of such amount into the Collection Account in immediately available funds will be considered a prepayment in full of all such Receivables and will be paid in full to the Certificateholders. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

         Pursuant to the RFC Receivable Purchase Agreement, TRS has made representations and warranties with respect to the Receivables sold by it to RFC pursuant to the RFC Receivable Purchase Agreement substantially similar to those described above with respect to the Transferors. As a result, in the event that RFC breaches a representation and warranty described above with respect to a Receivable sold to RFC by TRS or such seller, TRS or such seller will be required to repurchase from RFC the Receivables retransferred to RFC for an amount of cash equal to the amount RFC is required to deposit under the Agreement in connection with such retransfer.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates an "Eligible Receivable" will be defined to mean each Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all requirements of law and pursuant to a Cardmember agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by an Account Originator in connection with the creation of such Receivable or the execution, delivery and performance by such Account Originator of the related Cardmember agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from a Transferor to the Trust of all of such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the Cardmember thereof enforceable against such Cardmember in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in, with respect to any Receivable conveyed to the Trust by RFC, the State of New York or, with respect to any Receivable conveyed to the Trust by Centurion Bank, the State of Utah, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the relevant Account Originator relating to the operation of its consumer charge card business, (ix) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the relevant Account Originator and the Transferor have satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the relevant Account Originator and the Transferor have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferors' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, will be required to deliver to the Trustee on or before March 1 (or such other date specified in the related Prospectus Supplement) of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of such Trust.

Addition of Accounts

         Subject to the conditions set forth in the second succeeding sentence, the Transferors will have the right to designate from time to time Additional Accounts to be included as Designated Accounts and to convey to the Trust on designated dates all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, the Transferors will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any two consecutive Due Periods, the Trust Principal Component minus the sum of the invested amounts (or adjusted invested amounts) for all Series having an interest in the Trust and plus the principal amount on deposit in any Principal Funding Account and the Special Funding Account (the "Transferor Amount") as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for the prior Due Period) is less than 15% (the "Minimum Transferor Percentage") or under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferors will in each case convey to the Trusts all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account at the time of its selection must be an Eligible Account; (ii) the selection of the Additional Accounts by each Transferor will be made in a manner which it reasonably believes will not materially adversely affect the Certificateholders' interests; and (iii) the Transferors shall have delivered prior written notice of the addition to the Rating Agency, the Trustee and the Servicer, and, if such Additional Accounts are being designated at the option of the Transferors, the Transferors shall have been notified in writing that such addition will not result in a reduction or withdrawal of the rating of any Series of Certificates as described under "Risk Factors-Payments and Maturity".

         Although each Additional Account must satisfy certain criteria set forth in the Agreement at the time of its selection, it is possible that Additional Accounts will not be of the same credit quality as the initial Designated Accounts.

Removal of Designated Accounts

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, on each Determination Date with respect to which the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for the prior Due Period) exceeds 20% at the end of any Due Period or under the circumstances and in the amounts specified in the related Prospectus Supplement, the Transferors will have the right to accept removal from the Trust of certain Designated Accounts designated by the Transferors (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders. The Transferors may, in their sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount over 15% of the Trust Principal Component (reduced as aforesaid) as of the end of the related Due Period, unless otherwise specified in the related Prospectus Supplement. The Transferors will be permitted to designate and require reassignment to them of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Transferors shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of all Designated Accounts after such removal, the Designated Accounts to be identified by account number and aggregate amount of Receivables; (ii) the Transferors shall represent and warrant that no selection procedure used by the Transferors which is adverse to the interests of the Certificateholders or any provider of Enhancements was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferors, cause a Pay Out Event to occur; (iv) the Transferors shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of certificates; and (v) the Transferors shall have delivered to the Trustee and each Rating Agency officers' certificates confirming the items set forth in clauses (i) through (iv) above.

Collection Account

         The Trustee will establish and maintain or cause to be established and maintained, in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account") for the benefit of the Certificateholders of all Series, including any Series offered hereby, with an Eligible Institution. An "Eligible Institution" means a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branches of foreign banks), which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ and P-1 by the applicable Rating Agency; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal funding account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America or its agencies, (ii) time deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) money market funds which have a rating in the highest rating category from the applicable Rating Agency,
(v) Eurodollar time deposits having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from the applicable Rating Agency, (vi) repurchase agreements involving certain of the above-listed investments so long as the other party thereto has at the time of the Trust's investment therein, a rating in the highest rating category from the applicable Rating Agency and (vii) any other investments as may be approved in writing by the applicable Rating Agency prior to the Trust's investment therein (collectively, the "Eligible Investments"). Any such investment shall be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Transferors unless a Pay Out Event occurs, in which event such funds will remain on deposit in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement. So long as no Servicer Default has occurred and the Servicer maintains certain short-term credit ratings, or obtains a guaranty or written confirmation of the ratings on the Certificates from each Rating Agency, the Servicer need not deposit funds into the Collection Account until the business day preceding the following Distribution Date and may use such funds for its own purposes. See "--Allocation of Collections; Deposits in Collection Account."

Other Trust Accounts

         The Agreement provides that the Trustee shall have the power to establish series accounts in accordance with the terms of Series Supplements, including an Interest Funding Account, a Principal Funding Account or such other account specified in the related Series Supplement, each of which series account shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement.

Allocation Percentages

         Pursuant to the Agreement, during each Due Period the Servicer will allocate, among the Certificateholders' Interest of all Series of Certificates issued by the Trust (and between each Class of each Series) and the Transferor Interest, all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables. The Servicer will make each allocation by reference to the applicable Invested Percentage of each Series and the Transferor Percentage in each case. The Prospectus Supplement relating to a Series will specify the Invested Percentage with respect to Yield Collections, Principal Collections and Defaulted Receivables during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation among the classes of such Series.

         The Transferor Percentage will, in each case, be equal to 100% minus the aggregate Invested Percentage for all Series then outstanding.

Allocation of Collections; Deposits in Collection Account

         Unless otherwise specified in the related Prospectus Supplement, on the date of processing (generally the first business day after a record of a transaction is first output in written form), the Servicer will deposit Collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account except as described below. So long as a Servicer Default has not occurred, TRS or an affiliate of TRS is the Servicer and the Servicer (i) maintains a short-term credit rating (which may be an implied rating) of at least A-1 and P-1 by the applicable Rating Agency, or (ii) obtains a guarantee pursuant to the Agreement with respect to the Servicer's deposit and payment obligations thereunder so long as the guarantor maintains a short-term credit rating (which may be an implied rating) of at least A-1 and P-1 by the applicable Rating Agency, or (iii) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of Certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for the two business day period following any reduction of either such rating or failure to satisfy the conditions of either clause (ii) or
(iii), the Servicer need not deposit

Collections and payments made by the Transferors in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such Collections and payments until the business day preceding the Distribution Date, at which time the Servicer must deposit such amounts (net of the Monthly Servicing Fee and net of any amounts to be distributed to the Transferors) into the Collection Account. Until such Collections and payments are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short-term investment of such proceeds will accrue to the Servicer. Although S&P and Moody's have assigned short-term debt ratings to the Servicer of A-1 and P-1, respectively, while the Servicer holds Collections and payments made by the Transferors in respect of Ineligible Receivables, the Certificateholders will be subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for use of Collections and payments made by the Transferors in respect of Ineligible Receivables. See "--Risk Factors--Certain Legal Aspects." Collections on the Receivables allocable to the Transferor Interest will be remitted by the Servicer on each day to the Transferors.

         Unless otherwise specified in the related Prospectus Supplement, if the Servicer's short-term credit rating is reduced below A-1 by S&P, the Trustee, within five business days, shall deliver to the banks maintaining accounts into which Cardmember payments on the Accounts are deposited certain lockbox letters executed by TRS relating to control of funds in such accounts unless other arrangements satisfactory to S&P are put into place.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, if the Servicer is required to deposit Collections on the Receivables for the related Due Period allocable to the Certificateholders' Interest into the Collection Account on the date of processing: (i) during the Revolving Period, an amount equal to the applicable Invested Percentage of Principal Collections received each day will first be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date and then will be remitted by the Servicer to the Transferors on the date of processing unless such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) below 3% (after giving effect to any new Receivables transferred to the Trust) in which case such amount will be deposited in the Collection Account as Undistributed Principal Collections, and an amount equal to the applicable Invested Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing, (ii) during the Controlled Amortization Period or the Rapid Amortization Period, as applicable, an amount equal to the applicable Invested Percentage of Principal Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing until such deposits equal an amount specified in the related Prospectus Supplement; thereafter the applicable Invested Percentage of Principal Collections received each day will first be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date, then will be remitted by the Servicer to the Transferors on the date of processing unless such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component (reduced as aforesaid) below 3% (after giving effect to any new Receivables transferred to the Trust), in which case such amount will be deposited into the Collection Account as Undistributed Principal Collections and the applicable Invested Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing, and (iii) during an Early Amortization Period, all Principal Collections received each day allocable to the Certificateholders' Interest will be deposited by the Servicer into the Collection Account on the date of processing until such deposits equal the amount of principal permitted to be paid to Certificateholders on each Special Payment Date; thereafter such Principal Collections will be deposited into the Collection Account as Excess Principal Collections and the applicable Invested Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing.

Principal Collections for all Series

         If so specified in the related Prospectus Supplement, to the extent that Principal Collections and certain other amounts that are allocated to the Certificateholders' Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Excess Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

Application of Collections

         Any Principal Collections not distributed to the Transferors because such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of such calculation, by the Privileged Assets Calculated Amount) below 3% (after giving effect to any new Receivables transferred to the Trust for the related Due Period) ("Undistributed Principal Collections") will be deposited to the Collection Account until distributable to the holders of the Exchangeable Transferor Certificate or, if the Controlled Accumulation Period, Early Accumulation Period or the Early Amortization Period has commenced, on each Distribution Date all or a portion thereof will be treated as specified in the related Prospectus Supplement. Any proceeds from any repurchase of the Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event as a result of the bankruptcy or insolvency of TRS or a Transferor or in connection with the Series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Yield Collections, as applicable.

Distributions from the Collection Account

         Unless otherwise specified in the related Prospectus Supplement, the Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date to make the following distributions and allocations for such Distribution Date:

         (a) An amount equal to the applicable Invested Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding such Distribution Date will be allocated in the priority described in the related Prospectus Supplement.

         (b) For each Distribution Date with respect to any Accumulation Period or any Amortization Period and thereafter, the remaining funds on deposit in the Collection Account with respect to such Distribution Date will be allocated in the priority described in the related Prospectus Supplement.

         In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

Sharing of Excess Yield Collections Among Excess Allocation Series

         Any Series may be designated as an Excess Allocation Series. Yield Collections and certain other amounts allocable to the Certificateholders' Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any Enhancement for such Series) that are payable out of Yield Collections (any such excess being referred to herein as "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from Yield Collections allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series; provided, however, that the sharing of Excess Yield Collections among Excess Allocation Series will cease if the Transferors shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferors, the continued sharing of Excess Yield Collections among Excess Allocation Series would have adverse regulatory implications with respect to one or both of the Transferors or TRS. Following the delivery by the Transferors of any such certificate to the Trustee there will not be any further sharing of Excess Yield Collections among such Excess Allocation Series. In all cases, any Excess Yield Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Exchangeable Transferor Certificate. While any Series may be designated as an Excess Allocation Series, there can be no assurance that for any Excess Allocation Series (a) any other Series will be designated as an Excess Allocation Series, (b) for any Due Period there will be any Excess Yield Collections from any other Excess Allocation Series, (c) any agreement relating to the Enhancement for another Excess Allocation Series will not be amended to increase payments to the providers of such Enhancement, thereby decreasing the amount of Excess Yield Collections available from such other Series or (d) the Transferors will not at any time deliver a certificate as described above. While the Transferors believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Yield Collections among Excess Allocation Series will not have adverse regulatory implications for either of them or TRS, there can be no assurance that this will continue to be true in the future.

 Special Funding Account

         If on any date the Transferor Amount, expressed a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), is not maintained at the Minimum Transferor Percentage, the Servicer may elect not to distribute to the holders of the Transferor Certificates any collections of Excess Principal Collections allocable to a Series or a Group that otherwise would be distributed to such holders, but may deposit such funds in the Special Funding Account. Funds on deposit in the Special Funding Account may be withdrawn and paid to the holders of the Transferor Certificates or pay amounts to other Series on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) exceeds the Minimum Transferor Percentage on such date; provided, however, that if a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period, Rapid Amortization Period or Early Amortization Period is in effect for any Series, any funds on deposit in the Special Funding Account will be released and treated as Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, but only to the extent that doing so would not cause the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), to be less than the Minimum Transferor Percentage.

         Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Due Period will be withdrawn from the Special Funding Account and treated as Yield Collections for such Due Period.

Defaulted Receivables; Recoveries; Adjustments

         "Defaulted Receivables" for any Due Period are Receivables which were charged off as uncollectible in such Due Period. Unless otherwise specified in the related Prospectus Supplement, Receivables in a Designated Account will be considered charged off for the purposes of the Agreement on the earlier of (i) the cycle billing date next following the date when such Designated Account becomes 360 days past due from the date of the billing statement and (ii) the cycle billing date on which such Designated Account is charged off in accordance with the customary and usual servicing procedures of the Servicer. The amount of Defaulted Receivables for any Due Period will be an amount (not less than zero) equal to the product of one minus the Yield Factor and an amount equal to (a) the amount of the Receivables that were charged off in such Due Period less (b) the amount of Recoveries received by the Servicer in such Due Period and less
(c) the full amount of any Defaulted Receivables as to which the Transferors or the Servicer are obligated to accept reassignment for such Due Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one of the Transferors or the Servicer. Unless otherwise specified in the related Prospectus Supplement, a portion of all Defaulted Receivables (the "Investor Default Amount") will be allocated to the Certificateholders' Interest for each Distribution Date in an amount equal to the product of (a) the applicable Invested Percentage as specified in the related Prospectus Supplement, during the immediately preceding Due Period and (b) the amount of Defaulted Receivables for such Due Period.

         If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing effort, nonpayment of a Privileged Assets billed amount or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action (each, an "Adjustment"), the Trust Principal Component will be reduced by the product of (i) one minus the Yield Factor and
(ii) the amount of such Adjustment. To the extent that such reduction in the Trust Principal Component would cause the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount), to be less than 3%, the Transferors shall deposit to the Collection Account an amount (the "Transfer Deposit Amount") sufficient to cause the Transferor Amount as a percentage of the Trust Principal Component (reduced as aforesaid) to be at least equal to 3%. Any such deposit into the Collection Account shall be deemed a Principal Collection.

         As one of the features of Cardmembership, a Privileged Assets program (the "Privileged Assets program") is offered, under which Cardmembers can make voluntary contributions to an annuity program with a TRS insurance affiliate. Enrollees can choose a monthly contribution amount not to exceed $5,000 per month, which amount is billed to their Card account. Payment of such billed contribution amounts is voluntary, and therefore such amounts do not constitute Receivables, although they are treated under the Agreement in the same manner as Receivables when they are billed to Cardmembers, in the same manner as Collections when they are paid by Cardmembers and in the same manner as an Adjustment if they are not paid within 60 days of first being billed. Because payment of Privileged Assets billed amounts is voluntary by the Cardmember, a portion of the Privileged Assets billed amounts estimated to have occurred with respect to the Designated Accounts in a Due Period is excluded from the calculation of Trust Principal Component for the purposes of determining whether the Transferor is required to add Accounts or to deposit any Transfer Deposit

Amount, whether a Pay Out Event has occurred and whether the Transferor is permitted to remove Accounts. Such excluded portion (the "Privileged Assets Calculated Amount") will be determined monthly as the product of (a) one minus the Yield Factor, (b) the Privileged Assets billed amounts estimated to have occurred with respect to the Designated Accounts in the preceding Due Period and
(c) a statistical formula applied to the lowest monthly payment experience of Privileged Assets billed amounts for the previous twelve months. Pursuant to the Agreement, if the estimated Privileged Assets billed amounts in the Trust increase beyond a specified level or if the payment rate of the Privileged Assets billed amounts in the entire Portfolio falls below a specified level, the Transferors are required to remove, within 120 days of such occurrence, a portion of the Accounts of Cardmembers who have enrolled in the Privileged Assets program. Unless otherwise provided in the related Prospectus Supplement, Privileged Assets billed amounts are included in the receivable balances and charge volume information for the Portfolio and in the Receivable balances for the Designated Accounts.

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Investor Charge-Offs

         With respect to each Series of Certificates, if, on any Distribution Date, the Investor Default Amount, if any, for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount, then the Invested Amount for such Series shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). The Invested Amount for such Series will thereafter be increased (but not in excess of the unpaid principal balance of the Certificates of such Series) on any Distribution Date by the amount of Yield Collections allocated and available for that purpose.

         In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes of such Series.

Final Payment of Principal; Termination of Trust

         With respect to each Series, the Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 10% (or such other amount specified in the related Prospectus Supplement) of the initial Invested Amount, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to a Transferor. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Invested Amount (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date with respect to which the repurchase occurs.

         Each Prospectus Supplement will specify the final date on which principal and interest on the Certificates will be scheduled to be distributed

(the "Series Termination Date"), subject to prior termination as provided above. In the event that the Invested Amount of the Certificates is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Certificates, an amount of Receivables up to 110% of the Invested Amount of the Certificates at the close of business on such date, but not more than the total amount of Receivables allocable to the Certificates, unless otherwise specified in the related Prospectus Supplement. The proceeds of any such sale will be treated as collections on the Receivables and applied as provided above in "--Application of Collections."

         Unless the Transferors instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate invested amounts of all Series issued by the Trust is zero or (b) the date specified in the related Prospectus Supplement (the "Final Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferors all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

Pay Out Events

         Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Series will continue through the end of the date specified in the related Prospectus Supplement, unless a Pay Out Event occurs. An Early Amortization or Early Accumulation Period will commence on the day on which a Pay Out Event occurs or is deemed to occur. A "Pay Out Event" with respect to all Series issued by any Trust refers to any of the following events, unless otherwise specified in the related Prospectus Supplement:

                   (i) certain events of bankruptcy or insolvency relating to either Transferor or TRS;

                   (ii) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                   (iii) after any applicable grace period, a failure by the Transferors to convey Receivables in Additional Accounts to the Trust when required by the Agreement.

         In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified as a Pay Out Event in the related Prospectus Supplement. The Early Amortization or Early Accumulation Period will commence on the day on which an a Pay Out Event occurs or is deemed to occur. Monthly distributions of principal to the Certificateholders or deposits of principal to the Principal Funding Account, as specified in the related Prospectus Supplement, will begin (if they have not already) on the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred. Thus, if an Early Amortization Period commences,

Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates. If the only Pay Out Event to occur is either the insolvency of a Transferor or TRS or the appointment of a receiver or bankruptcy trustee for the Transferor or TRS, the receiver or bankruptcy trustee for such Transferor or TRS may have the power to delay or prevent commencement of the Early Amortization Period and Early Accumulation Period.

         In addition to the consequences of a Pay Out Event discussed above, if TRS (or another seller specified in the related Prospectus Supplement) or a Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of TRS (or such other seller) or a Transferor, on the day of such appointment TRS (or such other seller) will immediately cease to sell Receivables to RFC under the Receivable Purchase Agreement and promptly give notice to the Trustee of such appointment. If a Transferor voluntarily files for bankruptcy or a receiver or bankruptcy trustee is appointed for a Transferor, on the day of such appointment such Transferor will immediately cease to transfer Receivables to the Trust and such Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables of the Trust in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the Certificateholders (other than a Transferor or TRS , as holder of the Class B Certificates of any Series, if the bankruptcy of such Transferor or TRS, as applicable, resulted in such Pay Out Event) representing undivided interests aggregating more than 50% of the aggregate principal amount of each Series issued by the Trust (or, if such Series has more than one Class, of each Class thereof) and, with respect to any Series, any other person specified in the related Prospectus Supplement, the Trustee will sell, dispose of or otherwise liquidate the Receivables of the Trust (other than the Receivables allocable, in accordance with the Agreement, to any outstanding Series that voted to continue the Trust) in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds allocable to the Certificateholders will be distributed as specified above in "--Distributions from the Collection Account" and in the related Prospectus Supplement.

Indemnification

         Unless otherwise specified in the related Prospectus Supplement, the Agreement provides that the Servicer indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to the Agreement and any Series Supplement; provided, however, that the Servicer shall not indemnify the Trust, the Trustee or the Certificateholders for any liabilities, costs or expenses with respect to U.S. Federal, state or local income or franchise taxes required to be paid by the Trust or the Certificateholders.

         Under the Agreement, the Transferors indemnify injured parties for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferors will also indemnify each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify each Transferor for any losses, claims, damages and liabilities of such Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

         The Agreement provides that none of the Transferors, the Servicer, TRS or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferors, the Servicer, TRS or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

         In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Collection and Other Servicing Procedures

         Unless otherwise specified in the related Prospectus Supplement, pursuant to the Agreement, the Servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to charge card receivables owned by the Servicer or any subservicer.

         TRS (or any other entity specified in the related Prospectus Supplement), as Servicer, will be permitted under the Agreement to delegate its servicing obligations. Notwithstanding any such delegation, TRS, as Servicer, will continue to be liable for all of its obligations as Servicer under the Agreement.


         Servicing activities performed by the Servicer with respect to the Designated Accounts include collecting and recording payments, communicating with Cardmembers, investigating payment delinquencies, providing billing records to Cardmembers and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Designated Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Designated Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

Servicer Covenants

         In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Designated Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Designated Account, and will maintain in effect all qualifications required in order to service the Receivable or Designated Account and will comply with all requirements of law in connection with servicing the Receivables and the Designated Accounts, the failure to comply with which would have a material adverse effect on Certificateholders;
(ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; and (iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except in accordance with the Servicer's usual and customary servicing practices.

         Under the terms of the Agreement, the Servicer will be obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with respect to such Receivable or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivables or Designated Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been charged off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Due Period during which such obligation arises, provided that, if the Servicer is then required to make deposits to the Collection Account more frequently than monthly, the Servicer shall make such deposits not later than two business days after such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from Cardmembers under the Designated Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Yield Collections and Principal Collections as provided in the Agreement. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee") payable at the times and in the amounts specified in the related Prospectus Supplement. The Servicing Fee will be allocated among the Transferor Interest and the Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date (the "Monthly Servicing Fee") or such other specified periodic basis is equal to one-twelfth of the product of the applicable Servicing Fee and the Invested Amount as of the last day of the second preceding Due Period. The remainder of the Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders will have any obligations to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described in the related Prospectus Supplement.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Designated Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountant and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

Resignation and Certain Other Matters Regarding the Servicer

         With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except, among other reasons, (i) upon determination that such duties are impermissible under applicable law, regulation or order or (ii) upon the satisfaction of the following conditions: (a) the assumption of the duties and obligations of the Servicer under the Agreement by a proposed successor Servicer, (b) the written confirmation by the applicable Rating Agency that the rating of any related Series of Certificates then outstanding will not, solely as a result of such assumption, be reduced or withdrawn, (c) the delivery to the Trustee of an opinion of counsel to the effect that such assumption will not materially adversely affect the treatment of any related Series of Certificates then outstanding, after such assumption, as debt for Federal income tax purposes and that such assumption will not have any material adverse impact on the Federal income taxation of the Trust or any related

Certificateholder or Certificate Owner, and (d) the proposed successor Servicer has a net worth of not less than $50,000,000 and its regular business includes the servicing of charge card or revolving credit receivables. No such resignation described in clause (i) above will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

         Any person into which, in accordance with the Agreement, any of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the Transferor or the Servicer is a party, or any person succeeding to the business of any of the Transferor or the Servicer will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

Servicer Default

         Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, with respect to all of the Receivables held by the Trust and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferors under the Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferors shall have the right, which shall be exercisable at any time within 60 days of the giving of the notice of termination as described above, to nominate to the Trustee the name of a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferors if such entity meets certain eligibility criteria set forth in the Agreement. If the Transferors do not nominate an entity to be successor Servicer within such 60-day period, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will offer to the Transferors the right to accept the retransfer of all of the Receivables.

         A "Servicer Default" refers to any of the following events:

                   (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date the
                                       66

         Servicer is required to do so under the Agreement or any Series Supplement thereto (upon expiration of a five business day grace period), provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

                   (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Agreement or any Series Supplement thereto which has a material adverse effect on the Certificateholders of the related Series, which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any related Series then outstanding for such period, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

                   (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement thereto or in any certificate delivered pursuant to the Agreement or any Series Supplement thereto proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of the related Series, and which material adverse effect continues for the Certificateholders for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any related Series then outstanding for such period; or

                   (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer.

         Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses
(ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement thereto and the Servicer shall provide the Trustee, the issuer of any irrevocable letter of credit or provider of other form of Enhancement, if any, applicable to any related Series, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of an Servicer Default.

Reports to Certificateholders

         Unless otherwise specified in the related Prospectus Supplement, prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of Collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Due Period; (b) the applicable Invested Percentages for such Due Period; (c) the total amount to be deposited in the Principal Funding Account, if applicable; (d) the aggregate outstanding balance of the Designated Accounts which were delinquent by, respectively, 30 days, 60 days, 90 days and 120 days or more as of the cycle billing date for each such Designated Account occurring in the Due Period immediately preceding such Distribution Date; (e) the Investor Default Amount for such Distribution Date; (f) the amount of Investor Charge-Offs and the amount of reimbursements thereof for such Distribution Date; (g) the amount of the Monthly Servicing Fee for such Distribution Date; (h) the existing Deficit Controlled Amortization Amount or Deficit Controlled Accumulation Amount, if applicable; (i) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Due Period preceding such Distribution Date; (j) the Invested Amount at the close of business on the last day of the Due Period immediately preceding such Distribution Date; (k) the amount available under any Enhancement, if any, at the close of business on such Distribution Date; and (1) whether a Pay Out Event shall have occurred. The Trustee will make such statement available to the Certificateholders or Certificate Owners upon request. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

         On each Interest Payment Date (including the Expected Final Payment
Date) or Special Payment Date, as the case may be, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Interest Payment Date or Special Payment Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; (d) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the Record Date with respect to such Interest Payment Date or Special Payment Date, as the case may be; and (e) the "series factor" as of the end of the Record Date with respect to such Interest Payment Date or Special Payment Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Initial Invested Amount).

         The fiscal year of the Trust ends on December 31 in each year. On or before January 31 of each calendar year the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Federal Income Tax Consequences."

Evidence as to Compliance

         The Agreement provides that on or before March 31 of each calendar year (or such other date specified in the related Prospectus Supplement), the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such statement. In addition, on or before March 31 of each calendar year (or such other date specified in the related Prospectus Supplement), such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee stating that such amounts are in agreement except for such exceptions which shall be set forth in such report.

         The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

         Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments


         Unless otherwise specified in the related Prospectus Supplement, the Agreement and the related Series Supplement may be amended by the Transferors, the Servicer and the Trustee, without Certificateholder consent to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, modify or eliminate such provisions as the transferors may deem necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Internal

Revenue Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income, and to add any other provisions with respect to matters or questions arising under the Agreement or the related Series Supplement which are not inconsistent with the provisions of the Agreement or such Series Supplement. The amendments which the Transferors may make without the consent of Certificateholders pursuant to the preceding sentence include, without limitation, the addition or deletion of a sale of Receivables and termination of the Trust upon the occurrence of an insolvency of either of the Transferors. In addition, the Agreement and the related Series Supplement may be amended from time to time by the Transferors, the Servicer and the Trustee, without Certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding thereunder provided that (i) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Certificateholders of any outstanding Series thereunder (or 100% of the Class of Certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Certificates thereunder or any Certificate Owner and (iii) the applicable Rating Agency shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates thereunder. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not require Certificateholder consent under the provisions of the Agreement or any Series Supplement.

         Each Agreement and the related Series Supplement may also be amended by the Transferors, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66% of the principal amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued thereunder and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series,
(ii) change the definition or the manner of calculating the invested amount, invested percentage, the applicable available amount under any Enhancement or the investor default amount of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected.

         Promptly following the execution of any amendment to the Agreement or a Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series.


List of Certificateholders

         With respect to each Series of Certificates, upon written request of three or more Certificateholders of record or any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, no Agreement generally will provide for any annual or other meetings of Certificateholders.

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

The Trustee

         The Trustee is The Bank of New York. Any Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferors, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group.

         For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                   ENHANCEMENT

General

         For any Series, Enhancement may be provided with respect to one or more

Classes thereof. Enhancement may be in the form of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, a collateral interest, a tax protection agreement, an interest rate swap, an interest rate cap, a surety bond, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other contract or agreement for the benefit of Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

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

         If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any Enhancement Provider, including
(i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under such it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

         If so specified in the related Prospectus Supplement, one or more Classes of Subordinated Certificates of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which such amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Letter of Credit

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

         The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Cash Collateral Guaranty or Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferors elect, subject to certain conditions specified in the related Prospectus Supplement, to apply Principal Collections allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent Principal Collections allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent Excess Yield Collections are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Surety Bond or Insurance Policy

         If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Spread Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

              DESCRIPTION OF THE RFC RECEIVABLE PURCHASE AGREEMENT

         The Receivables in the Designated Accounts that are owned by TRS, and which are transferred to the Trust by RFC, were purchased by RFC from TRS pursuant to the Receivable Purchase Agreement, dated as of June 30, 1992, as amended and supplemented, between RFC, as purchaser, and TRS, as seller (the "Receivable Purchase Agreement"). (A copy of the Receivable Purchase Agreement is incorporated by reference to the Registration Statement of which this Prospectus is a part.) The following summary describes certain terms of the Receivable Purchase Agreement.

Sale of Receivables

         Under the Receivable Purchase Agreement, TRS sold to RFC all of TRS' right, title and interest in and to the Receivables existing and arising in the Designated Accounts owned by TRS. Under the Agreement, all of such Receivables are, in turn, assigned by RFC to the Trust, and RFC has assigned all of its rights in, to and under the RFC Receivable Purchase Agreement to the Trust. In addition, under the Receivable Purchase Agreement, TRS may sell to RFC all of its right, title and interest in and to the Receivables existing and arising in Additional Accounts owned by TRS. Unless otherwise specified in the related Prospectus Supplement, the purchase price for the Receivables sold by TRS to RFC was paid and will be payable by RFC in cash or, at the election of RFC, as a capital contribution by TRS, RFC's parent, or a combination thereof.

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

         In connection with the sale of the Receivables contemplated by the Receivable Purchase Agreement, TRS has indicated and will indicate in its records, including any computer files, that the Receivables in the Designated Accounts owned by TRS have been sold to RFC by TRS and that such Receivables, in turn, have been transferred by RFC to the Trust. In addition, TRS provided and will provide to RFC a computer file or a microfiche list containing a true and complete list identifying the Designated Accounts by account number and total outstanding balance on the Cut Off Date or Additional Account Cut Off Date, as the case may be, as of which the Receivables in such Designated Account were sold to RFC. The records and agreements relating to such Designated Accounts and Receivables have not been and will not be segregated by TRS from other documents and agreements relating to other charge accounts and receivables and have not been and will not be stamped or marked to reflect the sale thereof to RFC. TRS has filed UCC financing statements naming itself as debtor and RFC as secured party and meeting the requirements of state law in New York with respect to the Receivables arising under the Designated Accounts, the Receivables of which have been sold by it to RFC, and will similarly file UCC financing statements with respect to such Receivables in any Additional Accounts. See "Risk
Factors--Certain Legal Aspects" and "Certain Legal Aspects of Receivables."

         Pursuant to the Receivable Purchase Agreement, TRS may, if RFC is required to designate Additional Accounts under the Agreement, upon request of RFC designate Additional Accounts to be included as Designated Accounts under the Receivable Purchase Agreement. TRS and RFC may also agree from time to time to designate Additional Accounts under the Receivable Purchase Agreement. RFC may require TRS to repurchase Receivables existing or to be created in Designated Accounts designated as Removed Accounts pursuant to the Agreement. See "Description of the Certificates and the Agreement--Removal of Designated Accounts."

Representations and Warranties

         TRS has represented and warranted to RFC in the Receivable Purchase Agreement, that on the Closing Date (a) TRS is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Receivable Purchase Agreement, (b) the Receivable Purchase Agreement constitutes a legal, valid and binding obligation of TRS, (c) the Receivable Purchase Agreement constitutes a valid sale to RFC of all right, title and interest of TRS in and to the Receivables, whether then existing or thereafter created in the Designated Accounts owned by TRS and the proceeds thereof which is effective as to each such Receivable upon the creation thereof and (d) as of the applicable Selection Date and, in the case of certain selection criteria, also as of the applicable Cut Off Date (or as of the Additional Account Selection Date and, in the case of certain selection criteria, also as of the Additional Account Cut Off Date), each Account subject to the Receivable Purchase Agreement was an Eligible Account. Upon the breach of certain of the representations and warranties described in this paragraph or if a material amount of the Receivables are determined not to be Eligible Receivables, TRS will repurchase from RFC for an amount of cash equal to the amount of cash which RFC is required to deposit under the Agreement connection with such breach.

         TRS has covenanted and will covenant to RFC for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Designated Accounts subject to the Receivable Purchase Agreement, unless cured within 60 days from receipt of notice from RFC or the Trustee, it will accept the transfer of any Receivable sold by TRS to RFC that is charged off as uncollectible or any such Receivable the proceeds of which are unavailable to the Trust if (i) such Receivable is not an Eligible Receivable, (ii) such Receivable was not conveyed by TRS to RFC free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all requirements of law, (iii) all material information with respect to the Receivables and the Designated Accounts related thereto in the list provided by TRS to RFC was not true and correct in all material respects, (iv) TRS did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to RFC and, in turn, to the Trust, or (v) on the closing date with respect to the initial Designated Accounts owned by TRS, and on the applicable Additional Account Closing Date with respect to Additional Accounts owned by TRS, the computer file or list of Designated Accounts or Additional Accounts, as the case may be, provided by TRS to RFC was not an accurate and complete listing of all such Accounts in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable, or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was not true and correct in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable. Additionally, TRS covenants in the Receivable Purchase Agreement to repurchase, under certain conditions, each Receivable sold by it to RFC which is subject to certain specified liens immediately upon the discovery of such liens. TRS shall repurchase any such Receivable, if RFC is required to accept the retransfer of such Receivable under the Agreement, on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the balance of such Receivable.

         TRS has also agreed to indemnify RFC and to hold RFC harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by RFC if the foregoing representations and warranties are materially false.

Certain Covenants

         In the RFC Receivable Purchase Agreement, TRS covenants to perform its obligations under the account agreements relating to the Designated Accounts owned by it and TRS' policies and procedures relating to the Designated Accounts owned by it unless the failure to do so would not have a material adverse effect on the rights of the Trust, as assignee of the Receivables existing or arising thereunder, or the Certificateholders. In that regard, TRS may change the terms and provisions of such account agreements or policies and procedures in any respect (including, without limitation, the calculation of the amount, or the timing, of charge-offs), so long as any such changes are made applicable to comparable segments of the charge accounts owned and serviced by TRS which have characteristics the same as, or substantially similar to, the Designated Accounts.

         In addition, TRS expressly acknowledges and consents to RFC's assignment of its rights relating to Receivables and under the Receivable Purchase Agreement to the Trustee for the benefit of the Certificateholders. TRS also agrees, for the benefit of the Trustee and any provider of any Enhancement, that any amounts payable by TRS to RFC pursuant to the Receivable Purchase Agreement that are to be paid by RFC to the Trustee for the benefit of the Certificateholders will be paid by TRS on behalf of RFC directly to the Trustee.

Termination


         The Receivable Purchase Agreement will terminate immediately after the Trust terminates. In addition, if pursuant to certain provisions of Federal law, TRS becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and it is not dismissed within 90 days of its institution, or if a bankruptcy trustee is appointed for TRS, TRS will immediately cease to sell Receivables to RFC and promptly give notice of such event to the Transferor and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         The following is a description of certain legal aspects of the transfer from TRS to RFC of Receivables under the Receivable Purchase Agreement and of the assignment of Receivables by RFC and Centurion Bank, the Transferors, to the Trust under the Agreement.

Transfer of Receivables

         Pursuant to the Receivable Purchase Agreement, TRS has sold to RFC all of TRS' right, title and interest in and to all Receivables existing or arising from time to time in the Designated Accounts owned by TRS. Pursuant to the Agreement, RFC, as a Transferor, in turn, has assigned to the Trust, without recourse, all of RFC's right, title and interest in and to such Receivables. In the Agreement, RFC covenants and warrants that such transfer constitutes either a valid absolute transfer and assignment to the Trust of all right, title and interest of RFC in and to such Receivables (except as otherwise resulting from RFC's interest in the Exchangeable Transferor Certificate) or a grant of a security interest in such Receivables by RFC to the Trust. See "Risk Factors--Insolvency Issues: RFC", "-Insolvency Issues: Centurion Bank", "-TRS as Servicer" and "-Other Insolvency Issues".

         Pursuant to the Agreement, Centurion Bank, as a Transferor has assigned to the Trust, without recourse, all of Centurion Bank's right, title and interest in and to all Receivables existing or arising from time to time in the Designated Accounts owned by Centurion Bank.

         In the Agreement, each Transferor covenants and warrants to the Trust that, if the transfer of Receivables by such Transferor to the Trust is deemed to create a security interest under the UCC and, assuming that such Transferor is not at the time the subject of any insolvency proceeding, there will exist
(i) a valid, subsisting and enforceable, first-priority, perfected security interest in the Receivables assigned to the Trust by such Transferor and in existence since the time of the formation of the Trust in favor of the Trust, and (ii) a valid, subsisting and enforceable, first-priority, perfected security interest in the Receivables assigned to the Trust by such Transferor and created thereafter and, in each case, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see "Description of the Certificates-Covenants, Representations and Warranties."

         The Receivables are "accounts" or "general intangibles" as defined in

Article 9 of the UCC. To the extent the Receivables constitute "accounts", both the absolute transfer of such Receivables and the transfer of such Receivables as security for an obligation are subject to the provisions of Article 9 of the UCC, including the filing of financing statements to perfect the Trust's rights as a secured party or as a purchaser. To the extent the Receivables constitute "general intangibles" and the transfer of such Receivables is deemed to be a transfer as security for an obligation, Article 9 of the UCC is applicable to the same extent as it is applicable to Receivables constituting accounts. Accordingly, financing statements covering the Receivables assigned to the Trust by Centurion Bank will be filed under the UCC as in effect in the State of Utah to perfect the interest of the Trust in and to such Receivables, and financing statements covering the Receivables assigned to the Trust by RFC will be filed under the UCC as in effect in the State of New York to perfect the interest of the Trust in and to such Receivables. To the extent the Receivables constitute "general intangibles" and the transfer of such Receivables is deemed to be an absolute transfer, then the UCC is not applicable, and no further action is required to perfect the Trust's interest in such Receivables from third-party claims.

         Under the UCC, there are certain circumstances under which prior or subsequent transferees of Receivables coming into existence after the date of the Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of a Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Under the RFC Receivable Purchase Agreement, however, TRS will be obligated to repurchase from RFC any Receivable in any Designated Account owned by TRS that is not free and clear of the lien of any third party, except certain permitted tax liens. In addition, under the Agreement, each Transferor will covenant to accept the reassignment of any Receivable conveyed by it to the Trust that is not free and clear of the lien of any third party, except certain permitted tax liens. In addition, the Transferors covenant that they will not sell, pledge, assign, transfer or grant any lien on any of the Receivable (or any interest therein) other than to the Trust.

         Unless continuation statements are filed within the time specified in the UCC in respect of the ownership interest of RFC in and to the Receivables sold by TRS to RFC or the ownership or security interest of the Trust in and to the Receivables assigned to the Trust by the Transferors, the perfection of such interest will lapse.

         Because the Trust's interest in and to the Receivables is dependent upon the Transferors' respective interests in and to the Receivables, any adverse change in the priority or perfection of a Transferor's ownership or security interest in the Receivable assigned by it to the Trust would correspondingly affect the Trust's interest in such Receivables.

         As set forth under "Risk Factors--Certain Legal Aspects," cash Collections of Receivables will, except in certain circumstances, be available for use by the Servicer until deposited into the Collection Account on each Distribution Date. In the event of insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash Collections.

Certain Matters Relating to Bankruptcy

         The Agreement provides that, upon the appointment of a receiver or bankruptcy trustee for a Transferor or TRS, the affected Transferor or TRS, as applicable, will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series issued by the Trust will occur. Under the Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates (other than the Transferors or TRS, as holder of Class B Certificates, if the appointment of a receiver or bankruptcy trustee for a Transferor or TRS, as applicable, resulted in such Pay Out Event) representing undivided interests aggregating more than 50% of the aggregate principal amount of each Class of each Series and, with respect to any Series, any other person specified in the related Prospectus Supplement, or unless otherwise required by the receiver or bankruptcy trustee for the affected Transferor or TRS, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections. If the only Pay Out Event to occur is either the insolvency of TRS or a Transferor or the appointment of a receiver or bankruptcy trustee for TRS or a Transferor, such receiver or bankruptcy trustee may have the power to continue to require TRS to transfer new Receivables to RFC or to require such Transferor to continue to transfer new Receivables to the Trust, as applicable, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period and an Early Accumulation Period. See "Description of the Certificates--Pay Out Events."

Consumer Protection Laws

         The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by Centurion Bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. The statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to credit and charge accounts promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer credit industry. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferors with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an Account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' interest therein) will be reassigned to the

Transferors. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates-Covenants, Representations and Warranties."

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being charged-off as uncollectible. See "Description of the Certificates-Defaulted Receivables; Recoveries; Adjustments."

Claims and Defenses of Cardmembers Against Trust

         The UCC provides that (a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to all the terms of the contract between TRS and the obligor and any defense or claim arising therefrom and to any other defense or claim of the obligor against TRS which accrues before the obligor receives notification of the assignment and (b) any obligor is authorized to continue to pay TRS until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the obligor, the Trustee has furnished reasonable proof of the assignment.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a discussion of material federal income tax consequences relating to the investment in a Certificate offered hereunder. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

         For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.


Treatment of the Certificates as Debt

         The Transferors express in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferors, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferors will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

         A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

         The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the Transferors have relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the Transferors ("Special Counsel"), is of the opinion that, under current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

Treatment of the Trust

         General. The Agreement permits the issuance of Certificates and certain other interests (including any collateral interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Exchangeable Transferor Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferors (or other holders of the Exchangeable Transferor Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Exchangeable Transferor Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferors (or other holders of the Exchangeable Transferor Certificate) and the other holders of equity interests in the Trust.

         Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Exchangeable Transferor Certificate, the Certificates or any other interest in the Trust (including any collateral interest) were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Special Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

         If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

         Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferors intend to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferors expect such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferors. As a result, there can be no assurance that the measures the Transferors intend to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

         If the Trust treated as a partnership nevertheless were not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferors (or the holders of the Exchangeable Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Transferors may cause that Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

         If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).


         FASIT Election. Upon satisfying certain conditions set forth in the Agreement, the Transferors will be permitted to amend the Agreement and any Series Supplement in order to enable all or a portion of a Trust to qualify under the Code as a "Financial Asset Securitization Investment Trust" or "FASIT" and to permit a FASIT election to be made with respect thereto. See "Description of the Certificates-Amendments." Under the FASIT provisions of the Code, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. However, there can be no assurance that the Transferors will or will not cause any permissible FASIT election to be made with respect to the Trust, or amend the Agreement or any Series Supplement in connection with any election. Regulations needed to implement the FASIT legislation have not yet been issued and, until such regulations are issued and become effective, the Transferors are unable to provide specific information concerning any such election or amendment or the probability that any such election or amendment would be made. However, if such an election is made, it may cause a Certificate Owner to recognize gain with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election, because the Certificate Owner could be treated as surrendering one debt instrument in exchange for another. Any such gain would be equal to the excess of the value of the Certificate over the Certificate Owner's basis therein at the time of the election; any loss similarly determined would likely be disallowed under the "wash sale" rules of Section 1091 of the Code. Additionally, any such election and any related amendments to the Agreement and any Series Supplement may have other tax and non-tax consequences to

Certificate Owners. Accordingly, prospective Certificate Owners should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.


Taxation of Interest Income of U.S. Certificate Owners

         General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

         Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

         Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

         Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

Sale or Exchange of Certificates

         Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and

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

the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Non-U.S. Certificate Owners

         In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either of the Transferors entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership, or of stock in the Trust if treated as a corporation), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to either of the Transferors (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either of the Exchangeable Transferor Certificate other than either of the Transferors or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. Under currently applicable law, the statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a non-U.S. Certificate Owner may establish an exemption from withholding generally beginning January 1, 2000; non-U.S. Investor Certificateholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

         Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

         If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding

         Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

         In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

         Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.


         Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures generally beginning January 1, 2000; Investor Certificateholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

State and Local Taxation

         The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those pension, profit sharing and other employee benefit plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing Certificates a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its investment portfolio.


         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, an individual retirement account or a Keogh plan which is subject to such provisions (a "Plan") from engaging in certain transactions involving "plan assets" with certain persons ("parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest")) with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption is applicable, if a Certificate were viewed as debt of either Transferor and such Transferor were a Party in Interest with respect to a Plan that acquired the Certificate.

         Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute "plan assets" of any Plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of a Plan subject to ERISA or Section 4975 of the Code. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an "equity interest" could be deemed to be "plan assets" of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include "plan assets") purchase Certificates, the Trust could be deemed to hold "plan assets" unless one of the exceptions under the Final Regulation (or another statutory or administrative exemption) is applicable to the Trust. The operations of the Trust could result in prohibited transactions if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.



         The Final Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that if a Plan (or an entity whose assets include "plan assets") acquires a "publicly-offered security," the issuer of the security is not deemed to hold "plan assets". A "publicly-offered security" is a security which is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) a part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Each Class of Certificates of any Series must be tested separately for this purpose.



         There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by any underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Transferors will notify the Trustee as to whether or not the Certificates of any Series (or, if there is more than one Class in a Series, each Class of Certificates) will be expected to be held by at least 100 separately named persons at the conclusion of the offering. The Transferor will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100 independent investor criterion of the exception for publicly-offered securities is satisfied as to the Certificates of such Series (or Class). Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.


         If the Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include "plan assets" of Certificateholders that are Plans, transactions involving the Trust and Parties in Interest with respect to such Plans holding such Certificates might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Plan is a Cardmember under one of the Designated Accounts, under DOL interpretations the purchase of such Certificates by such Plan could constitute a prohibited transaction. The following five class exemptions issued by the DOL could apply in such event: DOL Prohibited Transaction Class Exemption ("PTCE") 96-23 (Class

Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTCE 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

         Moreover, as discussed above, although (unless provided otherwise in the applicable Prospectus Supplement) Special Counsel has given its opinion that the Certificates will properly be treated as debt for federal income tax purposes, if any Certificates are treated as equity interests in a partnership for such purposes in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity could be treated as unrelated debt-financed income under the Code and taxable to the investor.

         In addition, the Transferors or their affiliates may be considered to be Parties in Interest or fiduciaries with respect to some Plans. Accordingly, an investment by such a Plan in Certificates may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption.


         In light of the foregoing, fiduciaries of Plans (or other entities whose assets include "plan assets") considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would constitute or result in a prohibited transaction, whether the Trust assets which are represented by such Certificates would be considered "plan assets," the consequences that would apply if the Trust assets were considered "plan assets," the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt-financed income.


         Unless otherwise provided in the applicable Supplement, if the Transferors do not notify the Trustee, as described above, that the Certificates of any particular Series (or Class) will be expected to be held by at least 100 separately named persons, the Certificates of such Series (or Class) may not be acquired by any Plan or by any entity investing assets that are treated as "plan assets" of a Plan. Furthermore, in that case, the Agreement and the applicable Prospectus Supplement will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Plan and is not purchasing such Certificate on behalf of a Plan or with assets that are treated as "plan assets" of a Plan.

                                  LEGAL MATTERS

         Unless other legal counsel is specified in the related Prospectus

Supplement, certain legal matters relating to the Certificates will be passed upon for RFC by Carol V. Schwartz, Group Counsel to American Express and, for Centurion Bank, by Robert D. Kraus, Group Counsel to Centurion Bank. Ms. Schwartz and Mr. Kraus each own or have the right to acquire a number of shares of the common stock of American Express which, in the aggregate is less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the Transferors, the Trust and the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP has from time to time represented Centurion Bank, the Servicer and Credco and certain of their affiliates.

                              PLAN OF DISTRIBUTION

         The Transferors may sell the Certificates offered hereby either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Transferors, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

         The Certificates of a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement, if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Transferors and purchasers of Certificates of such Series.

         The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                           GLOSSARY FOR PROSPECTUS

Term                                                                    Page(s)
----                                                                    -------
Account........................................................             22
Account Originator.............................................    31
Accumulation Period............................................             11
Act............................................................              9
Additional Account Closing Date................................             37
Additional Account Cut Off Date................................             29
Additional Account Selection Date..............................             25
Additional Accounts............................................          5, 25
Adjustment.....................................................             41
Adverse Party..................................................             26
Agreement......................................................              4
American Express...............................................             26
Amortization Period............................................              7
application process............................................             22
Bankruptcy Code................................................             26
Card...........................................................         19, 22
Cardmember.....................................................             22
Cash Collateral Account........................................             51
Cash Collateral Guaranty.......................................             51
CEBA...........................................................    28
Cede...........................................................              2
CEDEL..........................................................             30
CEDEL Participants.............................................             30
Centurion Bank.................................................   cover, 5, 38
Certificate Owners.............................................              2
Certificate Rate...............................................              6
Certificateholders.............................................              2
Certificateholders' Interest...................................              6
Certificates...................................................       cover, 4
Class..........................................................          cover
Closing Date...................................................             10
Code...........................................................             56
Collateral Interest............................................    73
Collection Account.............................................         15, 38
Collections....................................................              6
Commission.....................................................              2
Controlled Accumulation Amount.................................             11
Controlled Accumulation Period.................................    16
Controlled Amortization Amount.................................             11
Controlled Amortization Period.................................             11
Controlled Deposit Amount......................................             11
Controlled Distribution Amount.................................             11

Cooperative....................................................             31
Credco.........................................................             17
Cut Off Date...................................................              6
Defaulted Receivables..........................................             41
Definitive Certificates........................................             31
Depositaries...................................................             29
Depository.....................................................             28
Designated Accounts............................................   cover, 5, 25
Disclosure Document............................................              9
Distribution Date..............................................             28
DOL............................................................             60
DTC............................................................             10
Due Period.....................................................              6
Early Accumulation Period......................................     9
Early Amortization Period......................................             12
Eligible Account...............................................             25
Eligible Institution...........................................             38
Eligible Investments...........................................             38
Eligible Receivable............................................             36
Enhancement....................................................              5
Enhancement Invested Amount....................................             50
ERISA..........................................................             15
Euroclear......................................................             31
Euroclear Operator.............................................             31
Euroclear Participants.........................................             30
Excess Allocation Series.......................................    22
Excess Principal Collections...................................             14
Exchange.......................................................              9
Exchange Act...................................................              2
Exchangeable Transferor Certificate............................              8
Expected Final Payment Date....................................              8
FASIT..........................................................    83
FDIA...........................................................    26
Final Regulation...............................................             60
Final Termination Date.........................................             42
Financial Asset Securitization Investment Trust................69, 83
FIRREA.........................................................    26
Foreign Investors..............................................             59
Global Securities..............................................             65
Holders........................................................             31
Indirect Participants..........................................             30
Ineligible Receivable..........................................             35
Interest Funding Account.......................................             32
Interest Payment Date..........................................              8
Interest Period................................................              8

Invested Amount................................................              7
Invested Percentage............................................              7
Investor Charge-Off............................................             42
Investor Default Amount........................................             41
IRS............................................................             56
L/C Bank.......................................................             50
MasterCard.....................................................             19
Minimum Transferor Percentage..................................             37
Monthly Interest...............................................             13
Monthly Servicer Report........................................             47
Monthly Servicing Fee..........................................             45
Moody's........................................................    32
New Accounts...................................................    29
OID............................................................             57
Original Billing Date..........................................             23
Participants...................................................             29
Parties in Interest............................................    87
Paying Agent...................................................             30
Payment Date Statement.........................................             47
Pay Out Events.................................................              7
Plan...........................................................    87
Portfolio......................................................             25
pre-approved process...........................................             22
Principal Collections..........................................             21
Principal Commencement Date....................................              8
Principal Funding Account......................................             11
Principal Terms................................................             34
Privileged Assets Calculated Amount............................             41
Privileged Assets program......................................             41
Prospectus Supplement..........................................          cover
Rapid Amortization Period......................................             12
Rating Agency..................................................             21
Receivable Purchase Agreement..................................              9
Receivables....................................................       cover, 4
Record Date....................................................             28
Recoveries.....................................................              5
Recovery Arrangements..........................................    36
Regulations....................................................             57
Removed Accounts...............................................      6, 25, 37
Reserve Account................................................             51
Revolving Period...............................................             10
RFC............................................................              2
Selection Date.................................................              5
Senior Certificates............................................              7
Series.........................................................          cover
Series Supplement..............................................              4

Series Termination Date........................................             42
Service Transfer...............................................             46
Servicer.......................................................      cover, 15
Servicer Default...............................................             46
Servicing Fee..................................................             45
S&P............................................................    32
Special Counsel................................................    81
Special Funding Account........................................    22
Spread Account.................................................             51
Subordinate Certificates.......................................              7
Tax Counsel....................................................             56
Terms and Conditions...........................................             31
Transfer Deposit Amount........................................             41
Transferor.....................................................      cover, 26
Transferor Amount..............................................          7, 37
Transferor Interest............................................          6, 28
Transferor Percentage..........................................             28
TRS............................................................          4, 26
Trust..........................................................          cover
The Trust......................................................       cover, 4
Trust Portfolio................................................             25
Trust Principal Component......................................             13
Trustee........................................................              4
UCC............................................................             17
Underwriters...................................................             62
Undistributed Principal Collections............................             40
U.S. Person....................................................    80
VISA...........................................................             19
Yield Collections..............................................             21
Yield Factor...................................................              6

                                                                        ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, any globally offered Certificates ("Global Securities") will be available only in book-entry form. Investors in Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositories of CEDEL and Euroclear and as participants in DTC.

         Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as participants of DTC.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
                                       95


Secondary Market Trading

         Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

         Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

         CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or
offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In this case, CEDEL or Euroclear will instruct the respective depositary to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                   1. borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                   2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or


                   3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


         A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:


         Exemption for non-US. persons (Form W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

         If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Global Security holder or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of Global

Securities, including certain withholding tax revisions generally effective begining January 1, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

-------------------------------------------------------------------------------

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Transferor or the Underwriters. Neither the delivery of this Prospectus Supplement nor the accompanying Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Transferors, TRS, American Express or any affiliate thereof or in the Receivables or the Designated Accounts since the date hereof. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                              --------------------

                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----
                              PROSPECTUS SUPPLEMENT

  Prospectus Summary............................................
  Risk Factors..................................................
  Domestic Consumer Charge Card Business........................
  The Designated Accounts.......................................
  Use of Proceeds...............................................
  Maturity and Principal Payment Considerations.................
  Description of the Class A Certificates and the
     Agreement..................................................
  Tax Matters...................................................
  ERISA Considerations..........................................
  Legal Matters.................................................
  Underwriting..................................................
  Glossary for Prospectus Supplement............................
  Annex I:  Other Issuances of Investor Certificates............

                                  PROSPECTUS

  Prospectus Supplement.........................................
  Reports to Certificateholders.................................
  Available Information.........................................
  Incorporation of Certain Documents by Reference...............
  Prospectus Summary............................................
  Risk Factors..................................................
  Domestic Consumer Charge Card Business........................
  The Designated Accounts.......................................
  The Transferor and Related Parties............................
  The Trust.....................................................
  Maturity and Principal  Payment Considerations................
  Description of Certificates...................................

  Enhancement...................................................
  Description of the Receivable Purchase Agreement..............
  Certain Legal Aspects of the Receivables......................
  Federal Income tax Consequences...............................
  State and Local Taxation......................................
  ERISA Considerations..........................................
  Legal Matters.................................................
  Plan of Distribution..........................................
  Glossary for the Prospectus...................................
  Annex 1: Global Clearance, Settlement and
     Tax Documentation Procedures...............................

                              --------------------

         Until [ o ], 1998 (90 days after the date of this Prospectus Supplement) all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     [ o ]

                               AMERICAN EXPRESS
                                 MASTER TRUST

                            [ o ]% Class A Accounts
                                  Receivable
                              Trust Certificates,
                                 Series 1998-1
                         American Express Receivables
                             Financing Corporation

                                      and

                               American Express
                                Centurion Bank
                                  Transferors

                               American Express
                                Travel Related
                             Services Company, Inc
                                   Servicer

                             ---------------------
                             PROSPECTUS SUPPLEMENT

                                  [ o ], 1998
                             ---------------------

                                [UNDERWRITERS]

-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

         A form of Prospectus Supplement for the initial Series of Certificates to be offered under this Registration Statement follows immediately after this Explanatory Note.

         A form of Prospectus Supplement for all Series subsequent to the initial Series follows immediately after the form of Prospectus Supplement for the initial Series. Such form describes the issuance of Certificates in two Classes, each of which may bear interest on a floating rate or fixed rate basis and utilizes a Controlled Accumulation Period. The Prospectus contemplates the issuance of future Series of Certificates on either a fixed or floating rate basis and in one or more Classes, utilizing either a Controlled Amortization Period or a Controlled Accumulation Period. Enhancement for any such Series may include various forms of enhancement described in the Prospectus designed to decrease the risk of loss for Certificateholders of a particular Series or Class, including subordination, a Collateral Interest, a Cash Collateral Account, a letter of credit, a maturity guaranty facility, a cash collateral guaranty, a tax protection agreement, a guaranteed rate agreement, a cash collateral guaranty, an interest rate swap, an interest rate cap, a surety bond or insurance policy, a spread account or a reserve account.

         If a Series is issued with only one Class, references to separate Classes, including references to subordination and reallocation between Classes, will be deleted from the attached form of Prospectus Supplement. In the event that any future Series utilizes a form of Enhancement as described above, disclosure regarding the applicable form of Enhancement will be added. See "Enhancement" in the Prospectus regarding the scope of such Prospectus Supplement disclosure. All other material variations in the terms of a future Series from the terms set forth in the attached form of Prospectus Supplement will be disclosed in the Prospectus Supplement for such Series.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             PROSPECTUS SUPPLEMENT

                      (To Prospectus dated May [o], 1998)

                                     $[o]

                         AMERICAN EXPRESS MASTER TRUST

             [o]% Class A Accounts Receivable Trust Certificates,
                                 Series 1998-1

                               -----------------

              American Express Receivables Financing Corporation
                        American Express Centurion Bank
                                  Transferors

                               -----------------

            American Express Travel Related Services Company, Inc.
                                   Servicer

                               -----------------

         Each of the [o]% Class A Accounts Receivable Trust Certificates, Series 1998-1 (collectively, the "Class A Certificates") offered hereby will evidence an undivided interest in the American Express Master Trust (the "Trust"), a trust that has been formed pursuant to the Amended and Restated Master Pooling and Servicing Agreement among American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank, as transferors (each, a "Transferor"), American Express Travel Related Services Company, Inc. ("TRS"), as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (in such capacity, the "Trustee"). The assets of the Trust include receivables (the "Receivables") generated from time to time in a

                                        (cover  sheet  continued  on next page)

                               -----------------

         Potential investors should consider, among other considerations, the information set forth in the sections entitled "Risk Factors" commencing on page [S-14] herein and on page [o] in the Prospectus.

                               -----------------

   THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY
       AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF AND
      ARE NOT GUARANTEED BY RFC, CENTURION BANK, TRS., AMERICAN EXPRESS
                    COMPANY OR ANY AFFILIATE THEREOF.
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                 Underwriting
                                      Price to   Discounts and    Proceeds to
                                       Public     Commissions   Transferor(1)(2)
                                      --------   -------------  ---------------

Per Class A Certificate........         [o]%         [o]%            [o]%
Total..........................          $[o]        $[o]            $[o]

(1) Plus accrued interest, if any, at the Class A Certificate Rate.
(2) Before deducting expenses payable by the Transferors, expected to be approximately $[o].

                              -----------------
         The Class A Certificates are offered when, as and if delivered to and accepted by the Underwriters, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A Certificates will be delivered in book-entry form on or about May [o], 1998, through the facilities of The Depository Trust Company, Cedel Bank societe anonyme and the Euroclear System.

                               [LEHMAN BROTHERS]
                            [OTHER UNDERWRITER(S)]

May [o], 1998

(continued from previous page)

portfolio of designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) accounts (the "Designated Accounts"), all monies due or to become due in respect of the Receivables (including, without limitation, amounts owing for the payment of merchandise and services, annual membership fees and other administrative fees and charges, and recoveries on charged-off Receivables), any Receivables in accounts added to the Trust from time to time, moneys on deposit in certain accounts of the Trust and all of the right, title and interest of RFC in the RFC Receivable Purchase Agreement. See "Description of the Certificates--General" in the Prospectus.

         Concurrently with the issuance of the Class A Certificates, the Trust will issue $[o] aggregate initial amount of [o]% Class B Accounts Receivable Trust Certificates, Series 1998-1 (the "Class B Certificates"; the Class A Certificates and the Class B Certificates are herein collectively referred to as the "Certificates"). The right of the Class B Certificateholders to receive interest payments on the Class B Certificates each month will be subordinated under all circumstances to the right of the Class A Certificateholders to receive monthly allocations of interest with respect to the Class A Certificates, and the right of the Class B Certificateholders to receive principal payments on the Class B Certificates will be subordinated under all circumstances to the right of the Class A Certificateholders to receive all payments of principal on the Class A Certificates. See "Prospectus Summary--Subordination of Class B Certificates" herein. The Transferors will initially own the remaining interest in the Trust not allocable to the Certificates or other outstanding series of certificates, and the Servicer will be responsible for servicing the Receivables. Only the Class A Certificates are being offered hereby.

         Interest with respect to the Class A Certificates will accrue from [o], 1998, and is payable on the 15th day of each month (or, if any such day is not a business day, the next succeeding business day) (each an "Interest Payment Date"), commencing June 15, 1998. The principal of the Class A Certificates is payable in full on [o] (the "Expected Final Payment Date"), unless a Pay Out Event has occurred, in which case it shall be paid monthly to the extent available from Principal Collections. Although it is anticipated that accumulated principal will be sufficient to pay all principal due on the Class A Certificates on the Expected Final Payment Date, if such accumulated principal is insufficient to make payment in full of the principal due on the Class A Certificates, thereafter principal will be paid monthly to the extent available from Principal Collections. In such a case, the actual maturity of the Class A Certificates would be later than the Expected Final Payment Date.

         The Class A Certificates will be represented by one or more Class A Certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Class A Certificates ("Class A Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Class A Certificate Owners only under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates" in the

Prospectus.

         Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

         There currently is no secondary market for the Series 1998-1 Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Series 1998-1 Certificates are paid in full.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            -----------

         The Certificates offered hereby constitute a single Series of Certificates being offered by the Transferors from time to time pursuant to the Prospectus dated [o] 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. See "Glossary for Prospectus Supplement" and "Glossary for the Prospectus." Unless the context otherwise requires, certain capitalized terms, when used herein, only relate to the Certificates. Other Series issued pursuant to other prospectus supplements or disclosure documents may also use such capitalized terms in such prospectus supplements or documents. However, in such cases, reference to such terms, unless the context otherwise requires, is made only in the context of the issuance of such other Series.




Type of Security....................  [o]%  Class A Accounts Receivable Trust Certificates, Series 1998-1
                                        (the "Class A Certificates").

Issuer..............................  American  Express  Master  Trust (the "Trust"),  a trust  created under the Amended and Restated Master Pooling and Servicing Agreement, dated as of
                                        [o], 1998, as the same may be amended from time to time (together with any assignment of Receivables in Additional Accounts entered into pursuant thereto, the "Agreement") among the Servicer, the Transferors and the Trustee. The Class
                                        A Certificates and the Class B Certificates represent undivided interests in the
                                        Trust. Only the Class A Certificates are being offered hereby. The Trust, as a master trust, currently has seven other series of certificates outstanding. The
                                        Trust may issue additional series of certificates from time to time (each such series and Series 1998-1, a "Series"). See "Annex I" for a description of certain terms of the Series of Certificates previously issued by the Trust.

Trustee.............................  The Bank of New York (the "Trustee").

The Receivables.....................  TRS has  sold to RFC and RFC  has  conveyed  to the  Trust  all its right, title and interest in and to the Receivables existing as of the close of business on June 30, 1992, August 31, 1993, June 30, 1994 and January 17, 1996
                                        (each, a "Cut Off Date") and arising from time to time thereafter until termination of the Trust in the Accounts that were designated on the related
                                        Account addition closing dates (the "June 1992 Designated Accounts", the "August
                                        1993 Additional Accounts", the "June 1994 Additional Accounts" and the "January
                                        1996 Additional Accounts", respectively, and collectively the "Designated
                                        Accounts"). The June 1992 Designated Accounts met the criteria provided in the
                                        Agreement applied as of the close of business on the cycle billing date for each
                                        Account occurring in the period beginning on the close of business on March 1,
                                        1992 and ending at the close of business on March 31, 1992 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The August 1993
                                        Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on July 1, 1993 and ending at the close of business on July 31, 1993 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The June 1994 Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on March 22, 1994 and ending at the close of business

                                       S-4

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
                                        on April 17, 1994 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The January 1996 Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on November 1, 1995 and ending at the close of business on November
                                        30, 1995 and, with respect to certain selection criteria, as of the applicable
                                        Cut-Off Date.

                                        As of the date hereof, all of the Designated Accounts are owned by TRS. However,

                                        it is expected that, over a period of time, beginning in the later half of 1998 and continuing through 1999, the ownership of the Designated Accounts will be conveyed by TRS to Centurion Bank, at which time Receivables existing and thereafter arising in such Designated Accounts will be conveyed by Centurion
                                        Bank to the Trust.

                                        The aggregate amount of Receivables in the Designated Accounts (excluding
                                        Accounts charged off and Accounts closed at the Cardmembers' request) as of [o],
                                        1998 was $[o] and as of [o], 1998 was $[o]. All new Receivables arising in the
                                        Designated Accounts (including in any Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of
                                        Receivables will fluctuate as new Receivables are generated and as existing
                                        Receivables are collected, charged off as uncollectible or otherwise adjusted.

Description of the Class A
  Certificates......................  Payments  received on the Trust's  assets will be  allocated  among the Class A Certificateholders and the Class B Certificateholders (the
                                        "Certificateholders' Interest"), the interest of the holders of other outstanding Series, and the interest of the Transferors (the last being referred to as the "Transferor Interest").

                                        The Class A Certificates offered hereby will evidence undivided interests in the
                                        Trust assets allocated to the Certificateholders' Interest and will represent the right to receive from such Trust assets funds up to (but not in excess of)
                                        the amounts required to make payments of interest at the rate set forth on the cover hereof (the "Class A Certificate Rate") payable monthly on each
                                        Distribution Date. Unless a Pay Out Event shall have occurred, principal will be payable in full on [o] (or if such day is not a business day, on the next succeeding business day) (the "Expected Final Payment Date"). Principal will be payable monthly to Class A Certificateholders prior to the Expected Final
                                        Payment Date if a Pay Out Event occurs, and, together with interest as described below under "Prospectus Summary--Interest," will be payable monthly to Class A
                                        Certificateholders following the Expected Final Payment Date to the extent principal has not been paid in full on the Expected Final Payment Date. In all circumstances, principal is payable to the extent of the Class A Invested Amount
                                        (which may be less than the aggregate unpaid principal balance of the Class A
                                        Certificates, in certain circumstances, if the Investor Default Amount exceeds available Yield Collections and the Class B Invested Amount is zero).

                                        The Class B Certificates will evidence undivided interests in the Trust assets allocated to the Certificateholders' Interest and will

                                       S-5

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
                                        represent the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class B
                                        Certificates at the rate of [o]% per annum (the "Class B Certificate Rate"), payable monthly on each Distribution Date, and the payment of principal with respect to the Class B Certificates following the final principal payment with respect to the Class A Certificates. The Class B Certificates are not being offered hereby.


                                        The Certificateholders' Interest will include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of Yield Collections and Principal Collections during each Due
                                        Period. Yield Collections and Defaulted Receivables will be allocated at all times to the Certificateholders' Interest based on the Floating Allocation
                                        Percentage applicable during the related Due Period. During the Revolving
                                        Period, subject to certain limitations, all Principal Collections allocable to the Certificateholders' Interest will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest. During the
                                        Accumulation Period and any Early Amortization Period, Principal Collections
                                        will be allocated to the Certificateholders' Interest based on the Fixed
                                        Allocation Percentage. See "Description of the Class A Certificates and the
                                        Agreement--Allocation Percentages" and "--Pay Out Events." The Floating
                                        Allocation Percentage and the Fixed Allocation Percentage are sometimes referred to collectively herein as the "Invested Percentage."

                                        The Class A Certificates represent undivided interests in the Trust only and do not represent interests in or recourse obligations of and are not guaranteed by
                                        RFC, Centurion Bank, TRS, American Express Company or any affiliate thereof.

Interest............................  Interest  will accrue on the unpaid  principal  amount of the Class
                                        A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to Class A
                                        Certificateholders on June 15, 1998, and on the 15th day of each month thereafter (or, if any such day is not a business day, on the next succeeding business day) and on the Expected Final Payment Date (each an "Interest Payment
                                        Date"). If (a) an Early Amortization Period commences or (b) the final principal payment on the Class A Certificates is not made on the Expected Final Payment
                                        Date, then thereafter interest will be distributed to the Class A
                                        Certificateholders monthly on each Special Payment Date. Interest for any
                                        Interest Payment Date will include accrued interest at the Class A Certificate
                                        Rate from and including the preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding such Interest Payment Date. Interest for any Interest Payment Date or
                                        Special Payment Date due but not paid on any Interest Payment Date or Special
                                        Payment Date will be due on the next succeeding Interest Payment Date or Special
                                        Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at a per annum rate equal to the Class A
                                        Certificate Rate plus 2% per annum. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months. See "Description of the Class
                                        A Certificates and

                                       S-6

                                        the Agreement--General" and "--Distributions from the Collection Account."

Principal..........................   Unless  a  Pay  Out  Event  shall  have  occurred,  no  payment  of principal will be made on the Class A Certificates until the Expected Final
                                        Payment Date, when principal on the Class A Certificates will be payable in full. To the extent that principal on the Class A Certificates is not paid in full on the Expected Final Payment Date, the total amount of any such principal remaining to be paid on the Class A Certificates after the Expected Final
                                        Payment Date will be payable monthly until all principal on the Class A
                                        Certificates has been paid in full. Beginning in the month following the occurrence of a Pay Out Event, principal of the Class A Certificates will be payable monthly until paid in full. See "Description of the Class A Certificates and the Agreement--Distributions to Class A Certificateholders."

Registration of the Class A
   Certificates....................   The Class A  Certificates  will be issued in  book-entry  form only in initial principal amount of $[o] (the "Class A Initial Invested Amount") and will initially be represented by one or more Class A Certificates registered in the name of Cede as the nominee of Depository Trust Company ("DTC"). As used herein, the term "Class A Certificateholders" refers to registered holders of the Class A Certificates, the term "Class B Certificateholders" refers to registered holders of the Class B Certificates and the term "Certificateholders"
                                        refers to the Class A Certificateholders and the Class B Certificateholders
                                        collectively.

                                        A Class A Certificate Owner will not be entitled to receive a definitive certificate representing such person's interest, except in the event that
                                        Definitive Certificates are issued under the limited circumstances described herein. In such event, interests in the Class A Certificates will be available in denominations of $1,000 and in integral multiples thereof. All references herein to Class A Certificateholders shall refer Class A Certificate Owners, except as otherwise specified herein. See "Description of the
                                        Certificates--Definitive Certificates" in the Prospectus.

Record Date........................   The  last  business  day of the  month  immediately  preceding  any
                                        Interest Payment Date or Special Payment Date (each, a "Record Date").

Revolving Period...................   No  principal  will be  payable  to the Class A  Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out Event as described herein, on the first Special Payment Date. No principal will be payable to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. For each Due Period during the period beginning on [o], 1998, and ending on the day prior to the day on which the earlier of the Accumulation Period or the Early Amortization Period
                                        commences (the "Revolving Period"), all Principal Collections otherwise allocable to the Certificateholders' Interest generally will be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest. See
                                        "Description of the Class A Certificates and the Agreement--Pay Out Events" for
                                        a discussion of the events which might lead to the termination of the Revolving
                                        Period prior

                                       S-7


                                        to its scheduled ending date. In addition, the Servicer, based on the payment rate of the Receivables and the amount of principal distributable to
                                        Certificateholders of all outstanding Series, may postpone the commencement of the Accumulation Period and therefore extend the length of the Revolving Period.


Accumulation Period and
   Expected Final Payment Date......  The aggregate  principal  amount of the Class A  Certificates  will be payable on the Expected Final Payment Date, but may be distributable earlier on a monthly basis upon the occurrence of a Pay Out Event and the commencement of an Early Amortization Period as described herein. See "Description of the
                                        Class A Certificates and the Agreement--Pay Out Events." Unless and until a Pay
                                        Out Event shall have occurred, for each Due Period beginning at the close of business on [o], and ending on [o] (the "Accumulation Period"), on each related
                                        Distribution Date all Principal Collections allocable to the Certificateholders'
                                        Interest plus Excess Principal Collections, if any, from other Series allocable to the Certificates plus certain other amounts comprising Class A Monthly
                                        Principal up to the Controlled Deposit Amount, will be deposited in a trust account that will be established in the name of the Trustee for the benefit of the Class A Certificateholders (the "Principal Funding Account"). Any Principal
                                        Collections allocated to the Certificateholders' Interest in excess of amounts required to be deposited in the Principal Funding Account during the
                                        Accumulation Period will be treated as Excess Principal Collections. See
                                        "Description of the Class A Certificates and the Agreement--Distributions from the Collection Account." Unless and until a Pay Out Event has occurred, all amounts in the Principal Funding Account will be invested from the date of deposit to the Expected Final Payment Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the
                                        Accumulation Period, all investment income in the Principal Funding Account
                                        (other than any amounts in excess of the Class A Certificate Rate) will be withdrawn from the Principal Funding Account and deposited into the Collection
                                        Account. See "Description of the Class A Certificates and the
                                        Agreement--Principal Funding Account." For a description of the circumstances under which the commencement of the Accumulation Period may be postponed, see
                                        "Description of the Class A Certificates and the Agreement--Postponement of the
                                        Accumulation Period."

                                        The funds on deposit in the Principal Funding Account will be available to pay the Class A Invested Amount on the Expected Final Payment Date. Even if the
                                        funds available for distribution to the Class A Certificateholders on the
                                        Expected Final Payment Date are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders at such time. Thereafter, principal and interest payments will be made to Class A
                                        Certificateholders monthly on each Special Payment Date.

                                        During either the Accumulation Period or the Early Amortization Period, the
                                        amount of Principal Collections allocable to the Class

                                       S-8


                                        A Certificateholders will equal the product of (a) the Principal Collections during the related Due Period and (b) a fraction, the numerator of which is the
                                        Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is the greater of (i) the product of the total amount of
                                        Receivables in the Trust as of the last day of the prior Due Period and one minus the Yield Factor (the "Trust Principal Component") and (ii) the sum of the

                                        numerators used to calculate the Invested Percentages with respect to Principal
                                        Collections for all Series of certificates outstanding for the current
                                        Distribution Date.

Early Amortization Period...........  During  the  period  beginning  on the day on which a Pay Out Event occurs or is deemed to have occurred to the earlier of the date on which the
                                        Class A Invested Amount and the Class B Invested Amount have been paid in full or the Final Series 1998-1 Termination Date (the "Early Amortization Period"),
                                        Principal Collections allocable to the Certificateholders' Interest will no longer be reinvested in the Trust or otherwise used to maintain the
                                        Certificateholders' Interest or held in the Principal Funding Account, but instead will be distributed as principal payments to the Class A
                                        Certificateholders and, following the final principal payment to the Class A
                                        Certificateholders, will be distributed as principal payments to the Class B
                                        Certificateholders, monthly on each Distribution Date beginning with the first
                                        Special Payment Date (which will be the first Distribution Date following the
                                        Due Period in which a Pay Out Event occurs or is deemed to have occurred). See
                                        "Description of the Class A Certificates and the Agreement--Pay Out Events" for
                                        a discussion of events which might lead to the commencement of an Early
                                        Amortization Period. Principal payments with respect to the Class B Certificates will not be made until the final principal payment has been made to the Class A
                                        Certificateholders.

Application of Yield
   Collections......................  Yield  Collections  allocable to the  Certificateholders'  Interest for any Due Period will be applied in the following order of priority:

                                        (i)       an amount equal to Class A Monthly Interest and any overdue Class A
                                                  Monthly Interest (with interest thereon) will be paid to the Class A
                                                  Certificateholders;

                                        (ii)      an amount equal to Class B Monthly Interest and any overdue Class B
                                                  Monthly Interest (with interest thereon) will be paid to the Class B
                                                  Certificateholders;

                                        (iii)     an amount equal to the Monthly Servicing Fee plus any accrued Monthly
                                                  Servicing Fee that was due but not paid on any prior Distribution Date will be distributed to the Servicer;

                                        (iv)      an amount equal to unreimbursed Class A Investor Charge-Offs will be reinvested in the Trust or otherwise used to reinstate the
                                                  Certificateholders' Interest during the Revolving Period or deposited in the Principal Funding Account and included in Class A Monthly
                                                  Principal during the Accumulation Period or paid to Class A
                                                  Certificateholders during any Early Amortization Period;

                                       S-9

                                        (v)       an amount equal to the Investor Default Amount will be reinvested in the
                                                  Trust or otherwise used to maintain the Certificateholders' Interest during the
                                                  Revolving Period or deposited in the Principal Funding Account and included in
                                                  Class A Monthly Principal during the Accumulation Period or paid to Class A

                                                  Certificateholders during any Early Amortization Period;

                                        (vi)      an amount equal to the unpaid accrued interest (with interest thereon)
                                                  on the outstanding aggregate principal amount of the Class B
                                                  Certificates will be paid to Class B Certificateholders;

                                        (vii)     an amount equal to unreimbursed Class B Investor Charge-Offs will be reinvested in the Trust or otherwise used to reinstate the
                                                  Certificateholders' Interest during the Revolving Period or deposited in the Principal Funding Account and included in Class A Monthly
                                                  Principal during the Accumulation Period or paid to Class A
                                                  Certificateholders during any Early Amortization Period; and

                                        (viii)    the remainder will be distributed to the Transferors.


Subordination of Class B
   Certificates.....................  If  Yield   Collections   allocable   to  the   Certificateholders'
                                        Interest for any Due Period are insufficient to pay the Investor Default Amount for such Due Period in accordance with the priorities listed above under
                                        "Application of Yield Collections," then the Class B Invested Amount will be reduced by an amount equal to such insufficiency. If the Class B Invested Amount is reduced to zero, any further insufficiency will reduce the Class A Invested
                                        Amount, but not in excess of the Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. The Class B Invested
                                        Amount will initially be equal to $[o] (the "Class B Initial Invested Amount")
                                        and will be decreased or reinstated under certain circumstances as described herein. See "Description of the Class A Certificates and the
                                        Agreement--Allocation Percentages." Principal payments with respect to the Class
                                        B Certificates will not be made until the final principal payment has been made with respect to the Class A Certificateholders. Interest payments with respect to the Class B Certificates will be made monthly on each Distribution Date to the extent of funds available from Yield Collections for the related Due Period after the deposit of Class A Monthly Interest. See "Description of the Class A
                                        Certificates and the Agreement--Distributions from the Collection Account."

Principal Collections; Certain
   Allocations......................  Principal  Collections  for any Due Period will be allocated to the
                                        Certificateholders' Interest on the basis of the Invested Percentage with respect to Principal Collections. Under the Agreement, such collections will generally be reinvested in the Trust or otherwise used to maintain the
                                        Certificateholders' Interest during the Revolving Period, or deposited in the
                                        Principal Funding Account with excess amounts, if any, reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest during the

                                       S-10

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
                                        Accumulation Period or paid to the holders of the Class A Certificates in respect of the Class A Invested Amount during any Early Amortization Period.


                                        Other outstanding Series offered by the Trust, as well as other Series that in the future may be offered by the Trust, may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization
                                        Period for the Class A Certificates, and such periods may have different lengths or begin on different dates than the Accumulation Period or Early Amortization
                                        Period. Thus, certain Series may be in their revolving periods, while others are in periods in which Principal Collections are distributed to or accumulated for such Series. Under certain circumstances, one or more Series may be in their amortization periods, while other Series are not. In addition, other Series may allocate Principal Collections based upon different invested percentages. See
                                        "Description of the Certificates--Exchanges" in the Prospectus for a discussion of the potential terms of other Series. See Annex I for a description of the terms of Series [o], being all previously issued and outstanding Series of the
                                        Trust.

Final Payment of Principal;
   Termination of the Trust.........  The Class A Certificates  and Class B Certificates  will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $[o]
                                        (10% of the sum of the Class A Initial Invested Amount and the Class B Initial
                                        Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one or both of the Transferors. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested
                                        Amount plus accrued and unpaid interest on the Class B Certificates through the day preceding the Distribution Date on which the repurchase occurs. In any event, the final payment of the principal of and interest on the Class A
                                        Certificates will be no later than the [o] Distribution Date (the "Final Series
                                        1998-1 Termination Date"). See "Description of the Class A Certificates and the
                                        Agreement--Final Payment of Principal; Termination of Trust." After such date, neither the Trust nor the Transferors will have any further obligation to pay the principal of or interest on the Class A Certificates.

Tax Status..........................  In the opinion of special tax counsel to the  Transferors  which is described in the Prospectus, the Class A Certificates will be characterized as debt for Federal income tax purposes. Under the Agreement, the Transferors, the
                                        Servicer, the Class A Certificateholders and the Class A Certificate Owners will agree to treat the Class A Certificates as debt for federal, state, and other tax purposes. See "Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations................  Under the  regulations  issued  by the  Department  of  Labor,  the
                                        Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, including that interests in the Class

                                       S-11

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
                                        A Certificates be held, upon completion of the public offering being made hereby, by at least 100 investors who are independent of the issuer and one another. The Underwriters expect, although no assurance can be given, that interests in the Class A Certificates will be held by at least 100 separately named persons, and it is anticipated that the other conditions of the regulations will be met. If the Trust's assets were deemed to be "plan assets"
                                        of such a plan, there is uncertainty as to whether existing exemptions from the
                                        "prohibited transaction" rules of the Employee Retirement Income Security Act of
                                        1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of
                                        1986, as amended (the "Code"), would apply to all transactions involving the
                                        Trust's assets. Accordingly, employee benefit plans contemplating purchasing
                                        Class A Certificates should consult their counsel before making a purchase. See
                                        "ERISA Considerations" in the Prospectus.

Rating..............................  It is a  condition  to the  issuance  of the  Class A  Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the quality of the Receivables, the continued ability of TRS and the Transferors, as applicable, to generate and transfer Receivables and the terms of the subordination of the Class B Certificates. See "Risk
                                        Factors--Rating of the Class A Certificates."


                                 RISK FACTORS

         Investors should consider, among other things, the following factors in connection with an investment in the Class A Certificates.

         Limited Liquidity. There is currently no market for the Class A Certificates and there can be no assurance that a secondary market for the Class A Certificates will develop, or if it does develop, that it will provide Class A Certificateholders with liquidity of investment or will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates.

         Limited Subordination. The amount of credit enhancement of the Class A Certificates provided by the subordination of the Class B Certificates is limited. Payment of interest on the Class B Certificates on each Distribution Date is subordinated to the payment of interest on the Class A Certificates on such Distribution Date and the payment in full of the Class B Certificates is subordinated to the payment in full of the Class A Certificates. The Class B Invested Amount will be reduced on any Distribution Date to the extent Yield Collections allocable to pay the Investor Default Amount are insufficient therefor, which reduction will result in the reduction of the amount of Yield Collections allocable to the Certificateholders' Interest in future Due Periods. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class A Invested Amount may be reduced.

         Rating of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency (the rating agency or rating agencies selected by the Transferors to rate the Class A Certificates is herein referred to as the "Rating Agency"). The rating is based primarily on the quality of the Receivables, the continued ability of TRS and the Transferors, as applicable, to generate and transfer Receivables and the terms of the subordination of the Class B Certificates. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency, if in its judgment circumstances in the future so warrant, including a change in the ability of TRS and the Transferors, as applicable, to generate and transfer Receivables or a reduction in the financial strength of American Express Company, TRS or Centurion Bank. The rating is not a recommendation to purchase, hold or sell Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Class A Certificates does not address the possibility of the imposition of United States withholding tax on non-U.S. persons or back-up withholding for U.S. persons. The rating of the Class A Certificates addresses the likelihood of the ultimate payment of principal and interest on the Class A Certificates. However, the Rating Agency does not evaluate, and the rating of the Class A Certificates does not address, the likelihood that the outstanding principal amount of the Class A Certificates will be paid by the Expected Final Payment Date.


         Book-Entry Registration. The Class A Certificates initially will be represented by Class A Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Class A Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Class A Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as that term is used in the Agreement. Hence, until such time, Class A Certificate Owners will only be able to receive payments from, and exercise the rights of Class A Certificateholders indirectly through, DTC, Cedel or Euroclear and the respective participating organizations, and, unless a Class A Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Class A Certificate Owners by DTC, Cedel or Euroclear and their respective participating organizations. In addition, the ability of Class A Certificate Owners to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Class A Certificates, may be limited due to the lack of physical certificates for such Class A Certificates. See "Description of the Class A Certificates and the Agreement--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

                    DOMESTIC CONSUMER CHARGE CARD BUSINESS

Portfolio Experience

         The following tables set forth the historical receivable turnover rate, payment rate, loss experience, periodic yield computation and delinquency experience for each of the periods shown for the entire Portfolio.

         Because the Designated Accounts are only a portion of the Portfolio, actual experience with respect to the Designated Accounts may have been different from that of the Portfolio. Because the Designated Accounts have been selected from the Portfolio in a manner not believed to be adverse to Certificateholders and represent a sizable portion of the Portfolio, TRS and the Transferors believe that the performance of the Portfolio reflected in the following tables is indicative of the historical performance of the Designated Accounts. Because the Designated Accounts are a fixed pool of Accounts, receivable turnover rate, payment rate, loss experience, periodic yield computation, delinquency experience and the rate of receivable growth with respect to the Designated Accounts may be different from that of the Portfolio in the future.

         Receivable Turnover Rate and Payment Rate Experience. The Accounts are designed for use as a method of payment for the purchase of merchandise and services, and, except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts" in the Prospectus, account balances are due in full each month. Therefore, Accounts cannot be used by Cardmembers for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that Account balances be paid in full each month creates a high monthly payment rate and, therefore, Account balances which turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Portfolio experience.

                  Receivable Turnover Rates for the Portfolio

                            (Dollars in Thousands)


                                              Three Months Ended
                                                   March 31,                    Years Ended December 31,
                                              ------------------      ----------------------------------------
                                                     1998                1997           1996             1995
                                                     ----                ----           ----             ----

Charge Volume and Fees(1)......................   $   15,765,340     $ 65,311,110   $  62,207,966   $ 57,792,171

Average Receivables                               $    7,596,368     $  7,808,748   $   7,385,284   $  7,287,351
  Outstanding(2)...............................

Receivables Turnover Rate(3)(4)................             8.30             8.36            8.42           7.93


-----------------
(1) Charge Volume and Fees is the sum of (a) amounts charged by Cardmembers for merchandise and services for each period shown and (b) all membership and administrative fees billed to Accounts for each period shown. Charge Volume and Fees includes amounts billed under the Privileged Assets program, which amounts are not material.

(2) Average Receivables Outstanding is the arithmetic average of the month end Portfolio balances including the opening Portfolio balance for each period shown.

(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Receivables Outstanding for each period shown.

(4)  The rate for the three-month period ended March 31, 1998 is annualized.

                  Monthly Payment Rates for the Portfolio (1)

                                                   Three Months Ended
                                                       March 31,                   Years Ended December 31,
                                                   ------------------              ------------------------
                                                          1998                 1997           1996          1995

                                                          ----                 ----           ----          -----
Average Monthly Rate......................................78.63%              77.94%           76.09%       76.83%

Highest Monthly Rate......................................84.82%              81.07%           78.48%       81.20%

Lowest Monthly Rate.......................................70.21%              67.86%           69.93%       68.10%


-----------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables) during each month by such month's opening billed balance.

         There can be no assurance that the receivable turnover rate and the monthly payment rate, and thus the rate at which Certificateholders can expect principal to be paid on and after the Principal Commencement Date, including on or following the Expected Final Payment Date or during any Early Amortization Period, will be similar to the historical Portfolio experience set forth above.

         Periodic Yield Computation. Receivables originated under the Accounts, consisting of amounts charged by Cardmembers for merchandise and services, annual membership fees and certain other administrative fees billed to Cardmembers on the Accounts, are not (except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts" in the Prospectus) subject to a monthly finance charge. As a result, in order to provide yield to the Trust on such Receivables, pursuant to the Agreement a portion of the Collections on the Receivables in the Designated Accounts received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections and the remainder of such Collections will be treated as Principal Collections.

         The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of 3.0% (which is, as of the date hereof, the Yield Factor under the Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the Accounts for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of 3.0%


                      Periodic Yield Computation for the

                    Portfolio Assuming a 3.0% Yield Factor

                            (Dollars in Thousands)


                                                Three Months Ended
                                                    March 31,                    Years Ended December 31,
                                                ------------------               ------------------------

                                                       1998                 1997           1996           1995
                                                       ----                 ----           ----           ----

Computed Yield(1)..............................        $529,244          $1,993,964      $1,875,807     $1,757,635

Computed Yield as a Percentage of                         3.36%               3.05%           3.02%          3.04%
  Charge Volume and Fees(2)....................


-----------------

(1) Computed Yield is the dollar amount equal to the product of the 3.0% assumed Yield Factor and collections (excluding recoveries on charged-off receivables) for each period shown.

(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the 3.0% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables) for the periods shown.

         There can be no assurance that the yield experience for Receivables in Designated Accounts will be similar to the periodic yield computation for the Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in receivable turnover rates, payment rates and Cardmember charge activity. The actual yield experience will also be affected by any changes to the Yield Factor. Pursuant to the Agreement, without notice to or the consent of certificateholders, the Transferors have the ability to change the Yield Factor. The Transferors may not, however, reduce the Yield Factor below 3.0% or increase it above 5.0%. Further, the Transferors may not change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of such change, their reasonable expectation is that a Pay Out Event would occur. See "Risk Factors--Ability to Change Yield Factor" in the Prospectus.


         Loss Experience. The following table sets forth the Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the Portfolio's Receivable Turnover Rate and Monthly Payment Rate, gross losses, recoveries and net losses are expressed as a percentage of Charge Volume and Fees.



                       Loss Experience for the Portfolio
                            (Dollars in Thousands)


                                                Three Months Ended
                                                    March 31,                    Years Ended December 31,
                                                ------------------               ------------------------

                                                       1998                 1997            1996           1995
                                                       ----                 ----            ----           ----
Gross Losses...................................       $115,938            $495,049       $478,656         $429,761

Gross Losses as a Percentage of                          0.74%               0.76%          0.77%            0.74%
  Charge Volume and Fees.......................

Recoveries.....................................        $23,717            $102,317        $98,970         $101,988

Recoveries as a Percentage of                            0.15%               0.16%          0.16%            0.18%
  Charge Volume and Fees.......................

Net Losses.....................................        $92,221            $392,732       $379,686         $327,773

Net Losses as a Percentage of
  Charge Volume and Fees.......................           0.58%               0.60%          0.61%            0.57%


         There can be no assurance that the loss experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

         Periodic Net Yield Computation. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. The table below sets forth the Computed Net Yield for the periods shown.


                      Periodic Net Yield Computation for
                  the Portfolio Assuming a 3.0% Yield Factor
                            (Dollars in Thousands)

                                                   Three Months Ended
                                                       March 31,                  Years Ended December 31,
                                                   ------------------             ------------------------

                                                          1998              1997           1996            1995
                                                          ----              ----           ----            ----
Computed Net Yield.............................         $437,023          1,601,233     1,496,121        $1,429,862

Computed Net Yield as a Percentage of                      2.77%              2.45%         2.41%             2.47%
  Charge Volume and Fees.......................


         The ability of the Trust to generate sufficient yield to pay interest to Certificateholders and to pay the Monthly Servicing Fee with respect to each Series depends upon the Monthly Payment Rate, the Yield Factor, Net
Losses and the generation of new Receivables. Based on the Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the Trust. For the year ended December 31, 1997, the Computed Net Yield as a Percentage of Charge Volume and Fees was 2.45% and the Receivable Turnover Rate (total Charge Volume and Fees divided by Average Receivables Outstanding) was 8.36. The product of these two variables results in a net yield as a percentage of Average Receivables Outstanding of 20.48% for the year ended December 31, 1997. There can be no assurance that the experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

         Delinquency Experience. The table below sets forth the Portfolio's delinquency experience for the periods shown.


                   Delinquency Experience for the Portfolio
                            (Dollars in Thousands)

                 Average of Three Months
                     Ended March 31,                      Average of Twelve Months Ended December 31,
                 -----------------------                  -------------------------------------------

                           1998                     1997                      1996                     1995
                           ----                     ----                      ----                     ----

 Number of Days   Delinquent                 Delinquent               Delinquent               Delinquent
 Delinquent(1)      Amount    Percentage(2)    Amount   Percentage(2)   Amount    Perentage(2)   Amount    Percentage(2)
 --------------   ----------  -------------  ---------- ------------- ----------  ------------ ----------  -------------

30 to 59 days..... $143,333       1.96%       $144,731       2.02%       $147,391     2.13%      $139,161      2.16%

60 to 89 days.....  $59,100       0.81%        $65,403       0.91%         66,748     0.97%        57,749      0.90%

90 to 119 days....  $42,152       0.58%        $48,919       0.68%         50,971     0.74%        44,388      0.69%

120 or more days.. $177,449       2.43%       $194,086       2.71%        189,372     2.74%       171,706      2.67%

Total(3) ........  $422,034       5.78%       $453,140       6.32%       $454,481     6.58%      $413,003      6.42%


-----------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each Account as of the cycle billing date occurring during the applicable month.

(2) Percentage is calculated by dividing delinquent amounts by the arithmetic average of the month-end billed aggregate balances, inclusive of the opening billed aggregate balance, for the appropriate period. Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category, inclusive of the opening billed delinquent amount for the appropriate period.

(3) Delinquent Amounts and Percentages may not total due to rounding.

                              DESIGNATED ACCOUNTS

General

         As of March 31, 1998, the Designated Accounts (excluding Accounts charged off and Accounts closed at the Cardmembers' request) consisted of 10,240,876 Accounts. The Receivables in the Designated Accounts as of March 31, 1998, totaled $5,715,737,001 and the average Designated Account Receivables balance was $558. As of March 31, 1998, approximately 88% of the Designated Accounts by Receivable balance had been in existence for at least five years. By Receivable balance, 14.30%, 12.71%, 9.32%, 8.21% and 7.20% of the Designated Accounts have Cardmember billing addresses in New York, California, Texas, Florida and New Jersey, respectively. The remainder of the Designated Accounts have billing addresses in the remaining states of the United States (including certain of its territories and possessions), none of which represents more than 3.96% by Receivable balance of the Designated Accounts. The following tables summarize the Designated Accounts by various criteria as of March 31, 1998. Data presented below for the Designated Accounts does not include (i) Accounts charged-off and (ii) Accounts closed at the Cardmembers' request.


             Composition of Designated Accounts by Account Balance

                                                         Percentage of                          Percentage of
                                       Number of        Total Number of       Receivables      Total Receivables
       Account Balance Range            Accounts          Accounts            Outstanding(1)        Outsanding
       ---------------------           ---------        ---------------      --------------    ------------------


Credit Balance...................       162,452              1.59%        $   (44,337,752)          -0.78%

No Balance.......................     4,570,346             44.63%                      0            0.00%

$1 - $500........................     3,172,888             30.98%            566,274,455            9.91%

$501 - $1,000....................       913,998              8.92%            655,222,549           11.46%

$1,001 - $2,000..................       710,571              6.94%          1,003,386,939           17.55%

$2,001 - $3,000..................       285,112              2.78%            695,366,465           12.17%

$3,001 - $5,000..................       228,632              2.23%            872,609,225           15.27%

Greater than $5,000..............       196,877              1.92%          1,967,215,120           34.42%
                                     ----------             -----           -------------           -----


       Total(2)..................    10,240,876            100.00%         $5,715,737,001          100.00%
                                     ==========            ======          ==============          ======


-----------------
(1) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(2) Percentages and Receivables Outstanding may not total due to rounding.


             Composition of Designated Accounts by Payment Status

                                                               Percentage
                                                                of Total                             Percentage
                                                                 Number                               of Total
                                             Number of             of             Receivables        Receivables
           Payment Status(1)                Accounts(2)         Accounts         Outstanding(3)      Outstanding
           -----------------                -----------        ----------        --------------      -----------

Current and less than 30 days               9,977,516             97.43%        $5,426,605,157         94.94%
   delinquent........................
30 to 59 days delinquent.............         142,485              1.39%           113,966,777          1.99%
60 to 89 days delinquent.............          41,546              0.41%            44,343,659          0.78%
90 to 119 days delinquent............          19,933              0.19%            25,024,912          0.44%
120 or more days delinquent..........          59,396              0.58%           105,796,496          1.85%
                                           ----------            ------          -------------        ------
       Total(4)......................      10,240,876            100.00%        $5,715,737,001        100.00%
                                           ==========            ======          =============        ======



-----------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each Designated Account as of the cycle billing date occurring during March, 1998.

(2) The payment status of each Designated Account is based on the oldest balance in such Account.

(3) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(4) Percentages and Receivables Outstanding may not total due to rounding.

                   Composition of Designated Accounts by Age

                                                                Percentage
                                                                 of Total                             Percentage
                                                                  Number                               of Total
                                              Number of             of            Receivables         Receivables
                 Age(1)                       Accounts           Accounts        Outstanding(2)       Outstanding
                 ------                       ---------         ---------        --------------       -----------

Less than 12 months..................            2,632           0.03%          $     2,287,328          0.04%
12-23 months.........................            1,337           0.01%                1,331,645          0.02%
24-35 months.........................          281,306           2.75%              159,140,249          2.78%
36-47 months.........................          414,598           4.05%              228,979,732          4.01%
48-59 months.........................          602,171           5.88%              287,876,925          5.04%
Greater than 59 months...............        8,938,832          87.29%            5,036,121,122         88.11%
                                            ----------         ------             -------------        -------
       Total(3)......................       10,240,876         100.00%           $5,715,737,001        100.00%
                                            ==========         ======             =============        ======
-----------------


(1) Determined by reference to date of initial Cardmembership.

(2) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(3) Percentages and Receivables Outstanding may not total due to rounding.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Certificates will be paid to the Transferors. The Transferors will pay such proceeds to an affiliate in exchange for a reduction of such affiliate's interest in the Exchangeable Transferor Certificate.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

         The Agreement provides that the Class A Invested Amount is payable on the Expected Final Payment Date (but may be distributable earlier upon the occurrence of a Pay Out Event) to the extent funds are available therefor in the Principal Funding Account. Although it is anticipated that accumulated principal will be sufficient to pay the Class A Invested Amount on the Expected Final Payment Date, no assurance can be given in that regard. If such amounts are insufficient to pay the Class A Invested Amount on the Expected Final Payment Date, thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest on each Special Payment Date until the earlier of the date on which the Class A Invested Amount has been paid in full or the Final Series 1998-1 Termination Date. Even if the funds on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders on the Expected Final Payment Date.

         Deposits of Class A Monthly Principal will be made to the Principal Funding Account on each Distribution Date occurring during the Accumulation Period, in an amount equal to the lesser of (a) the Controlled Deposit Amount and (b) the sum of (i) the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date, (ii) the amount of any Series Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date and
(iii) amounts available to pay the Investor Default Amount and reimburse Class A Investor Charge-Offs and Class-B Investor Charge-Offs with respect to such Distribution Date. Additionally, Excess Principal Collections allocable to the Certificates may also be used to pay the Controlled Deposit Amount. Assuming that: (a) the annualized Receivable Turnover Rate for the Designated Accounts is not less than [ o ], (b) the Yield Factor equals 3.0%, (c) Receivables remain constant at the amount outstanding as of March 31, 1998, and (d) a Pay Out Event does not occur during the Accumulation Period, the Transferors expect that on the Expected Final Payment Date there will be sufficient funds on deposit in the Principal Funding Account to pay the Class A Invested Amount in full. The annualized receivable turnover rate described above is less than the lowest receivable turnover rate shown in the "Receivable Turnover Rates for the Portfolio" table shown under "Domestic Consumer Charge Card Business--Portfolio Experience." However, there can be no assurance that any other Series issued prior to or concurrently with this Series with a revolving period which ends after the Revolving Period for the Class A Certificates will not enter into an amortization period prior to the Expected Final Payment Date. Further, the actual rate of accumulation and payment of principal will depend, among other factors, on the rate of repayment, the timing of the receipt of such repayments, the Yield Factor, the Receivable Turnover Rate and the rate of default by Cardmembers.

         In the event of the occurrence of a Pay Out Event, the Early Amortization Period will begin on the day on which such Pay Out Event occurs or is deemed to have occurred. During the Early Amortization Period, distributions of principal to Class A Certificateholders will not be limited by the Controlled Deposit Amount. In the event of a sale, disposition or other liquidation of the Receivables following an insolvency event as described under "Description of the Class A Certificates and the Agreement--Pay Out Events" or in connection with the Final Series 1998-1 Termination Date, Class A Monthly Principal will be payable to Certificateholders on the following Distribution Date. Although the Transferors believe that the likelihood of a Pay Out Event occurring is remote, there can be no assurance that a Pay Out Event will not occur. See "Description of the Class A Certificates and the Agreement--Pay Out Events."

         The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual Cardmembers. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which the Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Early Amortization Period or the Accumulation Period, or on the Expected Final Payment Date, as applicable, will be similar to any historical experience set forth herein. If a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

         In addition, since the Trust, as a master trust, currently has seven other series of certificates outstanding, and may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any other Series might not have an impact on the timing and amount of payments received by Class A Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

         Because there may be a slow-down in the payment rate with respect to the Designated Accounts or a Pay Out Event may occur (which would initiate an Early Amortization Period), there can be no assurance that the final payment of the Class A Invested Amount will occur on the Expected Final Payment Date. There can be no assurance that future Cardmember monthly payment rate experience will be similar to historical experience. See "Risk Factors" in the Prospectus.

                          DESCRIPTION OF THE CLASS A

                        CERTIFICATES AND THE AGREEMENT

         The Certificates will be issued pursuant to the Agreement and the Series 1998-1 Supplement to the Agreement (the "Series 1998-1 Supplement") among the Transferors, as the transferors of the Receivables, TRS, as Servicer of the Designated Accounts and the Receivables and The Bank of New York, as Trustee for the Certificateholders, substantially in the form filed as exhibits to the Registration Statement of which the Prospectus is a part. Pursuant to the Agreement, the Transferors may execute further Supplements thereto among the Transferors and the Trustee in order to issue additional

Series. See "Description of the Certificates--Exchanges" in the Prospectus. The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Class A Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement and the Series 1998-1 Supplement and is qualified in its entirety by reference to the Agreement and the Series 1998-1 Supplement.

General

         The Class A Certificates will represent undivided interests in the Trust, including the right to receive the Invested Percentage of all Collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of interest at the Class A Certificate Rate and the Class A Invested Amount on the Expected Final Payment Date, or earlier or later in certain circumstances. The property of the Trust consists of the Receivables generated under the Designated Accounts and under any Additional Accounts subsequently designated to the Trust, all funds to be collected from Cardmembers in respect of Receivables (including Recoveries), all of RFC's right, title and interest under the RFC Receivable Purchase Agreement, all moneys on deposit in the Collection Account, the Principal Funding Account, the Reserve Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders), and payments made in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders). The Trust does not include the Receivables from any Removed Accounts. On the date of issuance of the Certificates (the "Closing Date"), the Trustee will authenticate the Class A Certificates and the Class B Certificates and deliver such Class A Certificates to the Transferors which will in turn deliver them to the Underwriters against payment of the net proceeds of the sale of the Class A Certificates. The Trustee will also deliver the Class B Certificates and the reissued Exchangeable Transferor Certificate to the Transferors. The Transferors will initially retain the Class B Certificates but may transfer them under certain circumstances specified in the Series 1998-1 Supplement. As of the Closing Date, the Class A Invested Amount was $[ o ] and the Class B Invested Amount was $[ o ].

         Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to the Class A Certificateholders monthly on each Interest Payment Date, commencing June
15, 1998. Interest for any Interest Payment Date will include interest at the Class A Certificate Rate from and including the preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

         No principal payments will be made to the Class A Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out Event as described herein, until the first Special Payment Date. See "--Pay Out Events." No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. With respect to the Revolving Period, Principal Collections allocable to the Certificateholders' Interest will either be (i)

allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or (ii) if no such Series is then amortizing or accumulating principal, paid to the Transferors to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.

         Unless and until a Pay Out Event shall have occurred, on each Distribution Date with respect the Accumulation Period on or prior to the Expected Final Payment Date, all Principal Collections allocable to the Certificateholders' Interest, certain other amounts comprising Class A Monthly Principal and Excess Principal Collections allocated to the Certificates will no longer be paid for the benefit of other Series or to the Transferors as described above but instead an amount thereof up to the Controlled Deposit Amount will be deposited in the Principal Funding Account. Any such Principal Collections in excess of the Controlled Deposit Amount will be included as Excess Principal Collections. The Controlled Accumulation Amount shall equal $[ o ]. The funds deposited in the Principal Funding Account will be used to pay the Class A Invested Amount on the Expected Final Payment Date. Amounts on deposit in the Principal Funding Account will be invested at the direction of the Servicer in Eligible Investments. See "--Principal Funding Account." Although the Principal Funding Account will be held in a trust account in an Eligible Institution and invested in Eligible Investments, the Class A Certificateholders will bear the risk of loss of any amounts of principal on deposit therein. Prior to the Expected Final Payment Date, the amount on deposit in the Principal Funding Account subject to such risk could reach a maximum [ o ]. Even if the funds on deposit in the Principal Funding Account at such time are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders on the Expected Final Payment Date. On each Distribution Date thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in full or until the Final Series 1998-1 Termination Date.

         Interest payments on the Class A Certificates will be made on each Interest Payment Date and interest and principal payments on the Class A Certificates will be made on the Expected Final Payment Date (or, if a Pay Out Event occurs, on each Special Payment Date) to the Class A Certificateholders in whose names the Class A Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. The final payment on the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates. Distributions will be made to DTC in immediately available funds.

         The Class A Certificates will initially be represented by one or more Class A Certificates registered in the name of the nominee of DTC except as set forth below. The interests of holders of beneficial interests in the Class A Certificates ("Class A Certificate Owners") will be available for purchase in denominations of $1,000 (representing [ o ] of the undivided interest of the Class A Certificateholders in the Trust) and integral multiples thereof in book-entry form only. The Transferors have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Class A Certificate Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates. All references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Class A Certificate Owners in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

Principal Funding Account

         The Trustee will establish and maintain, or cause to be established and maintained, for the benefit of the Certificateholders, in the name of the Trustee, on behalf of the Trust, the Principal Funding Account (unless the commencement of the Accumulation Period is postponed, in which case all Principal Collections received with respect to the prior Due Period and allocable to the Certificateholders' Interest plus Excess Principal
Collections, if any, from other Series allocable to the Certificates plus certain amounts comprising Class A Monthly Principal will be distributed to the Class A Certificateholders on the Expected Final Payment Date). If the commencement of the Accumulation Period is not postponed, during the Accumulation Period, Class A Monthly Principal plus Excess Principal Collections, if any, from other Series allocable to the Certificates will be deposited in the Principal Funding Account on each Distribution Date as provided below under "--Distributions from the Collection Account" and "--Distributions to Class A Certificateholders"; provided, that if a Pay Out Event occurs during the Accumulation Period, the amounts on deposit in the Principal Funding Account shall be paid to the Class A Certificateholders on the first Special Payment Date. All amounts deposited into the Principal
Funding Account prior to the Expected Final Payment Date will be invested by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, all investment income earned (net of losses and expenses) on amounts in the Principal Funding Account since the preceding Distribution Date will be withdrawn from the Principal Funding Account and deposited into the Collection Account.

         On each Distribution Date with respect to the Accumulation Period the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as Yield Collections. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment

Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Yield Collections (including a withdrawal from the Reserve Account, if necessary, as described under "--Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean for any Distribution Date with respect to the Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) all amounts on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date.

Reserve Account

         A trust account in the name of the Trustee for the benefit of the Class A Certificateholders (the "Reserve Account") will be established. The Reserve Account will be established to assure the subsequent distribution of interest on the Class A Certificates as provided in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date (as defined below), but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each Distribution Date, the Transferors will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the Reserve Account, after giving effect to any Excess Spread available to be deposited in the Reserve Account on such Distribution Date, is less than the Required Reserve Account Amount. The "Reserve Account Funding Date" will be the Distribution Date with respect to the Due Period that commences three months prior to the Distribution Date with respect to the first Due Period in the Controlled Accumulation Period, or such earlier date as the Transferors may determine. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to [o]% of the Class A Invested Amount as of the preceding Distribution Date, or any other amount designated by the Transferors provided that the Transferors have received written notice from each Rating Agency that such designation will not cause a downgrade or withdrawal of such Rating Agency's then current rating of any outstanding series. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Transferors.

         Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the "Interest Funding Investment Proceeds") will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Yield Collections.

         On or before each Distribution Date with respect to the Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and treated as Yield Collections in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

         The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the date on which the Class A Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Transferors. Any amounts withdrawn from the Reserve Account and distributed to the Transferors as described above will not be available for distribution to the Class A Certificateholders.

Allocation Percentages

         Pursuant to the Agreement, during each Due Period the Servicer will allocate among the Certificateholders' Interest, any other Series of certificates issued by the Trust and the Transferor Interest all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables. Yield Collections and the amount of Defaulted Receivables will be allocated at all times and Principal Collections will be allocated during the Revolving Period to the Class A Certificateholders and the Class B Certificateholders based on the percentage equivalent of the ratio of the Invested Amount on the last day of the immediately preceding Due Period to the Trust Principal Component on the last day of the immediately preceding Due Period (the "Floating Allocation Percentage"). During the initial Due Period, the Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount bears to the Trust Principal Component on the last day of the Due Period immediately preceding the Closing Date. To maintain the Certificateholders' Interest during the Revolving Period, subject to certain limitations, the Floating Allocation Percentage of all Principal Collections will be reinvested in the Trust or treated as Excess Principal Collections and applied as described below in "--Principal Collections for all Series," and the Transferor Percentage of such Principal Collections will be paid to the Transferors. During the Accumulation Period, any period after the Expected Final Payment Date and during any Early Amortization Period, all Principal Collections will be allocated to the Class A Certificateholders based on the percentage equivalent of the ratio that the Invested Amount as of the last day of the Revolving Period bears to the greater of (a) the Trust Principal Component on the last day of the prior Due Period and (b) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date (the "Fixed Allocation Percentage"). The remainder of the Principal Collections will be allocated to the holders of other Series, if any, and to the Transferor Interest.

         As used herein, (a) "Class A Invested Amount" for any date means an amount equal to (i) the initial principal balance of the Class A Certificates, minus (ii) the amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of Class A Investor Charge-Offs for the current and all prior Distribution Dates, and plus (iv) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii); (b) "Class A Adjusted Invested Amount" for any date means an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account; (c) "Class B Invested Amount" for any date means a amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class Investor Charge-Offs for the current and all prior Distribution Dates, and plus (iv) the aggregate amount of Yield Collections applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii); (d) "Invested Amount" for any date means the sum of the Class A

Adjusted Invested Amount and the Class B Invested Amount; and (e) "Transferor Percentage" means (i) when used with respect to Yield Collections and the amount of Defaulted Receivables, 100% minus the sum of the applicable Floating Allocation Percentages with respect to all Series of certificates then issued and outstanding and (ii) when used with respect to Principal Collections during the Accumulation Period and any Early Amortization Period, 100% minus the sum of the Fixed Allocation Percentages with respect to all Series of certificates then issued and outstanding.


         As a result of the Floating Allocation Percentage, Yield Collections and the portion of Defaulted Receivables allocated to the Certificateholders' Interest will change each Due Period based on the relationship of the sum of the Class A Adjusted Invested Amount and Class B Invested Amount to the Trust Principal Component on the last day of the immediately preceding Due Period. As a result of the Fixed Allocation Percentage, the percentage of Principal Collections allocable to the Certificateholders' Interest during the Accumulation Period or any Early Amortization Period will exceed the percentage of Principal Collections which would have been allocable using the Floating Allocation Percentage.

Principal Collections for all Series

         Principal Collections for any Due Period allocated to the Certificateholders' Interest will first be used to cover, with respect to the Accumulation Period, required deposits to the Principal Funding Account or, with respect to any Early Amortization Period, payments to the Certificateholders. The Servicer will determine the amount of Principal Collections for any Due Period allocated to the Certificateholders' Interest remaining after covering required deposits to the Principal Funding Account and payments to the Certificateholders and any similar amount remaining for any other Series ("Excess Principal Collections"). During the Revolving Period, all Principal Collections allocable to the Certificateholders' Interest (including Yield Collections that are deemed to be Principal Collections and treated as Excess Principal Collections) will be treated as Excess Principal Collections. The Servicer will allocate the Excess Principal Collections to cover any scheduled or permitted principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which have not been covered out of the Principal Collections allocable to such other Series and certain other amounts for such Series ("Principal Shortfalls"). Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Due Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the Transferors.

Postponement of the Accumulation Period

         Upon written notice to the Trustee, the Transferors and the Rating Agency, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. On the Determination Date immediately preceding the [ o ] Distribution Date and thereafter on each Determination Date until the date the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the lowest monthly payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the certificateholders of all outstanding Series which are not in their revolving period. If the Accumulation Period Length is less than the length of the Accumulation Period initially provided under the Agreement, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length.

The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the payment rate on the Receivables, which, if continued, would result in a shorter Accumulation Period. The length of the Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of Investor Certificates subsequent to that date and such Series is in its revolving period. If the commencement of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, then it is probable that holders of Investor Certificates would receive some of their principal later than if the Accumulation Period had not been delayed.

Distributions from the Collection Account

         The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date to make the following distributions and allocations for such Distribution
Date:

         (a) An amount equal to the Floating Allocation Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding such Distribution Date plus, with respect to a Distribution occurring during the Accumulation Period, Investment Earnings will be allocated in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Payment Date, plus any additional interest at a rate per annum equal to the Class A Certificate Rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Payment Date, will be paid to the Class A Certificateholders;

                  (ii) an amount equal to Class B Monthly Interest for such Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B Certificate Rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class B Certificateholders;

                  (iii) an amount equal to the Monthly Servicing Fee for such Distribution Date plus any Monthly Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account);


                  (iv) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Accumulation Period or any Early Amortization Period;

                  (v) an amount equal to the aggregate Investor Default Amount for such Distribution Date will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Accumulation Period or any Early Amortization Period;

                  (vi) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been paid to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B Certificate Rate plus 2% with respect to such interest amounts that were due but not paid to Class B Certificateholders on any previous Distribution Date, will be paid to the Class B Certificateholders;

                  (vii) an amount equal to unreimbursed Class B Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Accumulation Period or any Early Amortization Period; and

                  (viii) any Yield Collections allocated to the Certificateholders' Interest remaining after giving effect to the above described distributions and allocations (with respect to such Distribution Date, "Excess Spread") will be distributed to the Transferors.

         (b) For each Distribution Date with respect to the Accumulation Period or any Early Amortization Period and thereafter, the remaining funds on deposit in the Collection Account with respect to such Distribution

Date including, in the case of clause (i) below, Excess Principal Collections, if any, from other Series allocable to the Certificates will be allocated in the following priority:

                  (i) an amount up to Class A Monthly Principal for such Distribution Date, plus Excess Principal Collections, if any, from other Series allocable to the Certificates will be deposited in the Principal Funding Account;

                  (ii) an amount up to the Class B Invested Amount for any Distribution Date on and after the Class A Certificates have been paid in full, plus Excess Principal Collections, if any, from other

         Series allocable to the Certificates, will be distributed to the holders of the Class B Certificates; and

                  (iii) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Excess Principal Collections and distributed to other Series or to the Transferors as provided in the Agreement.

         "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date or, with respect to the first Distribution Date, [ o ] of the product of (i) the Class A Certificate Rate and (ii) the Class A Initial Invested Amount.

         "Class B Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution Date, [ o ] of the product of (i) the Class B Certificate Rate and (ii) the Class B Initial Invested Amount.

         "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or an Early Amortization Period or any Special Payment Date will equal the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date or Special Payment Date or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day a Pay Out Event occurred to the end of such Due Period, (ii) the amount, if any, equal to the product of (a) a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amounts of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts) and (b) Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date or Special Final Payment Date ("Series Undistributed Principal Collections") and (iii) the Investor Default Amount with respect to such Distribution Date or Special Payment Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs; provided, however, that for each Distribution Date with respect to the Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Deposit Amount for such Distribution Date; and provided further, that with respect to any Distribution Date, Class A Monthly Principal will not exceed the Class A Invested Amount.

         "Controlled Deposit Amount" for any Distribution Date with respect to the Accumulation Period shall mean an amount equal to the sum of the Controlled Accumulation Amount and any existing Deficit Controlled Accumulation Amount.

         "Controlled Accumulation Amount" means [ o ], or, if the Servicer elects to postpone the commencement of the Accumulation Period, an amount sufficient so that the sum of the Controlled Accumulation Amounts for each Distribution Date during the Accumulation Period equals the Class A Invested Amount as of the Expected Final Payment Date.

         "Deficit Controlled Accumulation Amount" shall mean, on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and, on each subsequent

Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount and any then existing Deficit Controlled Accumulation Amount over the amount of Class A Monthly Principal deposited in the Principal Funding Account on such Distribution Date.

         "Termination Payment Date" shall mean the earlier of the Expected Final Payment Date, the first Distribution Date following the liquidation or sale of the Receivables as a result of an insolvency event as described under "--Pay Out Events" and the occurrence of the Final Series 1998-1 Termination Date.

Distributions to Class A Certificateholders

         Payments to Class A Certificateholders will be made from the Collection Account with respect to interest and from the Principal Funding Account. In addition to the amounts deposited in the Collection Account or Principal Funding Account as described above, the following amounts will be deposited in the Collection Accounts or Principal Funding Account: (i) investment income, if any, to the extent of the Class A Certificate Rate, earned from investments made will be withdrawn from the Principal Funding Account and deposited into the Collection Account on each Interest Payment Date with respect to the Accumulation Period to be applied to payment of Class A Monthly Interest and (ii) the proceeds of any optional repurchase of the Class A Certificates by the Transferors deemed to be Principal Collections will be withdrawn from the Collection Account and deposited in the Principal Funding Account on the Distribution Date on which such purchase occurs.

         The Servicer shall instruct the Trustee or the Paying Agent to make the following distributions:

         (a) on each Interest Payment Date, on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Collection Account (other than any investment earnings thereon) shall be distributed to Class A Certificateholders; and

         (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account shall be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date.


         The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Funding Account for the purpose of making distributions to the Class A Certificateholders.

         On each Distribution Date with respect to the Revolving Period, the Servicer will pay to the Transferors any investment earnings (net of losses and investment expenses) with respect to the Collection Account. On any Distribution Date with respect to any Early Amortization Period, such investment earnings (net of losses and investment expenses) will be considered Yield Collections under the Agreement.

         "Distribution Date" shall mean [ o ], 1998, and the 15th day of each calendar month thereafter, or, if such 15th day is not a business day, the next succeeding business day.

         "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period and each Distribution Date following the Expected Final Payment Date.

Investor Charge-Offs

         If on any Distribution Date, the Investor Default Amount, if any, for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount as described under clause (a)(v) of "Distributions from the Collection Account", then the Class B Invested Amount shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Distribution Date by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(vii) of "--Distributions from the Collection Account."

         In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Yield Collections allocated and available for such purpose as described under clause (a)(iv) of "--Distributions from the Collection Account."

Addition of Accounts

         The Transferors will be required to designate the Receivables of

Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any two consecutive Due Periods, the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount) is less than 15% or if, as of the end of any Due Period, the Trust Principal Component (reduced as aforesaid) is less than [ o ] (the "Series Minimum Trust Principal Component") plus any amounts established with respect to other outstanding Series (the aggregate of the Series Minimum Trust Principal Component and such amounts, the "Minimum Trust Principal Component").

Final Payment of Principal; Termination of Trust

         The Class A Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $[ o ] (10% of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one or both of the Transferors. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates through the day preceding the Distribution Date with respect to which the repurchase occurs.

         Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Certificates will be made on [ o ], (the "Final Series 1998-1 Termination Date"). In the event that the Invested Amount of the Certificates is greater than zero on the Final Series 1998-1 Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Certificates, an amount of Receivables up to 110% of the Invested Amount of the Certificates at the close of business on such date, but not more than the total amount of Receivables allocable to the Certificates. The proceeds of any such sale will treated as collections on the Receivables and applied as provided above in "Description of the Certificates--Application of Collections" in the Prospectus. Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders.

         Unless the Transferors instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate invested amounts of all Series is zero or (b) [ o ] (the "Final Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferors all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

Pay Out Events

         The Revolving Period will continue through the end of the [ o ] Due Period and the Accumulation Period will begin at such time, unless a Pay Out Event occurs or unless commencement of the Accumulation Period is postponed.

An Early Amortization Period will commence (i) on the day on which a Pay Out Event occurs or is deemed to occur or (ii) on the Expected Final Payment Date if the Class A Invested Amount is not paid in full on such date. A "Pay Out Event" with respect to the Certificates refers to any of the following events:

                  (i) failure on the part of a Transferor or TRS (a) to make any payment or deposit on the date required under the Agreement, the Series 1998-1 Supplement or the RFC Receivable Purchase Agreement, as applicable (or within the applicable grace period which will not exceed five business days), (b) duly to observe or perform in any material respect the covenant of a Transferor not to sell, pledge, assign or transfer to any person, or grant any prohibited lien on, any Receivable, or (c) duly to observe or perform in any material respect any other covenants or agreements of a Transferor in the Agreement or, with respect to RFC, to the extent assigned to the Trust, in the RFC Receivable Purchase Agreement, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice to such Transferor or TRS, as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period (or, with respect to a failure arising out of the creation of certain liens upon the Receivables or the failure by such Transferor or the Servicer to comply with certain covenants specified in the Agreement, immediately); provided, however, that a Pay Out Event described in clause (b) or (c) shall not be deemed to occur if such Transferor has accepted the transfer of the related Receivable during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

                  (ii) any representation or warranty made by a Transferor in the Agreement or the Series 1998-1 Supplement or any representation or warranty made by TRS in the RFC Receivable Purchase Agreement or any information required to be given by a Transferor or the Servicer to the Trustee to identify the Designated Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if a Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

                  (iii) certain events of bankruptcy or insolvency relating to the Transferors or TRS;

                  (iv) there will have been three consecutive Distribution

         Dates on which the Class B Invested Amount is less than the Initial Class B Invested Amount;

                  (v) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (vi) after any applicable grace period, a failure by a Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

                  (vii) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

                  (viii) on any Determination Date the Class B Invested Amount is less than 2% of the Class A Invested Amount; or

                  (ix) on any Determination Date the Transferor Amount as a percentage of the Trust Principal Component as of the last day of the prior Due Period (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for such Due Period) was less than 3%.

         In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or certificateholders of such Series evidencing undivided interests aggregating more than 50% of the invested amount of such Series, by written notice to the Transferors and the Servicer (and to the Trustee, if given by such certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. In the case of any event described in clause (iii), (v),
(vi) or (ix) a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv) or (viii), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which a Pay Out Event occurs or is deemed to occur. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates. If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a receiver or bankruptcy trustee for a Transferor, the receiver or bankruptcy trustee for such Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

         In addition to the consequences of a Pay Out Event discussed above,

if TRS or a Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of TRS or a Transferor, on the day of such appointment TRS will immediately cease to sell Receivables to RFC under the RFC Receivable Purchase Agreement and promptly give notice to the Trustee of such appointment or if a Transferor voluntarily files for bankruptcy or a receiver or bankruptcy trustee is appointed for a Transferor, on the day of such appointment such Transferor will immediately cease to transfer Receivables to the Trust and such Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within 90 days of the publication of such notice by the Certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of each of the Class A Certificates and the Class B Certificates (other than any holder who is the subject of the bankruptcy or insolvency which resulted in the Pay Out Event) and by holders representing undivided interests aggregating more than 50% of the Transferor Interest (other than any holder who is the subject of the bankruptcy or insolvency which resulted in the Pay Out Event), the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to the Certificates and to other Series that did not vote to continue the Trust in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections on the Receivables. If the portion of such proceeds allocable to the Certificateholders' Interest and the proceeds of any Collections in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss. If the Trustee is instructed not to sell the portion of the Receivables allocable to the Certificateholders, as described above, then the Trust shall continue with respect to the Series 1998-1 Certificates pursuant to the terms of the Agreement and the Series 1998-1 Supplement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy" in the Prospectus.

Servicing Compensation and Payment of Expenses

         The Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, one-twelfth of the sum for each Series of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the Transferor Interest and the aggregate invested amount with respect to each Series with respect to the related Due Period. The Servicing Fee will be allocated among the Transferor Interest, the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to one-twelfth of the product of 2% per annum and the amount of the Class A Adjusted Invested Amount and the Class B Invested Amount, on the last day of the second preceding Due Period or, in the case of the first Distribution Date, [ o ] of the product of 2% per annum and the initial principal amount of the Class A Certificates and the Class B Certificates. The remainder of the

Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders will have any obligation to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under "--Distributions from the Collection Account" above.

                                 LEGAL MATTERS

         Certain legal matters relating to the Class A Certificates will be passed upon for RFC by Carol V. Schwartz, Group Counsel to American Express and, for Centurion Bank, by Robert D. Kraus, Group Counsel to Centurion Bank. Ms. Schwartz and Mr. Kraus each own or have the right to acquire a number of shares of the common stock of American Express which, in the aggregate is less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the Transferors, the Trust and the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP has from time to time represented Centurion Bank, the Servicer and Credco and certain of their affiliates.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement dated as of [ o ] 1998 (the "Underwriting Agreement") among the Transferors and the underwriters named below (collectively, the "Underwriters"), the Transferors have agreed to sell to each of the

Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates as set forth opposite its name:

                                                                  Principal
                                                                  Amount of
                                                                   Class A
                           Underwriters                         Certificates
                           ------------                         ------------
    Lehman Brothers Inc.                                           [  o  ]



                                                                ------------
             Total                                                 [  o  ]
                                                                ============


     The Transferors have been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of .[ o ]% of the principal amount of the Class A Certificates. Underwriters may allow and such dealers may reallow a concession not in excess of [ o ]% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

         Each Underwriter that is not a member of the National Association of Securities Dealers, Inc. (the "NASD") is a foreign broker or dealer not eligible for membership in the NASD which has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group) except that each such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

         Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Class A Certificates, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under Part IV of the Financial Services Act 1986, if that person is of a kind described in
Article 9(3) of the Financial Services Act 1986 (Investment Advertisements)

(Exemptions) Order 1988 or is a person to whom the documents may otherwise lawfully be issued or passed on; and (c) it will not offer or sell in the United Kingdom, by means of any document, any Class A Certificates prior to application for listing of the Class A Certificates being made in accordance with Part IV of the Financial Services Act 1986, other than to Persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985.

         The Underwriting Agreement provides that the Transferors will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.


                      GLOSSARY FOR PROSPECTUS SUPPLEMENT

Term                                                                                                        Page(s)
----                                                                                                        -------

Accumulation Period............................................................................................7
Accumulation Period Length....................................................................................24
Agreement......................................................................................................3
August 1993 Additional Accounts................................................................................3
Available Reserve Account Amount..............................................................................23
Certificateholders.............................................................................................6
Certificateholders' Interest...................................................................................4
Certificates...................................................................................................2
Class A Adjusted Invested Amount..............................................................................23
Class A Certificate Owners.................................................................................2, 21
Class A Certificate Rate.......................................................................................4
Class A Certificateholders.....................................................................................6
Class A Certificates........................................................................................1, 3
Class A Initial Invested Amount................................................................................6
Class A Invested Amount.......................................................................................23
Class A Investor Charge-Off...................................................................................28
Class A Monthly Interest......................................................................................26
Class A Monthly Principal.....................................................................................26
Class B Certificate Rate.......................................................................................5
Class B Certificateholders.....................................................................................6
Class B Certificates...........................................................................................2
Class B Initial Invested Amount................................................................................9
Class B Invested Amount.......................................................................................23
Class B Investor Charge-Off...................................................................................28
Class B Monthly Interest......................................................................................26
Closing Date..................................................................................................20
Controlled Accumulation Amount................................................................................26
Controlled Deposit Amount.....................................................................................26
Covered Amount................................................................................................22
Cut Off Date...................................................................................................3
Deficit Controlled Accumulation Amount........................................................................27
Designated Accounts.........................................................................................2, 3
Determination Date............................................................................................29
Distribution Date.............................................................................................27
DTC............................................................................................................6
Early Amortization Period......................................................................................8
ERISA.........................................................................................................11
Excess Principal Collections..................................................................................24
Excess Spread.................................................................................................25
Expected Final Payment Date.................................................................................2, 4
Final Series 1998-1 Termination Date......................................................................10, 28
Final Termination Date........................................................................................28
Fixed Allocation Percentage...................................................................................23

Floating Allocation Percentage................................................................................23
Interest Funding Investment Proceeds..........................................................................22
Interest Payment Date.......................................................................................2, 5
Invested Amount...............................................................................................24
Invested Percentage............................................................................................5
January 1996 Additional Accounts...............................................................................3
June 1992 Designated Accounts..................................................................................3
June 1994 Additional Accounts..................................................................................3
Minimum Trust Principal Component.............................................................................28

Monthly Servicing Fee.........................................................................................30
NASD..........................................................................................................32
Participants..................................................................................................21
Pay Out Event.................................................................................................29
Principal Funding Account......................................................................................7
Principal Funding Investment Proceeds.........................................................................22
Principal Shortfalls..........................................................................................24
Rating Agency.................................................................................................12
Receivables....................................................................................................1
Record Date....................................................................................................6
Required Reserve Account Amount...............................................................................22
Reserve Account...............................................................................................22
Reserve Account Funding Date..................................................................................22
Revolving Period...............................................................................................7
Series.........................................................................................................3
Series 1998-1 Supplement......................................................................................20
Series Minimum Trust Principal Component......................................................................28
Series Undistributed Principal Collections....................................................................26
Servicer.......................................................................................................1
Servicing Fee.................................................................................................30
Special Payment Date..........................................................................................27
Termination Payment Date......................................................................................27
Transferor.....................................................................................................1
Transferor Interest............................................................................................4
Transferor Percentage.........................................................................................24
TRS............................................................................................................1
Trust.......................................................................................................1, 3
Trust Principal Component......................................................................................8
Trustee........................................................................................................3
Underwriters..................................................................................................31
Underwriting Agreement........................................................................................31

                                                                       ANNEX I

                   OTHER ISSUANCES OF INVESTOR CERTIFICATES

         The tables below set forth the principal characteristics of the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1992-2, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1993-1, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-1 the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-2, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-3, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1996-1, and the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1996-2, the only other Series issued by the Trust which are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (212) 640-4405. The Servicer will provide, without charge, to any prospective purchaser of the Series 1998-1 Class A Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

         1. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1992-2

           Class A Invested Amount..........................  $  500,000,000
           Class B Invested Amount..........................  $   29,100,529
           Class A Certificate Rate.........................  6.60% per annum
           Class B Certificate Rate.........................  6.80% per annum
           Class A Expected Final Payment Date..............  July 15, 1999
           Series Servicing Fee Rate........................  2.0% per annum
           Series Termination Date..........................  May 15, 2000
           Series Issuance Date.............................  August 3, 1992
           Series Minimum Trust Principal Component.........  $569,000,000

         2. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1993-1

           Class A Invested Amount..........................  $  600,000,000
           Class B Invested Amount..........................  $   34,920,635
           Class A Certificate Rate.........................  5.375% per annum
           Class B Certificate Rate.........................  5.50% per annum
           Class A Expected Final Payment Date..............  September 15, 2000
           Series Servicing Fee Rate........................  2.0% per annum
           Series Termination Date..........................  July 15, 2001
           Series Issuance Date.............................  September 22, 1993
           Series Minimum Trust Principal Component.........  $682,500,000

         3. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificate 1994-1

           Class A Invested Amount..........................  $  300,000,000
           Class B Invested Amount..........................  $   17,460,317
           Class A Certificate Rate.........................  7.15%

           Class B Certificate Rate.........................  7.35%
           Class A Expected Final Payment Date..............  September 15, 1998
           Series Servicing Fee Rate........................  2.0% per annum
           Series Termination Date..........................  August 16, 1999
           Series Issuance Date.............................  September 23, 1994
           Series Minimum Trust Principal Component.........  $341,000,000

         4. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-2

           Class A Invested Amount..........................  $  300,000,000
           Class B Invested Amount..........................  $   17,460,317
           Class A Certificate Rate.........................  7.60%
           Class B Certificate Rate.........................  7.75%
           Class A Expected Final Payment Date..............  September 17, 2001
           Series Servicing Fee Rate........................  2.0% per annum
           Series Termination Date..........................  August 15, 2002
           Series Issuance Date.............................  September 23, 1994
           Series Minimum Trust Principal Component.........  $341,000,000

         5. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-3

           Class A Invested Amount........................... $  300,000,000
           Class B Invested Amount........................... $   17,460,317
           Class A Certificate Rate.......................... 7.85%
           Class B Certificate Rate.......................... 7.95%
           Class A Expected Final Payment Date............... September 15, 2004
           Series Servicing Fee Rate......................... 2.0% per annum
           Series Termination Date........................... August 15, 2005
           Series Issuance Date.............................. September 23, 1994
           Series Minimum Trust Principal Component.......... $341,000,000

         6. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1996-1

           Class A Invested Amount........................... $  950,000,000
           Class B Invested Amount........................... $   77,027,027
           Class A Certificate Rate......................... One-Month LIBOR
                                                             plus .15% per annum

           Class B Certificate Rate.......................... 7.30% per annum
           Class A Expected Final Payment Date............... September 15, 2003
           Series Servicing Fee Rate......................... 2.0% per annum
           Series Termination Date........................... August 16, 2004
           Series Issuance Date.............................. September 18, 1996
           Series Minimum Trust Principal Component.......... $1,104,500,000

         7. American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1996-2


           Class A Invested Amount........................... $  300,000,000
           Class B Invested Amount........................... $   24,324,324
           Class A Certificate Rate........................ One-Month LIBOR plus
                                                            0.12% per annum

           Class B Certificate Rate.......................... 7.10% per annum
           Class A Expected Final Payment Date............... September 17, 2001
           Series Servicing Fee Rate......................... 2.0% per annum
           Series Termination Date........................... August 15, 2002
           Series Issuance Date.............................. September 18, 1996
           Series Minimum Trust Principal Component.......... $348,500,000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             PROSPECTUS SUPPLEMENT
                        (To Prospectus dated May , 1998)

                                       $
                       AMERICAN EXPRESS MASTER TRUST
      [ %] [Floating Rate] Class A Accounts Receivable Trust Certificates,
                                     Series

                               -----------------

               American Express Receivables Financing Corporation
                        American Express Centurion Bank
                                  Transferors

                               -----------------

            American Express Travel Related Services Company, Inc.
                                   Servicer

                               -----------------

         Each of the [ %] [Floating Rate] Class A Accounts Receivable Trust Certificates, Series (collectively, the "Class A Certificates") offered hereby will evidence an undivided interest in the American Express Master Trust (the "Trust"), a trust that has been formed pursuant to the Amended and Restated Master Pooling and Servicing Agreement among American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank, as transferors (each, a "Transferor"), American Express Travel Related Services Company, Inc. ("TRS"), as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (in such capacity, the "Trustee"). The assets of the Trust include receivables (the "Receivables") generated from time to time in a
                                           (cover sheet continued on next page)

                              -----------------

         Potential investors should consider, among other considerations, the information set forth in the sections entitled "Risk Factors" commencing on
page    herein and on page    in the Prospectus.

                               -----------------


   THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY
        AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF AND
       ARE NOT GUARANTEED BY RFC, CENTURION BANK, TRS., AMERICAN EXPRESS
                       COMPANY OR ANY AFFILIATE THEREOF.
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================ ============= =============== ====================
                                           Underwriting
                              Price to     Discounts and       Proceeds to
                               Public       Commissions     Transferor (1)(2)
---------------------------- ------------- --------------- --------------------
Per Class A Certificate.....           %                %                   %

---------------------------- ------------- --------------- --------------------
Total.......................  $             $               $
============================ ============= =============== ====================
(1) Plus accrued interest, if any, at the Class A Certificate Rate.

(2) Before deducting expenses payable by the Transferors, expected to be
    approximately $        .

                               -----------------

         The Class A Certificates are offered when, as and if delivered to and accepted by the Underwriters, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A Certificates will be delivered in
book-entry form on or about    ,     , through the facilities of The Depository
Trust Company, Cedel Bank societe anonyme and the Euroclear System.

                               [LEHMAN BROTHERS]

                            [OTHER UNDERWRITER(S)]

           ,

(continued from previous page)

portfolio of designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) accounts (the "Designated Accounts"), all monies due or to become due in respect of the Receivables (including, without limitation, amounts owing for the payment of merchandise and services, annual membership fees and other administrative fees and charges, and recoveries on charged-off Receivables), any Receivables in accounts added to the Trust from time to time, moneys on deposit in certain accounts of the Trust and all of the right, title and interest of RFC in the RFC Receivable Purchase Agreement. See "Description of the Certificates--General" in the Prospectus.

         Concurrently with the issuance of the Class A Certificates, the Trust
will issue $    aggregate initial amount of [    %] [Floating Rate] Class B
Accounts Receivable Trust Certificates, Series (the "Class B Certificates"; the Class A Certificates and the Class B Certificates are herein collectively referred to as the "Certificates"). The right of the Class B Certificateholders to receive interest payments on the Class B Certificates each month will be subordinated under all circumstances to the right of the Class A Certificateholders to receive monthly allocations of interest with respect to the Class A Certificates, and the right of the Class B Certificateholders to receive principal payments on the Class B Certificates will be subordinated under all circumstances to the right of the Class A Certificateholders to receive all payments of principal on the Class A Certificates. See "Prospectus Summary--Subordination of Class B Certificates" herein. The Transferors will initially own the remaining interest in the Trust not allocable to the Certificates or other outstanding series of certificates, and the Servicer will be responsible for servicing the Receivables. Only the Class A Certificates are being offered hereby.

         Interest with respect to the Class A Certificates will accrue from ,
, and is payable on the 15th day of each month (or, if any such day is not a business day, the next succeeding business day) (each an "Interest Payment
Date"),     commencing  , . The principal of the Class A Certificates is payable in full on (the "Expected Final Payment Date"), unless a Pay Out Event has occurred, in which case it shall be paid monthly to the extent available from Principal Collections. Although it is anticipated that accumulated principal will be sufficient to pay all principal due on the Class A Certificates on the Expected Final Payment Date, if such accumulated principal is insufficient to make payment in full of the principal due on the Class A Certificates, thereafter principal will be paid monthly to the extent available from Principal Collections. In such a case, the actual maturity of the Class A Certificates would be later than the Expected Final Payment Date.

         The Class A Certificates will be represented by one or more Class A Certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Class A Certificates ("Class A Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Class A Certificate Owners only under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates" in the

Prospectus.

         Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

         There currently is no secondary market for the Series    Certificates,
and there is no assurance that one will develop or, if one does develop, that
it will continue until the Series      Certificates are paid in full.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 -------------

         The Certificates offered hereby constitute a single Series of Certificates being offered by the Transferors from time to time pursuant to
the Prospectus dated     . This Prospectus Supplement does not contain complete
information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. See "Glossary for Prospectus Supplement" and "Glossary for the Prospectus." Unless the context otherwise requires, certain capitalized terms, when used herein, only relate to the Certificates. Other Series issued pursuant to other prospectus supplements or disclosure documents may also use such capitalized terms in such prospectus supplements or documents. However, in such cases, reference to such terms, unless the context otherwise requires, is made only in the context of the issuance of such other Series.


Type of Security.................  [  %][Floating Rate]Class  A  Accounts
                                    Receivable Trust Certificates, Series (the
                                    "Class A Certificates").

Issuer............................ American Express Master Trust (the "Trust"),
                                    a trust created under the Amended and
                                    Restated Master Pooling and Servicing
                                    Agreement, dated as of , , as the same may be amended from time to time (together with any assignment of Receivables in Additional Accounts entered into pursuant thereto, the "Agreement") among the Servicer, the Transferors and the Trustee. The Class A Certificates and the Class B Certificates represent undivided interests in the Trust. Only the Class A Certificates are being offered hereby. The Trust, as a master trust, has previously issued eight other series of certificates, seven of which remain outstanding. The Trust may issue additional series of certificates from time to time (each such series and Series , a "Series"). See "Annex I" for a description of certain terms of the Series of Certificates previously issued by the Trust.

Trustee........................... The Bank of New York (the "Trustee").

The Receivables................... TRS has sold to RFC and RFC has conveyed to the Trust all its right, title and interest in and to the Receivables existing as of the close of business on June 30, 1992, August 31, 1993, June 30, 1994 and January 17, 1996 (each, a "Cut Off Date") and arising from time to time thereafter until termination of the Trust in the Accounts that were designated on the related Account addition closing dates (the "June 1992 Designated Accounts", the "August 1993 Additional Accounts", the "June 1994 Additional Accounts" and the "January 1996 Additional Accounts", respectively, and collectively the "Designated Accounts"). The June 1992 Designated Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the close of business on March 1, 1992 and ending at the close of business on March 31, 1992 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The August 1993 Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on July 1, 1993 and ending at the close of business on July 31, 1993 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The June 1994 Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on March 22, 1994 and ending at the close of business on April 17, 1994 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The January 1996 Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on November 1, 1995 and ending at the close of business on November 30, 1995 and, with respect to certain selection criteria, as of the applicable Cut-Off Date.

                                  As of the date hereof, all of the
                                    Designated Accounts are owned by TRS.
                                    However, it is expected that, over a period of time, beginning in the later half of

                                    1998 and continuing through 1999, the
                                    ownership of the Designated Accounts will be conveyed by TRS to Centurion Bank, at which time Receivables existing and thereafter arising in such Designated Accounts will be conveyed by Centurion Bank to the Trust.

                                  The aggregate amount of Receivables in the
                                    Designated Accounts (excluding Accounts
                                    charged off and Accounts closed at the
                                    Cardmembers' request) as of   , was $ and as
                                    of   , was $   . All new Receivables arising
                                    in the Designated Accounts (including in any Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of Receivables will fluctuate as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

Description of the Class A

   Certificates.................  Payments received on the Trust's assets will be allocated among the Class A
                                    Certificateholders and the Class B
                                    Certificateholders (the
                                    "Certificateholders' Interest"), the
                                    interest of the holders of other
                                    outstanding Series, and the interest of the Transferors (the last being referred to as the "Transferor Interest").

                                  The Class A Certificates offered hereby
                                    will evidence undivided interests in the Trust assets allocated to the
                                    Certificateholders' Interest and will
                                    represent the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest at the rate set forth on the cover hereof (the "Class A Certificate Rate") payable monthly on each Distribution Date. Unless a Pay Out Event shall have occurred, principal will be payable in full on (or if such day is not a business day, on the next succeeding business day) (the "Expected Final Payment Date"). Principal will be payable monthly to Class A Certificateholders prior to the Expected Final Payment Date if a Pay Out Event occurs, and, together with interest as described below under "Prospectus

                                    Summary--Interest," will be payable monthly to Class A Certificateholders following the Expected Final Payment Date to the extent principal has not been paid in full on the Expected Final Payment Date. In all circumstances, principal is payable to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal balance of the Class A Certificates, in certain circumstances, if the Investor Default Amount exceeds available Yield Collections and the Class B Invested Amount is zero).

                                  The Class B Certificates will evidence
                                    undivided interests in the Trust assets
                                    allocated to the Certificateholders'
                                    Interest and will represent the right to
                                    receive from such Trust assets funds up to
                                    (but not in excess of) the amounts required
                                    to make payments of interest on the Class B
                                    Certificates at the rate of     % per annum
                                    (the "Class B Certificate Rate"), payable monthly on each Distribution Date, and the payment of principal with respect to the Class B Certificates following the final principal payment with respect to the Class A Certificates. The Class B Certificates are not being offered hereby.

                                  The Certificateholders' Interest will
                                    include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of Yield Collections and Principal Collections during each Due Period. Yield Collections and Defaulted Receivables will be allocated at all times to the Certificateholders' Interest based on the Floating Allocation Percentage applicable during the related Due Period. During the Revolving Period, subject to certain limitations, all Principal Collections allocable to the Certificateholders' Interest will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest. During the Accumulation Period and any Early Amortization Period, Principal Collections will be allocated to the Certificateholders' Interest based on the Fixed Allocation Percentage. See
                                    "Description of the Class A Certificates and the Agreement--Allocation Percentages" and "--Pay Out Events." The Floating Allocation Percentage and the Fixed Allocation Percentage are sometimes referred to collectively herein as the "Invested Percentage."

                                  The Class A Certificates represent
                                    undivided interests in the Trust only and do not represent interests in or recourse obligations of and are not guaranteed by RFC, Centurion Bank, TRS, American Express Company or any affiliate thereof.

Interest........................  Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to Class A Certificateholders on , , and on the 15th day of each month thereafter (or, if any such day is not a business day, on the next succeeding business day) and on the Expected Final Payment Date (each an "Interest Payment Date"). If (a) an Early Amortization Period commences or (b) the final principal payment on the Class A Certificates is not made on the Expected Final Payment Date, then thereafter interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date. Interest for any Interest Payment Date will include accrued interest at the Class A Certificate Rate from and including the preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding such Interest Payment Date. Interest for any Interest Payment Date or Special Payment Date due but not paid on any Interest Payment Date or Special Payment Date will be due on the next succeeding Interest Payment Date or Special Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at a per annum rate equal to the Class A Certificate Rate plus 2% per annum. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months. See "Description of the Class A Certificates and the Agreement--General" and "--Distributions from the Collection Account."

Principal........................ Unless a Pay Out Event shall have occurred, no payment of principal will be made on the
                                    Class A Certificates until the Expected
                                    Final Payment Date, when principal on the
                                    Class A Certificates will be payable in
                                    full. To the extent that principal on the
                                    Class A Certificates is not paid in full on
                                    the Expected Final Payment Date, the total
                                    amount of any such principal remaining to
                                    be paid on the Class A Certificates after
                                    the Expected Final Payment Date will be
                                    payable monthly until all principal on the
                                    Class A Certificates has been paid in full.
                                    Beginning in the month following the
                                    occurrence of a Pay Out Event, principal of
                                    the Class A Certificates will be payable
                                    monthly until paid in full. See
                                    "Description of the Class A Certificates
                                    and the Agreement--Distributions to Class A
                                    Certificateholders."
Registration of the Class A
   Certificates.................. The Class A Certificates will be issued in book-entry form only in initial principal amount of $ (the "Class A Initial Invested Amount") and will initially be represented by one or more Class A Certificates registered in the name of Cede as the nominee of Depository Trust Company
                                    ("DTC"). As used herein, the term "Class A
                                    Certificateholders" refers to registered holders of the Class A Certificates, the term "Class B Certificateholders" refers to registered holders of the Class B Certificates and the term
                                    "Certificateholders" refers to the Class A
                                    Certificateholders and the Class B
                                    Certificateholders collectively.

                                  A Class A Certificate Owner will not be
                                    entitled to receive a definitive
                                    certificate representing such person's
                                    interest, except in the event that
                                    Definitive Certificates are issued under the limited circumstances described herein.

                                    In such event, interests in the Class A
                                    Certificates will be available in
                                    denominations of $1,000 and in integral
                                    multiples thereof. All references herein to Class A Certificateholders shall refer
                                    Class A Certificate Owners, except as
                                    otherwise specified herein. See "Description of the Certificates--Definitive
                                    Certificates" in the Prospectus.

Record Date...................... The last business day of the month immediately preceding any Interest Payment Date or
                                    Special Payment Date (each, a "Record
                                    Date").

Revolving Period................. No principal will be payable to the Class A
                                    Certificateholders until the Expected Final
                                    Payment Date or, upon the occurrence of a Pay Out Event as described herein, on the first Special Payment Date. No principal will be payable to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. For each Due Period during the period beginning on , , and ending on the day prior to the day on which the earlier of the Accumulation Period or the Early Amortization Period commences (the "Revolving Period"), all Principal Collections otherwise allocable to the Certificateholders' Interest generally will be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest. See
                                    "Description of the Class A Certificates and the

                                    Agreement--Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to its scheduled ending date. In addition, the Servicer, based on the payment rate of the Receivables and the amount of principal distributable to Certificateholders of all outstanding Series, may postpone the commencement of the Accumulation Period and therefore extend the length of the Revolving Period.

Accumulation Period and
   Expected Final Payment Date... The aggregate principal amount of the Class A
                                    Certificates will be payable on the
                                    Expected Final Payment Date, but may be
                                    distributable earlier on a monthly basis upon the occurrence of a Pay Out Event and the commencement of an Early Amortization Period as described herein. See "Description of the Class A Certificates and the Agreement--Pay Out Events." Unless and until a Pay Out Event shall have occurred, for each Due Period beginning at the close of business on , and ending on (the "Accumulation Period"), on each related Distribution Date all Principal Collections allocable to the
                                    Certificateholders' Interest plus Excess
                                    Principal Collections, if any, from other
                                    Series allocable to the Certificates plus certain other amounts comprising Class A Monthly Principal up to the Controlled Deposit Amount, will be deposited in a trust account that will be established in the name of the Trustee for the benefit of the Class A Certificateholders (the "Principal Funding Account"). Any Principal Collections allocated to the
                                    Certificateholders' Interest in excess of amounts required to be deposited in the Principal Funding Account during the Accumulation Period will be treated as Excess Principal Collections. See "Description of the Class A Certificates and the Agreement--Distributions from the Collection Account." Unless and until a Pay Out Event has occurred, or unless the commencement of the Accumulation Period has been postponed, all amounts in the Principal Funding Account will be invested from the date of deposit to the Expected Final Payment Date by the Trustee at the direction of TRS in Eligible Investments. On each Distribution Date with respect to the Accumulation Period, all investment income in the Principal Funding Account (other than any amounts in excess of the Class A Certificate Rate) will be withdrawn from the Principal Funding Account and deposited into the Collection Account. See "Description of the Class A Certificates and the Agreement--Principal Funding Account." For a description of the circumstances under which the commencement of the Accumulation Period may be postponed, see "Description of the Class A
                                    Certificates and the
                                    Agreement--Postponement of the Accumulation
                                    Period."

                                  The funds on deposit in the Principal
                                    Funding Account will be available to pay the Class A Invested Amount on the Expected Final Payment Date. Even if the funds available for distribution to the Class A Certificateholders on the Expected Final Payment Date are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders at such time. Thereafter, principal and interest payments will be made to Class A Certificateholders monthly on each Special Payment Date.

                                  During either the Accumulation Period or
                                    the Early Amortization Period, the amount of Principal Collections allocable to the Class A Certificateholders will equal the product of (a) the Principal Collections during the related Due Period and (b) a fraction, the numerator of which is the Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is the greater of (i) the product of the total amount of Receivables in the Trust as of the last day of the prior Due Period and one minus the Yield Factor (the "Trust Principal Component") and (ii) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date.

Early Amortization Period........ During the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred to the earlier of the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full or the Final Series Termination Date (the "Early Amortization Period"), Principal Collections allocable to the Certificateholders' Interest will no longer be reinvested in the Trust or otherwise used to maintain the Certificateholders'
                                    Interest or held in the Principal Funding
                                    Account, but instead will be distributed as principal payments to the Class A Certificateholders and, following the final principal payment to the Class A Certificateholders, will be distributed as principal payments to the Class B Certificateholders, monthly on each Distribution Date beginning with the first Special Payment Date (which will be the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred). See "Description of the Class A Certificates and the Agreement--Pay Out Events" for a discussion of events which might lead to the commencement of an Early Amortization Period. Principal payments with respect to the Class B Certificates will not be made until the final principal payment has been made to the Class A Certificateholders.

Application of Yield
   Collections................... Yield Collections allocable to the
                                    Certificateholders' Interest for any Due
                                    Period will be applied in the following
                                    order of priority:

                                    (i)      an amount equal to Class A Monthly
                                             Interest and any overdue Class A
                                             Monthly Interest (with interest
                                             thereon) will be paid to the Class
                                             A Certificateholders;

                                    (ii)     an amount equal to Class B Monthly
                                             Interest and any overdue Class B
                                             Monthly Interest (with interest
                                             thereon) will be paid to the Class
                                             B Certificateholders;

                                    (iii)    an amount equal to the Monthly
                                             Servicing Fee plus any accrued
                                             Monthly Servicing Fee that was due
                                             but not paid on any prior
                                             Distribution Date will be
                                             distributed to the Servicer;

                                    (iv)     an amount equal to unreimbursed
                                             Class A Investor Charge-Offs will
                                             be reinvested in the Trust or
                                             otherwise used to reinstate the
                                             Certificateholders' Interest
                                             during the Revolving Period or

                                             deposited in the Principal Funding
                                             Account and included in Class A
                                             Monthly Principal during the
                                             Accumulation Period or paid to
                                             Class A Certificateholders during
                                             any Early Amortization Period;

                                    (v)      an amount equal to the Investor
                                             Default Amount will be reinvested
                                             in the Trust or otherwise used to
                                             maintain the Certificateholders'
                                             Interest during the Revolving
                                             Period or deposited in the
                                             Principal Funding Account and
                                             included in Class A Monthly
                                             Principal during the Accumulation
                                             Period or paid to Class A
                                             Certificateholders during any
                                             Early Amortization Period;

                                    (vi)     an amount equal to the unpaid
                                             accrued interest (with interest
                                             thereon) on the outstanding
                                             aggregate principal amount of the
                                             Class B Certificates will be paid
                                             to Class B Certificateholders;

                                    (vii)    an amount equal to unreimbursed
                                             Class B Investor Charge-Offs will
                                             be reinvested in the Trust or
                                             otherwise used to reinstate the
                                             Certificateholders' Interest
                                             during the Revolving Period or
                                             deposited in the Principal Funding
                                             Account and included in Class A
                                             Monthly Principal during the
                                             Accumulation Period or paid to
                                             Class A Certificateholders during
                                             any Early Amortization Period; and

                                    (viii)   the remainder will be distributed
                                             to the Transferors.

Subordination of Class B
   Certificates.................. If  Yield Collections allocable to the
                                    Certificateholders' Interest for any Due
                                    Period are insufficient to pay the Investor
                                    Default Amount for such Due Period in
                                    accordance with the priorities listed above under "Application of Yield Collections,"

                                    then the Class B Invested Amount will be reduced by an amount equal to such insufficiency. If the Class B Invested Amount is reduced to zero, any further insufficiency will reduce the Class A Invested Amount, but not in excess of the Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. The Class B Invested Amount will initially be equal to $ (the "Class B Initial Invested Amount") and will be decreased or reinstated under certain circumstances as described herein. See "Description of the Class A Certificates and the Agreement--Allocation Percentages." Principal payments with respect to the Class B Certificates will not be made until the final principal payment has been made with respect to the Class A
                                    Certificateholders. Interest payments with respect to the Class B Certificates will be made monthly on each Distribution Date to the extent of funds available from Yield Collections for the related Due Period after the deposit of Class A Monthly Interest. See "Description of the Class A Certificates and the
                                    Agreement--Distributions from the
                                    Collection Account."

Principal Collections; Certain
   Allocations................... Principal Collections for any Due Period will be allocated to the Certificateholders'
                                    Interest on the basis of the Invested
                                    Percentage with respect to Principal
                                    Collections. Under the Agreement, such
                                    collections will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest during the Revolving Period, or deposited in the Principal Funding Account with excess amounts, if any, reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest during the

                                    Accumulation Period or paid to the holders of the Class A Certificates in respect of the Class A Invested Amount during any

                                    Early Amortization Period.

                                  Other outstanding Series offered by the
                                    Trust, as well as other Series that in the future may be offered by the Trust, may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period for the Class A Certificates, and such periods may have different lengths or begin on different dates than the Accumulation Period or Early Amortization Period. Thus, certain Series may be in their revolving periods, while others are in periods in which Principal Collections are distributed to or accumulated for such Series. Under certain circumstances, one or more Series may be in their amortization periods, while other Series are not. In addition, other Series may allocate Principal Collections based upon different invested percentages. See "Description of the
                                    Certificates--Exchanges" in the Prospectus for a discussion of the potential terms of other Series. See Annex I for a description of the terms of Series , being all previously issued and outstanding Series of the Trust.

Final Payment of Principal;
   Termination of the Trust.....  The Class A Certificates and Class B
                                    Certificates will be subject to optional
                                    repurchase by the Transferors on any
                                    Distribution Date on or after which the
                                    Invested Amount is reduced to an amount
                                    less than or equal to $    (    % of the sum
                                    of the Class A Initial Invested Amount and the Class B Initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one or both of the Transferors. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates through the day preceding the Distribution Date on which the repurchase occurs. In any event, the final payment of the principal of and interest on the Class A Certificates will be no later than the Distribution Date (the "Final Series Termination Date"). See "Description of the Class A Certificates and the

                                    Agreement--Final Payment of Principal;
                                    Termination of Trust." After such date,
                                    neither the Trust nor the Transferors will have any further obligation to pay the principal of or interest on the Class A Certificates.

Tax Status....................    In the opinion of special tax counsel to the
                                    Transferors which is described in the
                                    Prospectus, the Class A Certificates will be characterized as debt for Federal income tax purposes. Under the Agreement, the Transferors, the Servicer, the Class A Certificateholders and the Class A Certificate Owners will agree to treat the Class A Certificates as debt for federal, state, and other tax purposes. See "Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations..........    Under the regulations issued by the Department
                                    of Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, including that interests in the Class

                                    A Certificates be held, upon completion of the public offering being made hereby, by at least 100 investors who are independent of the issuer and one another. The Underwriters expect, although no assurance can be given, that interests in the Class A Certificates will be held by at least 100 separately named persons, and it is anticipated that the other conditions of the regulations will be met. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing Class A Certificates should consult their counsel before making a purchase. See "ERISA

                                    Considerations" in the Prospectus.

Rating........................    It is a condition to the issuance of the Class
                                    A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the quality of the Receivables, the continued ability of TRS and the Transferors, as applicable, to generate and transfer Receivables and the terms of the subordination of the Class B Certificates. See "Risk Factors--Rating of the Class A Certificates."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with an investment in the Class A Certificates.

         Limited Liquidity. There is currently no market for the Class A Certificates and there can be no assurance that a secondary market for the Class A Certificates will develop, or if it does develop, that it will provide Class A Certificateholders with liquidity of investment or will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates.

         Limited Subordination. The amount of credit enhancement of the Class A Certificates provided by the subordination of the Class B Certificates is limited. Payment of interest on the Class B Certificates on each Distribution Date is subordinated to the payment of interest on the Class A Certificates on such Distribution Date and the payment in full of the Class B Certificates is subordinated to the payment in full of the Class A Certificates. The Class B Invested Amount will be reduced on any Distribution Date to the extent Yield Collections allocable to pay the Investor Default Amount are insufficient therefor, which reduction will result in the reduction of the amount of Yield Collections allocable to the Certificateholders' Interest in future Due Periods. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class A Invested Amount may be reduced.

         Rating of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency (the rating agency or rating agencies selected by the Transferors to rate the Class A Certificates is herein referred to as the "Rating Agency"). The rating is based primarily on the quality of the Receivables, the continued ability of TRS and the Transferors, as applicable, to generate and transfer Receivables and the terms of the subordination of the Class B Certificates. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency, if in its judgment circumstances in the future so warrant, including a change in the ability of TRS and the Transferors, as applicable, to generate and transfer Receivables or a reduction in the financial strength of American Express Company, TRS or Centurion Bank. The rating is not a recommendation to purchase, hold or sell Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Class A Certificates does not address the possibility of the imposition of United States withholding tax on non-U.S. persons or back-up withholding for U.S. persons. The rating of the Class A Certificates addresses the likelihood of the ultimate payment of principal and interest on the Class A Certificates. However, the Rating Agency does not evaluate, and the rating of the Class A Certificates does not address, the likelihood that the outstanding principal amount of the Class A Certificates will be paid by the Expected Final Payment Date.

         Book-Entry Registration. The Class A Certificates initially will be represented by Class A Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Class A Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Class A Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as that term is used in the Agreement. Hence, until such time, Class A Certificate Owners will only be able to receive payments from, and exercise the rights of Class A Certificateholders indirectly through, DTC, Cedel or Euroclear and the respective participating organizations, and, unless a Class A Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Class A Certificate Owners by DTC, Cedel or Euroclear and their respective participating organizations. In addition, the ability of Class A Certificate Owners to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Class A Certificates, may be limited due to the lack of physical certificates for such Class A Certificates. See "Description of the Class A Certificates and the Agreement--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

                     DOMESTIC CONSUMER CHARGE CARD BUSINESS

Portfolio Experience

         The following tables set forth the historical receivable turnover rate, payment rate, loss experience, periodic yield computation and delinquency experience for each of the periods shown for the entire Portfolio.

         Because the Designated Accounts are only a portion of the Portfolio, actual experience with respect to the Designated Accounts may have been different from that of the Portfolio. Because the Designated Accounts have been selected from the Portfolio in a manner not believed to be adverse to Certificateholders and represent a sizable portion of the Portfolio, TRS and the Transferors believe that the performance of the Portfolio reflected in the following tables is indicative of the historical performance of the Designated Accounts. Because the Designated Accounts are a fixed pool of Accounts, receivable turnover rate, payment rate, loss experience, periodic yield computation, delinquency experience and the rate of receivable growth with respect to the Designated Accounts may be different from that of the Portfolio in the future.

         Receivable Turnover Rate and Payment Rate Experience. The Accounts are designed for use as a method of payment for the purchase of merchandise and services, and, except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts" in the Prospectus, account balances are due in full each month. Therefore, Accounts cannot be used by Cardmembers for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that Account balances be paid in full each month creates a high monthly payment rate and, therefore, Account balances which turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Portfolio experience.

                   Receivable Turnover Rates for the Portfolio
                             (Dollars in Thousands)

                                   Months Ended    Years Ended December 31,
                                       ,
                                  -------------- -----------------------------
                                  -------------- --------- ---------- --------
Charge Volume and Fees(1)........  $              $         $         $

Average Receivables                $              $         $         $
  Outstanding(2).................

Receivables Turnover Rate(3)(4)..

-----------------

(1) Charge Volume and Fees is the sum of (a) amounts charged by Cardmembers for merchandise and services for each period shown and (b) all membership and administrative fees billed to Accounts for each period shown. Charge Volume and Fees includes amounts billed under the Privileged Assets program, which amounts are not material.

(2) Average Receivables Outstanding is the arithmetic average of the month end Portfolio balances including the opening Portfolio balance for each period shown.

(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Receivables Outstanding for each period shown.

(4)  The rate for the     -month period ended       ,        is annualized.

                   Monthly Payment Rates for the Portfolio (1)

                                 Months Ended
                                     31,            Years Ended December 31,
                                 ------------  --------------------------------
                                 ------------  -------- ----------- -----------
Average Monthly Rate.............    %               %           %            %

Highest Monthly Rate.............    %               %           %            %

Lowest Monthly Rate..............    %               %           %            %

-----------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables) during each month by such month's opening billed balance.

         There can be no assurance that the receivable turnover rate and the monthly payment rate, and thus the rate at which Certificateholders can expect principal to be paid on and after the Principal Commencement Date, including on or following the Expected Final Payment Date or during any Early Amortization Period, will be similar to the historical Portfolio experience set forth above.

         Periodic Yield Computation. Receivables originated under the Accounts, consisting of amounts charged by Cardmembers for merchandise and services, annual membership fees and certain other administrative fees billed to Cardmembers on the Accounts, are not (except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts" in the Prospectus) subject to a monthly finance charge. As a result, in order to provide yield to the Trust on such Receivables, pursuant to the Agreement a portion of the Collections on the Receivables in the Designated Accounts received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections and the remainder of such Collections will be treated as Principal Collections.

         The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of 3.0% (which is, as of the date hereof, the Yield Factor under the Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the Accounts for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of 3.0%

                       Periodic Yield Computation for the
          Portfolio Assuming a 3.0% Yield Factor (Dollars in Thousands)

                                      Months Ended
                                          31,         Years Ended December 31,
                                      ------------  ----------------------------
                                      ------------  -------- --------- ---------
Computed Yield(1)...................  $              $        $         $

Computed Yield as a Percentage of
  Charge Volume and Fees(2).........            %          %        %         %

-----------------
(1) Computed Yield is the dollar amount equal to the product of the 3.0% assumed Yield Factor and collections (excluding recoveries on charged-off receivables) for each period shown.

(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the 3.0% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables) for the periods shown.

         There can be no assurance that the yield experience for Receivables in Designated Accounts will be similar to the periodic yield computation for the Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in receivable turnover rates, payment rates and Cardmember charge activity. The actual yield experience will also be affected by any changes to the Yield Factor. Pursuant to the Agreement, without notice to or the consent of certificateholders, the Transferors have the ability to change the Yield Factor. The Transferors may not, however, reduce the Yield Factor below 3.0% or increase it above 5.0%. Further, the Transferors may not change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of such change, their reasonable expectation is that a Pay Out Event would occur. See "Risk Factors--Ability to Change Yield Factor" in the Prospectus.

         Loss Experience. The following table sets forth the Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the Portfolio's Receivable Turnover Rate and Monthly Payment Rate, gross losses, recoveries and net losses are expressed as a percentage of Charge Volume and Fees.

                       Loss Experience for the Portfolio
                            (Dollars in Thousands)

                                  Months Ended
                                      31,           Years Ended December 31,
                                  ------------   ------------------------------
                                  ------------   --------- ---------- ---------
Gross Losses..................... $              $          $          $

Gross Losses as a Percentage
  of Charge Volume and Fees......        %              %          %          %

Recoveries....................... $              $          $          $

Recoveries as a Percentage
  of Charge Volume and Fees......        %              %          %          %

Net Losses....................... $              $          $          $

Net Losses as a Percentage
  of Charge Volume and Fees......        %              %          %          %

         There can be no assurance that the loss experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

         Periodic Net Yield Computation. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. The table below sets forth the Computed Net Yield for the periods shown.

                      Periodic Net Yield Computation for
                  the Portfolio Assuming a 3.0% Yield Factor
                            (Dollars in Thousands)

                                       Months Ended
                                            31,      Years Ended December 31,
                                       ------------ ---------------------------
                                       ------------ ------- -------- ----------
Computed Net Yield...................  $             $       $       $
Computed Net Yield as a Percentage
  of Charge Volume and Fees..........          %         %        %         %

         The ability of the Trust to generate sufficient yield to pay interest to Certificateholders and to pay the Monthly Servicing Fee with respect to each Series depends upon the Monthly Payment Rate, the Yield Factor, Net
Losses and the generation of new Receivables. Based on the Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the Trust. For the year
ended December 31,   , the Computed Net Yield as a Percentage of Charge Volume
and Fees was   % and the Receivable Turnover Rate (total Charge Volume and Fees
divided by Average Receivables Outstanding) was     . The product of these two
variables results in a net yield as a percentage of Average Receivables
Outstanding of   % for the year ended December 31,   . There can be no assurance
that the experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

         Delinquency Experience. The table below sets forth the Portfolio's delinquency experience for the periods shown.

                   Delinquency Experience for the Portfolio
                            (Dollars in Thousands)

                    Average of     Months
                     Ended          31,                Average of Twelve Months Ended December 31,
                  -------------------------   -------------------------------------------
                  -------------------------   -------------------------------------------
 Number of Days   Delinquent                   Delinquent               Delinquent                Delinquent
 Delinquent(1)      Amount    Percentage(2)     Amount    Percentage(2)   Amount   Percentage(2)     Amount   Percentage(2)
---------------   ----------  -------------   ----------- ------------  ---------- -------------  ----------  -------------

30 to 59 days....  $                    %      $                    %    $                    %    $                    %

60 to 89 days....  $                    %      $                    %    $                    %    $                    %

90 to 119 days...  $                    %      $                    %    $                    %    $                    %

120 or more days.  $                    %      $                    %    $                    %    $                    %
---------------   ----------  -------------   ----------- ------------  ---------- -------------  ----------  -------------
Total(3) ........  $                    %      $                    %    $                    %    $                    %
                  ==========  =============   =========== ============  ========== =============  ==========  =============

-----------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each Account as of the cycle billing date occurring during the applicable month.

(2) Percentage is calculated by dividing delinquent amounts by the arithmetic average of the month-end billed aggregate balances, inclusive of the opening billed aggregate balance, for the appropriate period. Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category, inclusive of the opening billed delinquent amount for the appropriate period.

(3) Delinquent Amounts and Percentages may not total due to rounding.

                               DESIGNATED ACCOUNTS

General

         As of   ,    , the Designated Accounts (excluding Accounts charged off
and Accounts closed at the Cardmembers' request) consisted of Accounts. The
Receivables in the Designated Accounts as of    ,    , totaled $ and the average
Designated Account Receivables balance was $  . As of    ,   , approximately   %
of the Designated Accounts by Receivable balance had been in existence for at
least five years. By Receivable balance,    %,    %,    %,    % and    %
of the Designated Accounts have Cardmember billing addresses in New York, California, Texas, Florida and New Jersey, respectively. The remainder of the Designated Accounts have billing addresses in the remaining states of the
United States (including certain of its territories and possessions), none of
which represents more than   % by Receivable balance of the Designated Accounts.
The following tables summarize the Designated Accounts by various criteria as
of   ,   . Data presented below for the Designated Accounts does not include (i)
Accounts charged-off and (ii) Accounts closed at the Cardmembers' request.

              Composition of Designated Accounts by Account Balance

                                  Percentage of                   Percentage of
                       Number of  Total Number   Receivables   Total Receivables
 Account Balance Range  Accounts  of Accounts   Outstanding(1)     Outstanding
---------------------- --------- ------------- --------------- -----------------
Credit Balance........                    %      $  (      )              %

No Balance............                    %               0               %

$1 - $500.............                    %                               %

$501 - $1,000.........                    %                               %

$1,001 - $2,000.......                    %                               %

$2,001 - $3,000.......                    %                               %

$3,001 - $5,000.......                    %                               %

Greater than $5,000...                    %                               %
                       --------- ------------- --------------- -----------------

       Total(2).......              100.00%          $              100.00%
                       ========= ============= =============== =================

-----------------
(1) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(2) Percentages and Receivables Outstanding may not total due to rounding.

              Composition of Designated Accounts by Payment Status

                                           Percentage
                                            of Total                  Percentage
                                             Number                    of Total
                                Number of      of       Receivables  Receivables
   Payment Status(1)           Accounts(2)  Accounts  Outstanding(3) Outstanding
-----------------------------  ----------  ---------  -------------- -----------
Current and less than 30
   days delinquent............                    %    $                    %
30 to 59 days delinquent......                    %    $                    %
60 to 89 days delinquent......                    %    $                    %
90 to 119 days delinquent.....                    %    $                    %
120 or more days delinquent...                    %    $                    %
-----------------------------  ----------  ---------  -------------- -----------
       Total(4)...............              100.00%    $              100.00%
=============================  ==========  =========  ============== ===========

-----------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each Designated Account as of the cycle billing date occurring during , .

(2) The payment status of each Designated Account is based on the oldest balance in such Account.

(3) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(4)  Percentages and Receivables Outstanding may not total due to rounding.


                    Composition of Designated Accounts by Age

                                           Percentage
                                            of Total                  Percentage
                                             Number                    of Total
                                Number of      of       Receivables  Receivables
        Age(1)                 Accounts(2)  Accounts  Outstanding(3) Outstanding
-----------------------------  ----------  ---------  -------------- -----------


Less than 12 months.........                       %   $                    %
12-23 months................                       %   $                    %
24-35 months................                       %   $                    %
36-47 months................                       %   $                    %
48-59 months................                       %   $                    %
Greater than 59 months......                       %   $                    %
-----------------------------  ----------  ---------  -------------- -----------
       Total(3).............                 100.00%   $              100.00%
=============================  ==========  =========  ============== ===========


-----------------
(1)  Determined by reference to date of initial Cardmembership.

(2) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(3)  Percentages and Receivables Outstanding may not total due to rounding.


                                USE OF PROCEEDS

         The net proceeds from the sale of the Certificates will be paid to the Transferors. The Transferors will pay such proceeds to an affiliate in exchange for a reduction of such affiliate's interest in the Exchangeable Transferor Certificate.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

         The Agreement provides that the Class A Invested Amount is payable on the Expected Final Payment Date (but may be distributable earlier upon the occurrence of a Pay Out Event) to the extent funds are available therefor in the Principal Funding Account. Although it is anticipated that accumulated principal will be sufficient to pay the Class A Invested Amount on the Expected Final Payment Date, no assurance can be given in that regard. If such amounts are insufficient to pay the Class A Invested Amount on the Expected Final Payment Date, thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest on each Special Payment Date until the earlier of the date on which the Class A Invested Amount has been paid in full or the Final Series Termination Date. Even if the funds on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders on the Expected Final Payment Date.

         Deposits of Class A Monthly Principal will be made to the Principal Funding Account on each Distribution Date occurring during the Accumulation Period, in an amount equal to the lesser of (a) the Controlled Deposit Amount and (b) the sum of (i) the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date, (ii) the amount of any Series Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date and
(iii) amounts available to pay the Investor Default Amount and reimburse Class A Investor Charge-Offs and Class-B Investor Charge-Offs with respect to such Distribution Date. Additionally, Excess Principal Collections allocable to the Certificates may also be used to pay the Controlled Deposit Amount. Assuming that: (a) the annualized Receivable Turnover Rate for the Designated Accounts is not less than , (b) the Yield Factor equals 3.0%, (c) Receivables remain constant at the amount outstanding as of , , and (d) a Pay Out Event does not occur during the Accumulation Period, the Transferors expect that on the Expected Final Payment Date there will be sufficient funds on deposit in the

Principal Funding Account to pay the Class A Invested Amount in full. The annualized receivable turnover rate described above is less than the lowest receivable turnover rate shown in the "Receivable Turnover Rates for the Portfolio" table shown under "Domestic Consumer Charge Card Business--Portfolio Experience." However, there can be no assurance that any other Series issued prior to or concurrently with this Series with a revolving period which ends after the Revolving Period for the Class A Certificates will not enter into an amortization period prior to the Expected Final Payment Date. Further, the actual rate of accumulation and payment of principal will depend, among other factors, on the rate of repayment, the timing of the receipt of such repayments, the Yield Factor, the Receivable Turnover Rate and the rate of default by Cardmembers.

         In the event of the occurrence of a Pay Out Event, the Early Amortization Period will begin on the day on which such Pay Out Event occurs or is deemed to have occurred. During the Early Amortization Period, distributions of principal to Class A Certificateholders will not be limited by the Controlled Deposit Amount. In the event of a sale, disposition or other liquidation of the Receivables following an insolvency event as described under "Description of the Class A Certificates and the Agreement--Pay Out Events" or in connection with the Final Series Termination Date, Class A Monthly Principal will be payable to Certificateholders on the following Distribution Date. Although the Transferors believe that the likelihood of a Pay Out Event occurring is remote, there can be no assurance that a Pay Out Event will not occur. See "Description of the Class A Certificates and the Agreement--Pay Out Events."

         The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual Cardmembers. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which the Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Early Amortization Period or the Accumulation Period, or on the Expected Final Payment Date, as applicable, will be similar to any historical experience set forth herein. If a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

         In addition, since the Trust, as a master trust, has previously issued other Series, of which remain outstanding, and may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any other Series might not have an impact on the timing and amount of payments received by Class A Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

         Because there may be a slow-down in the payment rate with respect to the Designated Accounts or a Pay Out Event may occur (which would initiate an Early Amortization Period), there can be no assurance that the final payment of the Class A Invested Amount will occur on the Expected Final Payment Date.

There can be no assurance that future Cardmember monthly payment rate experience will be similar to historical experience. See "Risk Factors" in the Prospectus.

                          DESCRIPTION OF THE CLASS A

                        CERTIFICATES AND THE AGREEMENT

         The Certificates will be issued pursuant to the Agreement and the
Series Supplement to the Agreement (the "Series    Supplement") among the
Transferors, as the transferors of the Receivables, TRS, as Servicer of the Designated Accounts and the Receivables and The Bank of New York, as Trustee for the Certificateholders, substantially in the form filed as exhibits to the Registration Statement of which the Prospectus is a part. Pursuant to the Agreement, the Transferors may execute further Supplements thereto among the Transferors and the Trustee in order to issue additional Series. See "Description of the Certificates--Exchanges" in the Prospectus. The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Class A Certificateholders without charge upon written request. The following summary describes certain terms of the
Agreement and the Series    Supplement and is qualified in its entirety by
reference to the Agreement and the Series    Supplement.

General

         The Class A Certificates will represent undivided interests in the Trust, including the right to receive the Invested Percentage of all Collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of interest at the Class A Certificate Rate and the Class A Invested Amount on the Expected Final Payment Date, or earlier or later in certain circumstances. The property of the Trust consists of the Receivables generated under the Designated Accounts and under any Additional Accounts subsequently designated to the Trust, all funds to be collected from Cardmembers in respect of Receivables (including Recoveries), all of RFC's right, title and interest under the RFC Receivable Purchase Agreement, all moneys on deposit in the Collection Account, the Principal Funding Account, the Reserve Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders), and payments made in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders). The Trust does not include the Receivables from any Removed Accounts. On the date of issuance of the Certificates (the "Closing Date"), the Trustee will authenticate the Class A Certificates and the Class B Certificates and deliver such Class A Certificates to the Transferors which will in turn deliver them to the Underwriters against payment of the net proceeds of the sale of the Class A Certificates. The Trustee will also deliver the Class B Certificates and the reissued Exchangeable Transferor Certificate to the Transferors. The Transferors will initially retain the Class B Certificates but may transfer them under certain circumstances specified in the Series Supplement. As of the Closing Date, the Class A Invested Amount was $ and the Class B Invested
Amount was $    .

         Interest will accrue on the unpaid principal amount of the Class A

Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to the Class A
Certificateholders monthly on each Interest Payment Date, commencing    15, .
Interest for any Interest Payment Date will include interest at the Class A Certificate Rate from and including the preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

         No principal payments will be made to the Class A Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out Event as described herein, until the first Special Payment Date. See "--Pay Out Events." No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. With respect to the Revolving Period, Principal Collections allocable to the Certificateholders' Interest will either be (i) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or (ii) if no such Series is then amortizing or accumulating principal, paid to the Transferors to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.

         Unless and until a Pay Out Event shall have occurred, on each Distribution Date with respect the Accumulation Period on or prior to the Expected Final Payment Date, all Principal Collections allocable to the Certificateholders' Interest, certain other amounts comprising Class A Monthly Principal and Excess Principal Collections allocated to the Certificates will no longer be paid for the benefit of other Series or to the Transferors as described above but instead an amount thereof up to the Controlled Deposit Amount will be deposited in the Principal Funding Account. Any such Principal Collections in excess of the Controlled Deposit Amount will be included as Excess Principal Collections. The Controlled Accumulation Amount shall equal $
 . The funds deposited in the Principal Funding Account will be used to pay the Class A Invested Amount on the Expected Final Payment Date. Amounts on deposit in the Principal Funding Account will be invested at the direction of Servicer in Eligible Investments. See "--Principal Funding Account." Although the Principal Funding Account will be held in a trust account in an Eligible Institution and invested in Eligible Investments, the Class A Certificateholders will bear the risk of loss of any amounts of principal on deposit therein. Prior to the Expected Final Payment Date, the amount on deposit in the Principal Funding Account subject to such risk could reach a maximum . Even if the funds on deposit in the Principal Funding Account at such time are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders on the Expected Final Payment Date. On each Distribution Date thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in
full or until the Final Series     Termination Date.


         Interest payments on the Class A Certificates will be made on each Interest Payment Date and interest and principal payments on the Class A Certificates will be made on the Expected Final Payment Date (or, if a Pay Out Event occurs, on each Special Payment Date) to the Class A Certificateholders in whose names the Class A Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. The final payment on the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates. Distributions will be made to DTC in immediately available funds.

         The Class A Certificates will initially be represented by one or more Class A Certificates registered in the name of the nominee of DTC except as set forth below. The interests of holders of beneficial interests in the Class A Certificates ("Class A Certificate Owners") will be available for purchase
in denominations of $1,000 (representing     of the undivided interest of the
Class A Certificateholders in the Trust) and integral multiples thereof in book-entry form only. The Transferors have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Class A Certificate Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates. All references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Class A Certificate Owners in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

Principal Funding Account

         The Trustee will establish and maintain, or cause to be established and maintained, for the benefit of the Certificateholders, in the name of the Trustee, on behalf of the Trust, the Principal Funding Account (unless the commencement of the Accumulation Period is postponed, in which case all Principal Collections received with respect to the prior Due Period and allocable to the Certificateholders' Interest plus Excess Principal Collections, if any, from other Series allocable to the Certificates plus certain amounts comprising Class A Monthly Principal will be distributed to the Class A Certificateholders on the Expected Final Payment Date). If the commencement of the Accumulation Period is not postponed, during the Accumulation Period, Class A Monthly Principal plus Excess Principal Collections, if any, from other Series allocable to the Certificates will be deposited in the Principal Funding Account on each Distribution Date as provided below under "--Distributions from the Collection Account" and "--Distributions to Class A Certificateholders"; provided, that if a Pay Out Event occurs during the

Accumulation Period, the amounts on deposit in the Principal Funding Account shall be paid to the Class A Certificateholders on the first Special Payment Date. All amounts deposited into the Principal Funding Account prior to the Expected Final Payment Date will be invested by the Trustee at the direction of in Eligible Investments. On each Distribution Date, all investment income earned (net of losses and expenses) on amounts in the Principal Funding Account since the preceding Distribution Date will be withdrawn from the Principal Funding Account and deposited into the Collection Account.

         On each Distribution Date with respect to the Accumulation Period the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as Yield Collections. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Yield Collections (including a withdrawal from the Reserve Account, if necessary, as described under "--Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean for any Distribution Date with respect to the Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) all amounts on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date.

Reserve Account

         A trust account in the name of the Trustee for the benefit of the Class A Certificateholders (the "Reserve Account") will be established. The Reserve Account will be established to assure the subsequent distribution of interest on the Class A Certificates as provided in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date (as defined below), but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each Distribution Date, the Transferors will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the Reserve Account, after giving effect to any Excess Spread available to be deposited in the Reserve Account on such Distribution Date, is less than the Required Reserve Account Amount. The "Reserve Account Funding Date" will be the Distribution Date with respect to the Due Period that commences three months prior to the Distribution Date with respect to the first Due Period in the Controlled Accumulation Period, or such earlier date as the Transferors may determine. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to % of the Class A Invested Amount as of the preceding Distribution Date, or any other amount designated by the Transferors provided that the Transferors have received written notice from each Rating Agency that such designation will not cause a downgrade or withdrawal of such Rating Agency's then current rating of any outstanding series. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Transferors.

         Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the "Interest Funding Investment Proceeds") will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Yield Collections.

         On or before each Distribution Date with respect to the Accumulation Period (on or prior to the Expected Final Payment Date) and on the first
Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and treated as Yield Collections in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

         The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the date on which the Class A Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Transferors. Any amounts withdrawn from the Reserve Account and distributed to the Transferors as described above will not be available for distribution to the Class A Certificateholders.

Allocation Percentages

         Pursuant to the Agreement, during each Due Period the Servicer will allocate among the Certificateholders' Interest, any other Series of certificates issued by the Trust and the Transferor Interest all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables. Yield Collections and the amount of Defaulted Receivables will be allocated at all times and Principal Collections will be allocated during the Revolving Period to the Class A Certificateholders and the Class B Certificateholders based on the percentage equivalent of the ratio of the Invested Amount on the last day of the immediately preceding Due Period to the Trust Principal Component on the last day of the immediately preceding Due Period (the "Floating Allocation Percentage"). During the initial Due Period, the Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount bears to the Trust Principal Component on the last day of the Due Period immediately preceding the Closing Date. To maintain the Certificateholders' Interest during the Revolving Period, subject to certain limitations, the Floating Allocation Percentage of all Principal Collections will be reinvested in the Trust or treated as Excess Principal Collections and applied as described below in "--Principal Collections for all Series," and the Transferor Percentage of such Principal Collections will be paid to the Transferors. During and after the Due Period preceding the Expected Final Payment Date and during any Early Amortization Period, all Principal Collections will be allocated to the Class A Certificateholders based on the percentage equivalent of the ratio that the Invested Amount as of the last day of the Revolving Period bears to the greater of (a) the Trust Principal Component on the last day of the prior Due Period and (b) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date (the "Fixed Allocation Percentage"). The remainder of the Principal Collections will be allocated to the holders of other Series, if any, and to the Transferor Interest.

         As used herein, (a) "Class A Invested Amount" for any date means an amount equal to (i) the initial principal balance of the Class A Certificates, minus (ii) the amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of Class A Investor Charge-Offs for the current and all prior Distribution Dates, and plus (iv) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii); (b) "Class A Adjusted Invested Amount" for any date means an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account; (c) "Class B Invested Amount" for any date means a amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class Investor Charge-Offs for the current and all prior Distribution Dates, and plus (iv) the aggregate amount of Yield Collections applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii); (d) "Invested Amount" for any date means the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount; and
(e) "Transferor Percentage" means (i) when used with respect to Yield Collections and the amount of Defaulted Receivables, 100% minus the sum of the applicable Floating Allocation Percentages with respect to all Series of certificates then issued an outstanding and (ii) when used with respect to Principal Collections during the Accumulation Period and any Early Amortization Period, 100% minus the sum of the Fixed Allocation Percentages with respect to all Series of certificates then issued and outstanding.

         As a result of the Floating Allocation Percentage, Yield Collections and the portion of Defaulted Receivables allocated to the Certificateholders' Interest will change each Due Period based on the relationship of the sum of the Class A Adjusted Invested Amount and Class B Invested Amount to the Trust Principal Component on the last day of the immediately preceding Due Period. As a result of the Fixed Allocation Percentage, the percentage of Principal Collections allocable to the Certificateholders' Interest during the Accumulation Period or any Early Amortization Period will exceed the percentage of Principal Collections which would have been allocable using the Floating Allocation Percentage.

Principal Collections for all Series

         Principal Collections for any Due Period allocated to the Certificateholders' Interest will first be used to cover, with respect to the Accumulation Period, required deposits to the Principal Funding Account or, with respect to any Early Amortization Period, payments to the Certificateholders. The Servicer will determine the amount of Principal Collections for any Due Period allocated to the Certificateholders' Interest remaining after covering required deposits to the Principal Funding Account and payments to the Certificateholders and any similar amount remaining for any other Series ("Excess Principal Collections"). During the Revolving Period, all Principal Collections allocable to the Certificateholders' Interest (including Yield Collections that are deemed to be Principal Collections and treated as Excess Principal Collections) will be treated as Excess Principal Collections. The Servicer will allocate the Excess Principal Collections to cover any scheduled or permitted principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which have not been covered out of the Principal Collections allocable to such other Series and certain other amounts for such Series ("Principal Shortfalls"). Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Due Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the Transferors.


Postponement of the Accumulation Period

         Upon written notice to the Trustee, the Transferors and the Rating Agency, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. On the Determination Date immediately preceding the Distribution Date and thereafter on each Determination Date until the date the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the lowest monthly
payment rate on the Receivables for the prior      months and the amount of
principal distributable to the certificateholders of all outstanding Series which are not in their revolving period. If the Accumulation Period Length is less than the length of the Accumulation Period initially provided under the Agreement, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the payment rate on the Receivables, which, if continued, would result in a shorter Accumulation Period. The length of the Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of Investor Certificates subsequent to that date and such Series is in its revolving period. If the commencement of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, then it is probable that holders of Investor Certificates would receive some of their principal later than if the Accumulation Period had not been delayed.

Distributions from the Collection Account

         The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date to make the following distributions and allocations for such Distribution
Date:

         (a) An amount equal to the Floating Allocation Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding such Distribution Date plus, with respect to a Distribution occurring during the Accumulation Period, Investment Earnings will be allocated in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Payment Date, plus any additional interest at a rate per annum equal to the Class A Certificate Rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution

         Payment Date, will be paid to the Class A Certificateholders;

                  (ii) an amount equal to Class B Monthly Interest for such Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B Certificate Rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class B Certificateholders;

                  (iii) an amount equal to the Monthly Servicing Fee for such Distribution Date plus any Monthly Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account);

                  (iv) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Accumulation Period or any Early Amortization Period;

                  (v) an amount equal to the aggregate Investor Default Amount for such Distribution Date will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Accumulation Period or any Early Amortization Period;

                  (vi) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been paid to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B Certificate Rate plus 2% with respect to such interest amounts that were due but not paid to Class B Certificateholders on any previous Distribution Date, will be paid to the Class B Certificateholders;

                  (vii) an amount equal to unreimbursed Class B Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Accumulation Period or any Early Amortization Period; and

                  (viii) any Yield Collections allocated to the Certificateholders' Interest remaining after giving effect to the above described distributions and allocations (with respect to such Distribution Date, "Excess Spread") will be distributed to the Transferors.

         (b) For each Distribution Date with respect to the Accumulation Period or any Early Amortization Period and thereafter, the remaining funds on deposit in the Collection Account with respect to such Distribution

Date including, in the case of clause (i) below, Excess Principal Collections, if any, from other Series allocable to the Certificates will be allocated in the following priority:

                  (i) an amount up to Class A Monthly Principal for such Distribution Date, plus Excess Principal Collections, if any, from other Series allocable to the Certificates will be deposited in the Principal Funding Account;

                  (ii) an amount up to the Class B Invested Amount for any Distribution Date on and after the Class A Certificates have been paid in full, plus Excess Principal Collections, if any, from other Series allocable to the Certificates, will be distributed to the holders of the Class B Certificates; and

                  (iii) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Excess Principal Collections and distributed to other Series or to the Transferors as provided in the Agreement.

         "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date or, with respect to the first Distribution Date, of the product of (i) the Class A Certificate Rate and (ii) the Class A Initial Invested Amount.

         "Class B Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution
Date,    of the product of (i) the Class B Certificate Rate and (ii) the Class B
Initial Invested Amount.

         "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or an Early Amortization Period or any Special Payment Date will equal the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date or Special Payment Date or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day a Pay Out Event occurred to the end of such Due Period, (ii) the amount, if any, equal to the product of (a) a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amounts of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts) and (b) Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date or Special Final Payment Date ("Series Undistributed Principal Collections") and (iii) the

Investor Default Amount with respect to such Distribution Date or Special Payment Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs; provided, however, that for each Distribution Date with respect to the Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Deposit Amount for such Distribution Date; and provided further, that with respect to any Distribution Date, Class A Monthly Principal will not exceed the Class A Invested Amount.

         "Controlled Deposit Amount" for any Distribution Date with respect to the Accumulation Period shall mean an amount equal to the sum of the Controlled Accumulation Amount and any existing Deficit Controlled Accumulation Amount.

         "Controlled Accumulation Amount" means    , or, if the Servicer elects
to postpone the commencement of the Accumulation Period, an amount sufficient so that the sum of the Controlled Accumulation Amounts for each Distribution Date during the Accumulation Period equals the Class A Invested Amount as of the Expected Final Payment Date.

         "Deficit Controlled Accumulation Amount" shall mean, on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and, on each subsequent

Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount and any then existing Deficit Controlled Accumulation Amount over the amount of Class A Monthly Principal deposited in the Principal Funding Account on such Distribution Date.

         "Termination Payment Date" shall mean the earlier of the Expected
Final Payment Date, the first Distribution Date following the liquidation or sale of the Receivables as a result of an insolvency event as described under
"--Pay Out Events" and the occurrence of the Final Series      Termination Date.

Distributions to Class A Certificateholders

         Payments to Class A Certificateholders will be made from the Collection Account with respect to interest and from the Principal Funding Account. In addition to the amounts deposited in the Collection Account or Principal Funding Account as described above, the following amounts will be deposited in the Collection Accounts or Principal Funding Account: (i) investment income, if any, to the extent of the Class A Certificate Rate, earned from investments made will be withdrawn from the Principal Funding Account and deposited into the Collection Account on each Interest Payment Date with respect to the Accumulation Period to be applied to payment of Class A Monthly Interest and (ii) the proceeds of any optional repurchase of the Class A Certificates by the Transferors deemed to be Principal Collections will be withdrawn from the Collection Account and deposited in the Principal

Funding Account on the Distribution Date on which such purchase occurs.

         The Servicer shall instruct the Trustee or the Paying Agent to make the following distributions:

         (a) on each Interest Payment Date, on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Collection Account (other than any investment earnings thereon) shall be distributed to Class A Certificateholders; and

         (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account shall be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date.

         The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Funding Account for the purpose of making distributions to the Class A Certificateholders.

         On each Distribution Date with respect to the Revolving Period, the Servicer will pay to the Transferors any investment earnings (net of losses and investment expenses) with respect to the Collection Account. On any Distribution Date with respect to any Early Amortization Period, such investment earnings (net of losses and investment expenses) will be considered Yield Collections under the Agreement.

         "Distribution Date" shall mean , , and the 15th day of each calendar month thereafter, or, if such 15th day is not a business day, the next succeeding business day.

         "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period and each Distribution Date following the Expected Final Payment Date.

Investor Charge-Offs

         If on any Distribution Date, the Investor Default Amount, if any, for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount as described under clause (a)(v) of "Distributions from the Collection Account", then the Class B Invested Amount shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Distribution Date by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(vii) of "--Distributions from the Collection Account."

         In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B

Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Yield Collections allocated and available for such purpose as described under clause (a)(iv) of "--Distributions from the Collection Account."

Addition of Accounts

         The Transferors will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any two consecutive Due Periods, the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount) is less than 15% or if, as of the end of any Due Period, the Trust Principal Component (reduced as aforesaid) is less than (the "Series Minimum Trust Principal Component") plus any amounts established with respect to other outstanding Series (the aggregate of the Series Minimum Trust Principal Component and such amounts, the "Minimum Trust Principal Component").

Final Payment of Principal; Termination of Trust

         The Class A Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $ (10% of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one or both of the Transferors. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates through the day preceding the Distribution Date with respect to which the repurchase occurs.

         Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the
Certificates will be made on , (the "Final Series    Termination Date"). In the
event that the Invested Amount of the Certificates is greater than zero on the Final Series Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Certificates, an amount of Receivables up to 110% of the Invested Amount of the Certificates at the close of business on such date, but not more than the total amount of Receivables allocable to the Certificates. The proceeds of any such sale will treated as collections on the Receivables and applied as provided above in "Description of the Certificates--Application of Collections" in the Prospectus. Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders.


         Unless the Transferors instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on
which the aggregate invested amounts of all Series is zero or (b)    (the "Final
Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferors all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

Pay Out Events

         The Revolving Period will continue through the end of the    Due Period
and the Accumulation Period will begin at such time, unless a Pay Out Event occurs or unless commencement of the Accumulation Period is postponed. An
Early Amortization Period will commence (i) on the day on which a Pay Out
Event occurs or is deemed to occur or (ii) on the Expected Final Payment Date if the Class A Invested Amount is not paid in full on such date. A "Pay Out Event" with respect to the Certificates refers to any of the following events:

                  (i) failure on the part of a Transferor or TRS (a) to make any payment or deposit on the date required under the Agreement, the
         Series      Supplement or the RFC Receivable Purchase Agreement, as
         applicable (or within the applicable grace period which will not exceed five business days), (b) duly to observe or perform in any material respect the covenant of a Transferor not to sell, pledge, assign or transfer to any person, or grant any prohibited lien on, any Receivable, or (c) duly to observe or perform in any material respect any other covenants or agreements of a Transferor in the Agreement or, with respect to RFC, to the extent assigned to the Trust, in the RFC Receivable Purchase Agreement, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice to such Transferor or TRS, as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period (or, with respect to a failure arising out of the creation of certain liens upon the Receivables or the failure by such Transferor or the Servicer to comply with certain covenants specified in the Agreement, immediately); provided, however, that a Pay Out Event described in clause (b) or (c) shall not be deemed to occur if such Transferor has accepted the transfer of the related Receivable during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

                  (ii) any representation or warranty made by a Transferor in the Agreement or the Series Supplement or any representation or warranty made by TRS in the RFC Receivable Purchase Agreement or any information required to be given by a Transferor or the Servicer to the Trustee to identify the Designated Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if a Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

                  (iii) certain events of bankruptcy or insolvency relating to the Transferors or TRS;

                  (iv) there will have been three consecutive Distribution Dates on which the Class B Invested Amount is less than the Initial Class B Invested Amount;

                  (v) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (vi) after any applicable grace period, a failure by a Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

                  (vii) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

                  (viii) on any Determination Date the Class B Invested Amount is less than 2% of the Class A Invested Amount; or

                  (ix) on any Determination Date the Transferor Amount as a percentage of the Trust Principal Component as of the last day of the prior Due Period (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for such Due Period) was less than 3%.

         In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or certificateholders of such Series evidencing undivided interests aggregating more than 50% of the invested amount of such Series, by written notice to the Transferors and the Servicer (and to the Trustee, if given by such certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. In the case of any event described in clause (iii), (v),
(vi) or (ix) a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv) or (viii), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which a Pay Out Event occurs or is deemed to occur. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates. If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a receiver or bankruptcy trustee for a Transferor, the receiver or bankruptcy trustee for such Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

         In addition to the consequences of a Pay Out Event discussed above, if TRS or a Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of TRS or a Transferor, on the day of such appointment TRS will immediately cease to sell Receivables to RFC under the RFC Receivable Purchase Agreement and promptly give notice to the Trustee of such appointment or if a Transferor voluntarily files for bankruptcy or a receiver or bankruptcy trustee is appointed for a Transferor, on the day of such appointment such Transferor will immediately cease to transfer Receivables to the Trust and such Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within 90 days of the publication of such notice by the Certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of each of the Class A Certificates and the Class B Certificates (other than any holder who is the subject of the bankruptcy or insolvency which resulted in the Pay Out Event) and by holders representing undivided interests aggregating more than 50% of the Transferor Interest (other than any holder who is the subject of the bankruptcy or insolvency which resulted in the Pay Out Event), the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to the Certificates and to other Series that did not vote to continue the Trust in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections on the Receivables. If the portion of such proceeds allocable to the Certificateholders' Interest and the proceeds of any Collections in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss. If the Trustee is instructed not to sell the portion of the Receivables allocable to the Certificateholders, as described above, then the Trust shall continue with respect to the Series Certificates pursuant to the terms of the Agreement and the Series Supplement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy" in the Prospectus.

Servicing Compensation and Payment of Expenses

         The Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date,

equal to the sum of, with respect to all Series, one-twelfth of the sum for each Series of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the Transferor Interest and the aggregate invested amount with respect to each Series with respect to the related Due Period. The Servicing Fee will be allocated among the Transferor Interest, the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to one-twelfth of the product of 2% per annum and the amount of the Class A Adjusted Invested Amount and the Class B Invested Amount, on the last day of the second preceding Due Period or, in the case of the first Distribution Date, of the product of 2% per annum and the initial principal amount of the Class A Certificates and the Class B Certificates. The remainder of the Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders will have any obligation to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under "--Distributions from the Collection Account" above.

                         FEDERAL INCOME TAX CONSEQUENCES

[Characterization of the Certificates as Indebtedness

         Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents, Orrick, Herrington & Sutcliffe LLP, special counsel to the Transferors, has advised the Transferors based on the analysis set forth in "Federal Income Tax Consequences" in the Prospectus that the Certificates will be treated as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus.]

                             ERISA CONSIDERATIONS

         In addition, the Transferors or their affiliates may be considered to be a party in interest or a fiduciary with respect to some Benefit Plans. Accordingly, an investment by a Benefit Plan in Class A Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

         In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Class A Certificates should consult their own counsel as to whether the assets of the Trust which are represented by the Class Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

         Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                 LEGAL MATTERS

         Certain legal matters relating to the Class A Certificates will be passed upon for RFC by Carol V. Schwartz, Group Counsel to American Express and, for Centurion Bank, by Robert D. Kraus, Group Counsel to Centurion Bank. Ms. Schwartz and Mr. Kraus each own or have the right to acquire a number of shares of the common stock of American Express which, in the aggregate is less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the Transferors, the Trust and the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP has from time to time represented Centurion Bank, the Servicer and Credco and certain of their affiliates.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement dated as of (the "Underwriting Agreement") among the Transferors and the underwriters named below (collectively, the "Underwriters"), the Transferors have agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates as set forth opposite its name:

                                                            Principal
                                                            Amount of
                                                             Class A
                           Underwriters                   Certificates
                           ------------                   ------------

          Lehman Brothers Inc.


                                                          ------------
              Total
                                                          ============

         The Transferors have been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of % of the principal amount of the Class A Certificates. Underwriters may allow and such dealers may reallow a concession not in excess of % of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

         Each Underwriter that is not a member of the National Association of Securities Dealers, Inc. (the "NASD") is a foreign broker or dealer not eligible for membership in the NASD which has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group) except that each such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

         Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Class A Certificates, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under Part IV of the Financial Services Act 1986, if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the documents may otherwise lawfully be issued or passed on; and (c) it will not offer or sell in the United Kingdom, by means of any document, any Class A Certificates prior to application for listing of the Class A Certificates being made in accordance with Part IV of the Financial Services Act 1986, other than to Persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985.

         The Underwriting Agreement provides that the Transferors will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT

Term                                                             Page(s)




Term                                                             Page(s)

Accumulation Period.................................................8
Accumulation Period Length.........................................25
Agreement...........................................................4
August 1993 Additional Accounts.....................................4
Available Reserve Account Amount...................................24
Certificateholders..................................................7
Certificateholders' Interest........................................5
Certificates........................................................2
Class A Adjusted Invested Amount...................................24
Class A Certificate Owners......................................2, 22
Class A Certificate Rate............................................5
Class A Certificateholders..........................................7
Class A Certificates.............................................1, 4
Class A Initial Invested Amount.....................................7
Class A Invested Amount............................................24
Class A Investor Charge-Off........................................28
Class A Monthly Interest...........................................27
Class A Monthly Principal..........................................27
Class B Certificate Rate............................................6
Class B Certificateholders..........................................7
Class B Certificates................................................2
Class B Initial Invested Amount....................................10
Class B Invested Amount............................................24
Class B Investor Charge-Off........................................28
Class B Monthly Interest...........................................27
Closing Date.......................................................21
Controlled Accumulation Amount.....................................27
Controlled Deposit Amount..........................................27
Covered Amount.....................................................23
Cut Off Date........................................................4
Deficit Controlled Accumulation Amount.............................27
Designated Accounts..............................................2, 4
Determination Date.................................................30
Distribution Date..................................................28
DTC.................................................................7
Early Amortization Period...........................................9
ERISA..............................................................12
Excess Principal Collections.......................................25
Excess Spread......................................................26

Expected Final Payment Date......................................2, 5
Final Series 1998-1 Termination Date...........................11, 29
Final Termination Date.............................................29
Fixed Allocation Percentage........................................24
Floating Allocation Percentage.....................................24
Interest Funding Investment Proceeds...............................23
Interest Payment Date............................................2, 6
Invested Amount....................................................24
Invested Percentage.................................................6
January 1996 Additional Accounts....................................4
June 1992 Designated Accounts.......................................4

June 1994 Additional Accounts.......................................4
Minimum Trust Principal Component..................................29
Monthly Servicing Fee..............................................31
NASD...............................................................33
Participants.......................................................22
Pay Out Event......................................................29
Principal Funding Account...........................................8
Principal Funding Investment Proceeds..............................23
Principal Shortfalls...............................................25
Rating Agency......................................................13
Receivables.........................................................1
Record Date.........................................................7
Required Reserve Account Amount....................................23
Reserve Account....................................................23
Reserve Account Funding Date.......................................23
Revolving Period....................................................7
Series..............................................................4
Series        Supplement...........................................21
Series Minimum Trust Principal Component...........................29
Series Undistributed Principal Collections.........................27
Servicer............................................................1
Servicing Fee......................................................31
Special Payment Date...............................................28
Termination Payment Date...........................................28
Transferor..........................................................1
Transferor Interest.................................................5
Transferor Percentage..............................................24
TRS.................................................................1
Trust............................................................1, 4
Trust Principal Component...........................................9
Trustee.............................................................4
Underwriters.......................................................32
Underwriting Agreement.............................................32

                                                                         ANNEX I

                    OTHER ISSUANCES OF INVESTOR CERTIFICATES

         The tables below set forth the principal characteristics of the
American Express Master Trust Certificates, Series       , the only other Series
issued by the Trust which are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (212) 640-4405. The Servicer will provide, without charge, to
any prospective purchaser of the Series      Class A Certificates, a copy of the
Disclosure Documents for any previous publicly-issued Series.

         . American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series

         Class A Invested Amount..............................
         Class B Invested Amount..............................
         Class A Certificate Rate.............................
         Class B Certificate Rate.............................
         Class A Expected Final Payment Date..................
         Series Servicing Fee Rate............................
         Series Termination Date..............................
         Series Issuance Date.................................
         Series Minimum Trust Principal Component.............

PART II

Item 14. Other Expenses of Issuance and Distribution.

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


         Registration Fee........................................   $  885,000
         Printing and Engraving..................................       75,000
         Trustee's Fees..........................................       10,000
         Legal Fees and Expenses.................................      100,000
         Blue Sky Fees and Expenses..............................       20,000
         Accountants' Fees and Expenses..........................       50,000
         Rating Agency Fees......................................      170,000
         Miscellaneous Fees......................................       50,000
                                                                    ----------
            Total.................................................. $1,360,000
                                                                    ==========


*  Actual


Item 15. Indemnification of Directors and Officers.


American Express Centurion Bank


American Express Centurion Bank ("Centurion") may indemnify, in accordance with and to the full extent permitted by the laws of the State of Utah and regulations promulgated by the Federal Deposit Insurance Corporation as in effect at the time of the adoption of Article VIII of Centurion's Bylaws or as such laws may be amended from time to time, and shall so indemnify to the full extent permitted by such laws, any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of Centurion or of any constituent corporation absorbed in any consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust, employee benefit plan, or other enterprise at the request of Centurion or any such constituent corporation provided, however, such indemnification shall not cover any such indemnified party for actions undertaken by such party in bad faith or involving their deliberate dishonesty or personal gain.


         American Express Receivables Financing Corporation


         The American Express Receivables Financing Corporation ("RFC") Certificate of Incorporation provides for indemnification of directors and officers of RFC to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that RFC may purchase insurance on behalf of any such director, officer, employee or agent.

         Article XII of RFC's Certificate of Incorporation provides that, to the extent that a director, officer, employee or agent of RFC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by RFC against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of any action being taken by RFC other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by Article XII, unless ordered by a court, indemnification shall be made by RFC only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct specified in Article XII. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of RFC entitled to vote thereon.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of RFC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

         Expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by RFC in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by RFC. Expenses incurred by other employees or agents of RFC in defending any civil or criminal action, suit or proceeding may be paid by RFC upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         No director shall be personally liable to RFC or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to RFC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of subparagraph (e) to Article XII of the Certificate of Incorporation shall apply to or have any effect on the liability or alleged liability of any director of RFC for or with respect to any acts or omissions of such director occurring prior to such amendment.

         The indemnification provided by Article XII of the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Item 16.    Exhibits.

    (a)      Exhibits


    1.1 - Form of Underwriting Agreement (incorporated by reference to Registration Statement No. 33-8484, filed on October 6, 1994).
    4.1   -  Form of Pooling and Servicing Agreement.
    4.2 - Form of Series Supplement, including form of Asset Backed Certificate (incorporated by reference to Registration Statement No. 33-8484, filed on October 6, 1994).
    5.1 - Opinion of American Express Centurion Bank with respect to legality.
    5.2 - Opinion of American Express Receivables Financing Corporation with regard to legality.
    8.1 - Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
   10.1   -  Form of RFC Purchase Agreement.
   23.1 - Consent of American Express Centurion Bank (included in its opinion filed as Exhibit 5.1).
   23.2 - Consent of American Express Receivables Financing Corporation (included in its opinion filed as Exhibit 5.2).
   23.3 - Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).
   24.1   -  Power of Attorney of American Express Centurion Bank
   24.2   -  Power of Attorney of American Express Receivables
             Financing Corporation (including Resolutions of the Board of

             Directors authorizing such Power of Attorney).*


---------------

*  Previously filed.

   (b)       Financial Statements

         All financial statements, schedules and historical information have been omitted as they are not applicable.

Item 17.  Undertakings.

         The undersigned Registrant on behalf of American Express Credit Account Master Trust (the "Trust") hereby undertake as follows:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the

Securities Act of 1933, each filing of the Trust's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (e) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to he signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 1998.


                              AMERICAN EXPRESS CENTURION BANK
                              as originator of the Trust and Registrant

                              By: /s/ Gilbert E. Ahye
                                  --------------------------------------
                              Name:  Gilbert E. Ahye
                              Title: Director


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 12, 1998 by the following persons in the capacities indicated.




Signature
---------


------------------------------------------
Name:  Phillip S. Riese
Title: Director and Chairman of the Board


/s/ Gilbert E. Ahye*
------------------------------------------
Name:   Gilbert E. Ahye
Title:  Director


/s/ Maria J. Garciaz*
------------------------------------------
Name:   Maria S. Garciaz
Title:  Director


/s/ Ashwini Gupta*
------------------------------------------

Name:   Ashwini Gupta*
Title:  Director


------------------------------------------
Name:   Peter A. Lefferts
Title:  Director


/s/ John J. P. McDonnell*
------------------------------------------
Name:   John J.P. McDonnell
Title:  Director


/s/ Raymond F. Pettit*
------------------------------------------
Name:   Raymond F. Pettit
Title:  Director

/s/ David E. Poulsen*
------------------------------------------
Name:   David E. Poulsen
Title:  Director, President and
          Chief Credit Officer


/s/ Frank L. Skillern*
------------------------------------------
Name:   Frank L. Skillern
Title:  Director and Chief Executive Officer
          (Principal Executive Officer)


/s/ Roslyn M. Watson*
------------------------------------------
Name:   Roslyn M. Watson
Title:  Director


/s/ Jim F. Welch*
------------------------------------------
Name:   Jim F. Welch
Title:  Director


/s/ Rhonda M. Halpern*
------------------------------------------

Name:   Rhonda M. Halpern*
Title:  Chief Financial Officer
          (Principal Financial Officer and
           Principal Accounting Officer)




-----------------

* By: /s/ Robert D. Kraus
      ----------------------
         Attorney-in-Fact



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 1998.

                           AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION
                             as originator of the Trust and Registrant


                           By: /s/ Jay B. Stevelman*
                               ----------------------
                               Name:  Jay B. Stevelman
                               Title:  Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 12, 1998 by the following persons in the capacities indicated.


Signature
---------

/s/ Vincent P. Lisanke*
------------------------------
Name:  Vincent P. Lisanke
Title: Director, President and
       Chief Executive Officer

/s/
------------------------------
Name:  John J.P. McDonnell
Title: Director

/s/ Jay B. Stevelman*
------------------------------
Name:  Jay B. Stevelman
Title: Director


/s/ John D. Koslow*
------------------------------
Name:  John D. Koslow
Title: Chief Financial Officer
       and Chief Accounting Officer

/s/Leslie R. Scharfstein
------------------------------
Name:  Leslie R. Scharfstein
Title: Vice President

---------------
* By: /s/ Leslie R. Scharfstein  Leslie R. Scharfstein / / Attorney-in-Fact
      -------------------------

                                  EXHIBIT INDEX


                                                                                    Page Number in
                                                                                    the Sequential
Exhibits                                                                           Numbering System
--------                                                                           ----------------
  1.1 - Form of Underwriting Agreement (incorporated by reference to
        Registration Statement No. 33-8484, filed on October 6, 1994).
  4.1 - Form of Pooling and Servicing Agreement.
  4.2 - Form of Series Supplement, including form of Asset Backed
        Certificate (incorporated by reference to Registration Statement
        No. 33-8484, filed on October 6, 1994).
  5.1 - Opinion of American Express Centurion Bank with respect to legality.
  5.2 - Opinion of American Express Receivables Financing Corporation with regard to legality.
  8.1 - Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
 10.1 - Form of RFC Purchase Agreement.
 23.1 - Consent of American Express Centurion Bank (included in its opinion filed as Exhibit 5.1).
 23.2 - Consent of American Express Receivables Financing Corporation
        (included in its opinion filed as Exhibit 5.2).
 23.3 - Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).
 24.1 - Power of Attorney of American Express Centurion Bank
 24.2 - Power of Attorney of American Express Receivables Finaning Corporation
        (including Resolutions of the Board of Directors authorizing such
        Power of Attorney).*


---------------

*  Previously filed.